As filed with the U.S. Securities and Exchange Commission on January 11, 2021

Registration No: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

California	4932	33-0732627
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

488 8th Avenue

San Diego, California 92101

+1 (619) 696-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James M. Spira, Esq.

Associate General Counsel

Sempra Energy

488 8th Avenue

San Diego, California 92101

+1 (619) 696-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Weisberg Era Anagnosti White & Case LLP 1221 Avenue of the Americas New York, New York 10020 +1 (212) 819-8200	Roderick O. Branch Paul M. Dudek Latham & Watkins LLP 885 Third Avenue New York, New York 10022 +1 (212) 906-1200

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, no par value	13,560,498	N/A	$1,715,641,175.16	$187,176.45

(1)

Represents an estimate of the maximum number of shares of Sempra Energy common stock to be issued upon completion of the exchange offer, calculated in accordance with the proposed exchange ratio of 0.0313 shares of Sempra Energy common stock to be issued for each ordinary share of Infraestructura Energética Nova, S.A.B. de C.V. (“IEnova”), which exchange ratio is subject to approval by Sempra’s board of directors or a duly authorized committee thereof. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Sempra Energy common stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)

Computed solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price was calculated in accordance with the proposed exchange ratio of 0.0313 shares of Sempra Energy common stock to be issued for each ordinary share of IEnova, which exchange ratio is subject to approval by Sempra’s board of directors or a duly authorized committee thereof, and is based on the 433,242,721 IEnova ordinary shares outstanding as of January 7, 2020 that were not held directly or indirectly by Sempra Energy and the market value of IEnova ordinary shares, calculated by taking the average of the high and low prices of the IEnova ordinary shares as reported on the Mexican Stock Exchange on January 7, 2021, converted into U.S. dollars based on an exchange rate of Mexican Ps.19.9100 per U.S.$1.00, the exchange rate reported by the Mexican Central Bank on January 7, 2021.

(3)	Computed in accordance with Rules 457(c) and 457(f)(1) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated January 11, 2021

Offer to Exchange

Each outstanding ordinary, nominative share, of a single-series, no par value of

Infraestructura Energética Nova, S.A.B. de C.V.

for          shares of common stock

Sempra Energy, a California corporation (“Sempra”), is offering to exchange (the “exchange offer”) each issued and outstanding ordinary, nominative share, of a single-series, no par value (the “ordinary shares”) of Infraestructura Energética Nova, S.A.B. de C.V. (“IEnova”), a Mexican public stock corporation, other than such ordinary shares owned directly or indirectly by Sempra, for                shares of Sempra common stock. On December 1, 2020, Sempra submitted a non-binding offer to IEnova’s board of directors to acquire all such publicly held IEnova ordinary shares for an exchange ratio equal to 0.0313 shares of Sempra common stock for each IEnova ordinary share (the “Exchange Ratio”), which Exchange Ratio remains subject to approval by Sempra’s board of directors or a duly authorized committee thereof. Pursuant to the exchange offer, IEnova shareholders who participate in the exchange offer will become shareholders of Sempra. As of January 7, 2021, Sempra beneficially owned 70.2% of IEnova’s outstanding ordinary shares. Because of IEnova’s status as a Mexican public stock corporation regulated by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) (the “CNBV”), the exchange offer is subject to the CNBV’s authorization. See “The Exchange Offer” for more details.

The exchange offer will expire at                , New York City time (                , Mexico City time), on                , 2021, unless extended. Holders of IEnova ordinary shares may not withdraw from their acceptance of the exchange offer, except in the event that (i) any material modifications to the exchange offer are made by Sempra and as a result of such modifications the CNBV requires that holders be given the right to withdraw from their acceptance, or (ii) any other competitive offers are launched under better conditions.

Our obligation to accept tendered IEnova ordinary shares in exchange for Sempra common stock is subject to a number of conditions. For a discussion of these conditions, see “The Exchange Offer—Conditions, Extension, Amendment and Termination of the Exchange Offer.” Sempra common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SRE.” IEnova ordinary shares are listed on the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) (the “Mexican Stock Exchange”) under the symbol “IENOVA.” Application has been made to list Sempra’s common stock on the Mexican Stock Exchange, and upon completion of the exchange offer, Sempra’s common stock will start trading on the Mexican Stock Exchange.

For a discussion of risk factors you should consider in evaluating the exchange offer, see “Risk Factors” beginning on page 22.

We are not asking you for a proxy and you are requested not to send us a proxy.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell securities and is not a solicitation of an offer to buy securities, nor shall there be any sale or purchase of securities pursuant hereto, in any jurisdiction, in which such offer, sale or solicitation is not permitted or would be unlawful prior to registration or qualification under the laws of any such jurisdiction.

The date of this prospectus is                , 2021.

REFERENCES TO ADDITIONAL INFORMATION

This prospectus incorporates by reference important business and financial information about Sempra from documents filed with the U.S. Securities and Exchange Commission (the “SEC”) that have not been included in or delivered with this prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this prospectus by accessing the SEC’s website maintained at www.sec.gov or by requesting copies in writing or by telephone to:

Sempra Energy

488 8th Avenue

San Diego, California 92101

Attention: Corporate Secretary

Telephone: +1 (619) 696-2000

Additional copies of this prospectus may be obtained from the information agent or from the broker, dealer, bank, trust company, custodian or other securities intermediary through which you hold your IEnova ordinary shares. To obtain timely delivery of these documents, you must request them no later than                , 2021, which is five days, excluding Saturdays, Sundays and U.S. federal holidays (“U.S. business days”), before the date you must make your investment decision.

References to Sempra Energy and Certain of its Subsidiaries

The exchange offer is being made by Sempra Energy. In this prospectus, “we,” “us,” “our,” “Sempra Energy,” “Sempra” and other similar references are references to Sempra Energy and its consolidated subsidiaries, unless otherwise specified or unless the context otherwise requires. We refer to San Diego Gas & Electric Company (“SDG&E”) and Southern California Gas Company (“SoCalGas”) collectively as the “California Utilities,” which term does not include Sempra Texas Utilities or the utility in our Sempra Mexico segment.

i

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

Q:	Has IEnova or its board of directors made any recommendation regarding the exchange offer?

A:	As of the date of this prospectus, IEnova’s board of directors has not made any recommendation to its shareholders in connection with the exchange offer.

IEnova is a Mexican public stock corporation and Mexican law governs the duties and obligations of IEnova’s board of directors, a majority of the members of which are appointed by Sempra. Under Mexican law, no later than ten days, excluding Saturdays, Sundays and days in which the banking institutions in Mexico must close pursuant to the applicable law (each, a “Mexican business day,” and together with a U.S. business day, collectively referred to as a “business day”) after the commencement of the exchange offer, the board of directors of IEnova is required to prepare and disclose (i) an opinion on the final Exchange Ratio of the exchange offer from a financial point of view, (ii) any conflicts of interests which each of the board members may have, and (iii) if each board member will tender his or her IEnova ordinary shares as part of the exchange offer. The opinion of the board of directors of IEnova, described in (i) above, will be accompanied by the opinion of an independent financial advisor. We anticipate that only IEnova’s independent directors will opine on the exchange offer.

Q:	What will I receive in the exchange offer if I tender my IEnova ordinary shares?

A:

In the exchange offer, you will receive                shares of Sempra common stock for each outstanding IEnova ordinary share that you validly tender prior to the expiration date (as defined herein), subject to certain conditions. On December 1, 2020, Sempra submitted a non-binding offer to IEnova’s board of directors to acquire each outstanding publicly held IEnova ordinary share for 0.0313 shares of Sempra common stock. This Exchange Ratio is a non-binding offer and remains subject to approval by Sempra’s board of directors or a duly authorized committee thereof. See “The Exchange Offer—Terms of the Exchange Offer—Exchange Ratio and Basis for Determination.”

Individuals participating in the exchange offer will receive only whole shares of Sempra common stock and will not receive at any time fractional shares. Because each Custodian may apply different methods with respect to the treatment of fractional share interests that would otherwise be owed to beneficial owners of IEnova ordinary shares for whom such Custodian is the record holder, each such beneficial owner should contact its Custodian to understand the mechanism to be executed in lieu of delivering such fractional shares. See “The Exchange Offer—Exchange Offer Closing Procedure” for more information.

Q:	Will all the IEnova ordinary shares that I tender be accepted?

A:	Sempra expects to accept any IEnova ordinary shares validly tendered and not validly withdrawn, subject to all conditions to the exchange offer having been satisfied or waived by Sempra.

Q:	As a legal matter, can I immediately sell the Sempra common stock I receive in the exchange offer?

A:

Yes, provided that you are not an affiliate of either Sempra or IEnova. If you are an affiliate, there may be some restrictions on your ability to resell the Sempra common stock received in the exchange offer. Sempra’s common stock is listed on the NYSE and application has been made to list Sempra’s common stock on the Mexican Stock Exchange, and upon completion of the exchange offer, Sempra’s common stock will start trading on the Mexican Stock Exchange. We expect that you will be able to sell your Sempra common stock on each stock exchange on which Sempra’s shares are listed, so long as your broker or other securities intermediary has the ability to execute transactions on that exchange.

Q:	Does Sempra require any approval from its shareholders to make or consummate the exchange offer?

A:	No.

Q:	Does Sempra require any approvals from any governmental authorities in order to acquire IEnova’s ordinary shares and to issue and deliver Sempra common stock pursuant to the exchange offer?

A:

Yes. We require the approval of the CNBV for the exchange offer and the registration of the Sempra common stock with the National Registry of Securities of the CNBV (Registro Nacional de Valores) (the “RNV”), the approval of the Mexican Stock Exchange for the listing of the Sempra common stock on that exchange, and the declaration of effectiveness of the registration statement of which this prospectus forms a part by the SEC. In addition, we will file with the NYSE a supplemental listing application for the shares of Sempra common stock to be issued in the exchange offer.

While we currently expect that all necessary approvals will be received and remain in force through the expiration date, it is possible that not all necessary approvals will be in force through that date. If that happens, the exchange offer may be terminated or extended and we will issue a press release describing how the exchange offer will be affected. See “The Exchange Offer— Conditions, Extension, Amendment and Termination of the Exchange Offer” and “The Exchange Offer—Regulatory Approvals.”

Q:	What will be the consequences for me if I choose not to participate in the exchange offer or if I forget, or my broker forgets, to tender my shares before the expiration date of the exchange offer?

A:

You must tender your IEnova ordinary shares in the manner described in this prospectus by the expiration date, which is at                , New York City time (                , Mexico City time) on                , 2021, in order to participate in the exchange offer, unless the exchange offer is extended. See “The Exchange Offer—Expiration Date” and “The Exchange Offer—Conditions, Extension, Amendment and Termination of the Exchange Offer.” If you do not, you will retain ownership of your IEnova ordinary shares.

After the consummation of the exchange offer, the liquidity and market value of your IEnova ordinary shares may be materially diminished. After consummation of the exchange offer, so long as it meets the requirements under applicable law and regulations, Sempra intends to submit an application to the CNBV to cancel the registration of the IEnova ordinary shares in the RNV, and to request to delist the IEnova ordinary shares from the Mexican Stock Exchange, in which case IEnova will no longer be a publicly-held company subject to the Securities Market Law of Mexico (Ley del Mercado de Valores) (the “Mexican Securities Law”). For such purposes, IEnova will have to hold an extraordinary shareholders’ meeting, which will require the affirmative vote of no less than 95% of the IEnova ordinary shares to approve such cancellation and delisting. See “Risk Factors—Risks Related to the Exchange Offer—If the exchange offer is completed, the liquidity and market value of any IEnova ordinary shares not acquired by Sempra could be materially adversely affected.”

Q:	What will be the accounting treatment of the exchange offer?

A:

The exchange offer will involve the acquisition of the noncontrolling interest of a consolidated subsidiary, and as such, it will be accounted for as an equity transaction with no recognition of gain or loss in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Q:	Will a U.S. Holder be taxed on the Sempra common stock that such holder receives?

A:

Yes, the exchange by a U.S. Holder (as defined herein) of IEnova ordinary shares for Sempra common stock will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder will generally recognize gain or loss equal to the difference between (a) the sum of the fair market value of the Sempra common stock received and (b) the holder’s aggregate adjusted tax basis of the IEnova ordinary shares exchanged therefor in a fully taxable transaction. The recognized gain or loss will constitute capital gain or loss and will constitute long-term capital gain or loss if, as of such time, the U.S. Holder’s holding period for the IEnova ordinary shares exchanged is greater than one year as of the date of the exchange offer. See “The Exchange Offer—Material Tax Consequences.”

Q:	Will a Mexican-tax resident holder of IEnova ordinary shares be taxed on the Sempra common stock that it receives?

A:

Pursuant to Mexican laws, a holder of IEnova ordinary shares that is treated as a Mexican-tax resident will be obligated to determine any realized gain or loss and recognize as taxable income any gain triggered from the transfer of such shares. Any income obtained by Mexican-tax resident legal entities from a transfer in the exchange offer will be subject to a 30% corporate income tax applied on any gain derived by the holder. A holder of IEnova ordinary shares that is a Mexican-tax resident individual will be obligated to recognize any gain or loss triggered with the exchange offer. Generally, to the extent the sale takes place through a concessioned stock exchange under terms of the Mexican Securities Law, the holder will be subject to a 10% income tax rate on any gain triggered; otherwise, the holder would be required to pay income tax at the applicable progressive tax rate based on the amount of income received during the tax year, which may be of up to 35%. See “The Exchange Offer—Material Tax Consequences.”

Q:	Are Sempra’s and its subsidiaries’ businesses, operations and financial condition relevant to my decision to tender my shares in the exchange offer?

A:

Yes. In the exchange offer you will receive shares of Sempra common stock, and you should consider Sempra’s and its subsidiaries’ business, operations and financial condition before you decide to become one of Sempra’s shareholders by tendering your IEnova ordinary shares in the exchange offer. In making a decision to tender your IEnova ordinary shares in the exchange offer, you should review the documents incorporated by reference in this prospectus and the risk factors discussed under “Risk Factors” for additional information about our business, operations and financial condition.

Q:	If I tender my IEnova ordinary shares, how will my rights as a shareholder change?

A:	If the exchange offer is consummated you will receive shares of Sempra common stock in exchange for the IEnova ordinary shares you tender. There are important differences between the rights of IEnova’s and Sempra’s shareholders. Some of these differences are explained in “Legal Information—Comparison of Shareholder Rights.”

Q:	What percentage of Sempra common stock will IEnova’s shareholders own after the exchange offer?

A:

If all IEnova ordinary shares, other than those owned directly or indirectly by Sempra, are validly tendered into, and not withdrawn from, the exchange offer and no IEnova ordinary shares or Sempra shares of common stock are issued after the date of this prospectus, other than the Sempra shares of common stock to be issued pursuant to the exchange offer, after the exchange offer IEnova’s shareholders would own approximately                % of Sempra’s outstanding common stock, based on the number of shares of Sempra common stock outstanding on the date of this prospectus. Accordingly, the Sempra common stock you receive in the exchange offer will represent a lower ownership percentage and voting interest in Sempra than the IEnova ordinary shares tendered in the exchange offer represented in IEnova, but that ownership percentage in Sempra will be of a larger company with a larger market capitalization.

Q:	When will I begin to receive dividends on the Sempra common stock I receive in the exchange offer?

A:

You will receive any dividends that have a record date that falls after the closing date of the exchange offer. Dividend payments to U.S. Holders, non-U.S. holders (as defined herein) and Mexican-tax residents who receive Sempra shares of common stock may be subject to income tax in the United States and in the jurisdiction of tax residence of such holders. For more information, see “The Exchange Offer—Material Tax Consequences.”

Q: How long will the exchange offer be open?

A:	Holders of IEnova ordinary shares may tender their shares in the exchange offer during the period starting on the date of this prospectus and ending on the expiration date (the “Offer Period”). We expect that the exchange offer will remain open for 20 business days, but we have the right to extend the Offer Period under certain circumstances. See “The Exchange Offer—Conditions, Extension, Amendment and Termination of the Exchange Offer.”

Q:	How do I participate in the exchange offer?

A:

Holders of IEnova ordinary shares as of                ,    2021, which is the last date of the Offer Period (unless Sempra exercises its right to extend the Offer Period), who wish to participate in the exchange offer and maintain custody of their shares through different Custodians (as defined herein) with accounts at S.D. Indeval, Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”), the securities depository in Mexico, shall, on or prior to the expiration date, inform their respective Custodian in writing of the acceptance of the exchange offer and instruct them to transfer their IEnova ordinary shares to the exchange agent by subscribing and delivering the corresponding tender instructions. Holders of IEnova ordinary shares who physically hold their shares and wish to participate in the exchange offer should contact the Custodian of their choice. The respective Custodian shall request and submit an Acceptance Letter (as defined herein) for that purpose. In such event, the holders of IEnova ordinary shares who physically hold their shares must deliver their IEnova ordinary shares to the Custodian duly endorsed in property in favor of Sempra, and the respective Custodian will in turn deliver them to Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer (the “exchange agent”) at its offices located in                , Mexico City, Mexico, not later than                (Mexico City time) on                , 2021, addressed to                . See “The Exchange Offer— Tender Participation Procedure.”

Q:	Once I tender my IEnova ordinary shares, can I withdraw such tendered shares?

A:	Holders of IEnova ordinary shares who have accepted the exchange offer will have the right to withdraw from their acceptance of the exchange offer without penalty, which right must be exercised before the expiration time (as defined herein), only in the event that (i) any material modifications to the exchange offer are made by Sempra and as a result of such modifications the CNBV requires that holders be given the right to withdraw from their acceptance, or (ii) any other competitive offers are launched under better conditions. Holders of IEnova ordinary shares may not withdraw from their acceptance of the exchange offer under any other circumstances. See “The Exchange Offer—Withdrawal Rights.”

Q:	Will I still be entitled to the economic and voting rights associated with my IEnova ordinary shares after I tender them in the exchange offer but before the closing of the exchange offer?

A:

Yes. You will retain the economic and voting rights associated with the IEnova ordinary shares that you tender in the exchange offer until the closing of the exchange offer. At that time, we will become the owner of your tendered IEnova ordinary shares.

Q:	Are there any conditions to the obligation of Sempra to complete the exchange offer?

A:	Yes. The exchange offer is subject to the satisfaction or waiver of a number of conditions, consisting of the following:

•	there being validly tendered in the exchange offer and not validly withdrawn prior to any then scheduled expiration time that number of IEnova ordinary shares which, together with all of the IEnova ordinary shares directly or indirectly owned by Sempra, represents no less than 95% of the IEnova ordinary shares, determined on the basis of all outstanding ordinary shares and on a fully diluted basis. At its discretion, it is possible that Sempra may decide, at any time during the Offer Period, to waive this condition, in which case, it shall give public notice of this circumstance;

•	the registration statement of which this prospectus forms a part shall have been declared effective by the SEC, the CNBV and the Mexican Stock Exchange shall have approved the registration and listing

v

of Sempra’s common stock and authorized the exchange offer and the disclosure in the related documents filed with the CNBV, the NYSE shall have approved the supplemental listing of the Sempra common stock to be issued in the exchange offer, and all other governmental approvals and authorizations required in connection with the exchange offer shall have been obtained and shall have not been revoked or amended, modified or supplemented in any way that, in Sempra’s sole judgment, could reasonably be expected to materially impede or interfere with, delay, postpone or materially and adversely affect the completion of the exchange offer;

•	during the Offer Period, no stop order suspending the effectiveness of the registration statement of which this prospectus forms a part shall have been issued by the SEC, and no proceeding for that purpose shall have been initiated or threatened by the SEC, and the CNBV shall not have issued any order suspending the exchange offer;

•	during the Offer Period, no governmental entity, court, or agency having jurisdiction over any party to the exchange offer shall have enacted, issued, promulgated, enforced, or entered any laws, regulations or orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of or, in Sempra’s sole judgment, adversely impact the ability to consummate the exchange offer; and

•	during the Offer Period, no Material Adverse Effect (as defined herein) shall have occurred, nor any event, condition, change, occurrence, development, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

See “The Exchange Offer—Conditions, Extension, Amendment and Termination of the Exchange Offer.”

Q:	When will I know the outcome of the exchange offer?

A:	We will issue a press release announcing the results of the exchange offer promptly after the expiration date, as it may be extended under the conditions set forth herein.

Q:	When will I receive my Sempra common stock?

A:

Subject to the satisfaction or waiver of the Offer Conditions (as defined herein), not later than                a.m. (Mexico City time) on the closing date of the exchange offer, which is three business days following the date on which the Sempra common stock is listed on the Mexican Stock Exchange (the “registration date”), Sempra shall deliver to the exchange agent the total Sempra shares of common stock based on the final Exchange Ratio in exchange of all IEnova ordinary shares that have been validly tendered to the exchange agent at the exchange agent Indeval account. The exchange agent will transfer to the different accounts with the Custodians, through Indeval, including the Custodians of the IEnova shareholders who have held their IEnova ordinary shares physically, the number of Sempra shares of common stock that correspond to the IEnova ordinary shares received or transferred from the various Custodians as per each Custodian’s Acceptance Letter and the final Exchange Ratio, rounding any fraction downwards to the next-lowest whole number, and cash in lieu of any fractional shares, all as provided in this prospectus. See “The Exchange Offer—Exchange Offer Closing Procedure.”

Q:	Will I have to pay brokerage commissions?

A:

Neither we nor the exchange agent for the exchange offer will charge any brokerage fee in connection with the exchange offer to the tendering IEnova shareholders. However, you should check with the broker, dealer, bank, trust company, custodian or other securities intermediary through whom you hold your IEnova ordinary shares as to whether or not they will charge any transaction fee in connection with your tender. We will not pay any such fees.

Q:	Who can help answer my questions about the exchange offer?

A:

If you have more questions about the exchange offer, you should contact the following persons from the information agent, Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer: Arturo Medina at +52 (55) 1807-4850 or by email at josearturo.medina@bbva.com; Carlos Pacheco at +52 (55) 5057-6633 or by email at carlosjavier.pacheco@bbva.com; or Irini Trujillo at +52 (55) 2979-5071 or by email at

irini.trujillo@bbva.com. You may also contact Nelly Molina from Sempra’s investor relations at +1 (619) 696-2005 or by email at NMolina@sempra.com or Lindsay Gartner from Sempra’s investor relations at +1 (619) 696-2461 or by email at L2Gartner@sempra.com or Mr. Luis Miguel Osio Buch from IEnova’s investor relations at Avenida Paseo de la Reforma 342, Piso 24, Col. Juárez, Ciudad de México, 06600, by telephone at +52 (55) 9138-0100 or by email at ienovainvestorrelations@ienova.com.mx.

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus and the documents it incorporates by reference contain, or will contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed in the forward-looking statements. Unless otherwise expressly stated, these forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. Except to the extent of any ongoing obligations to disclose material information under the U.S. and Mexican federal securities laws, we assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements in this prospectus include any statements regarding the ability to complete the proposed transactions described herein on the anticipated timeline or at all, the anticipated benefits of these transactions if completed, the projected impact of these transactions on Sempra’s performance or opportunities, and any other statements regarding Sempra’s expectations, beliefs, plans, objectives or prospects or future performance or financial condition as a result of or in connection with these transactions. In this prospectus forward-looking statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, goals, vision, mission, opportunities, projections or intentions.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to:

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the timing of the proposed transactions described herein; the ability to satisfy the conditions to closing these transactions; the ability to obtain regulatory approvals necessary to complete these transactions; the ability to identify a suitable partner for the proposed combined platform for IEnova and Sempra LNG and negotiate favorable terms for such partnership; the ability to achieve the anticipated benefits of these transactions; the effect of this communication on Sempra’s or IEnova’s stock prices; transaction costs; the diversion of management time on transaction-related issues; the effects on these transactions of industry, market, economic, political or regulatory conditions outside of Sempra’s control; and the effects on these transactions of disruptions to Sempra’s or IEnova’s respective businesses

•

California wildfires, including the risk that we may be found liable for damages regardless of fault and the risk that we may not be able to recover any such costs from insurance, the fund established pursuant to California Assembly Bill 1054 (the “Wildfire Fund”) or in rates from customers

•

decisions, investigations, regulations, issuances of permits and other authorizations, renewals of franchises, and other actions by (i) Mexico’s Federal Electricity Commission (Comisión Federal de Electricidad) (the “CFE”), the California Public Utilities Commission (the “CPUC”), the U.S. Department of Energy (the “DOE”), the Public Utility Commission of Texas (the “PUCT”), and other regulatory and governmental bodies and (ii) states, counties, cities and other jurisdictions in the United States, Mexico and other countries in which we operate or do business

•

the success of business development efforts, construction projects and major acquisitions and divestitures, including risks in (i) the ability to make a final investment decision, (ii) completing construction projects on schedule and budget, and (iii) the ability to realize anticipated benefits from any of these efforts once completed

•

the impact of the coronavirus disease 2019 (“COVID-19”) pandemic on our (i) ability to commence and complete capital and other projects and obtain regulatory approvals, (ii) supply chain and current and prospective counterparties, contractors, customers, employees and partners, (iii) liquidity, resulting from bill payment challenges experienced by our customers, including in connection with a CPUC-

ordered suspension of service disconnections, decreased stability and accessibility of the capital markets and other factors, and (iv) ability to sustain operations and satisfy compliance requirements due to social distancing measures or if employee absenteeism were to increase significantly

•	the resolution of civil and criminal litigation, regulatory inquiries, investigations and proceedings, and arbitrations

•	actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook and our ability to borrow at favorable interest rates

•	moves to reduce or eliminate reliance on natural gas and the impact of the extreme volatility of oil prices on our businesses and development projects

•

weather, natural disasters, accidents, equipment failures, computer system outages and other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires and subject us to liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance

•

the availability of electric power and natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, limitations on the withdrawal of natural gas from storage facilities, and equipment failures

•

cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses, and the confidentiality of our proprietary information and the personal information of our customers and employees

•	expropriation of assets, the failure of foreign governments and state-owned entities to honor the terms of contracts, and property disputes

•

the impact at SDG&E on competitive customer rates and reliability due to the growth in distributed and local power generation, including from departing retail load resulting from customers transferring to Direct Access (“DA”), Community Choice Aggregation (“CCA”) or other forms of distributed or local power generation, and the risk of nonrecovery for stranded assets and contractual obligations

•

the ability of Oncor Electric Delivery Company LLC (“Oncor”) to eliminate or reduce its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director

•	volatility in foreign currency exchange, interest and inflation rates and commodity prices and our ability to effectively hedge the risk of such volatility

•

changes in tax and trade policies, laws and regulations, including tariffs and revisions to or replacement of international trade agreements, such as the United States – Mexico - Canada Agreement (the “USMCA”) entered into by the governments of Canada, the United States and Mexico, that may increase our costs or impair our ability to resolve trade disputes

•	other uncertainties, some of which may be difficult to predict and are beyond our control

You should review and consider carefully the risks, uncertainties and other factors that affect our business and our securities, including our common stock, as described herein and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020 (collectively, the “Quarterly Reports”), which are incorporated by reference in this prospectus. Before making a decision regarding whether or not to tender your IEnova ordinary shares in the exchange offer, you should carefully consider these factors and risks as well as other information contained or incorporated by reference in this prospectus. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in the documents incorporated by reference herein. You may obtain copies of these documents as described under “Additional Information for Shareholders” in this prospectus.

This prospectus and the documents incorporated and deemed to be incorporated by reference herein may include or incorporate by reference market, demographic and industry data and forecasts that are based on or derived from sources such as independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources or regarding Oncor or its markets. In addition, market, demographic and industry data and forecasts involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and under similar headings in documents that are incorporated or deemed to be incorporated by reference in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. In that regard, any statement to the effect that Oncor operates the largest distribution and transmission system in Texas is based on the number of customers. Accordingly, you are cautioned not to place undue reliance on any of this information.

x

SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that may be important to you. To understand the exchange offer more fully, you should read this entire prospectus carefully, including the documents incorporated by reference, which are described in “Additional Information for Shareholders” before making any investment decision.

The Companies

Sempra Energy

Sempra is a California-based energy-services holding company. Sempra’s businesses invest in, develop and operate energy infrastructure, and provide electric and gas services to customers in North America. Sempra was formed in 1998 through a business combination of Enova Corporation and Pacific Enterprises, the holding companies of its regulated public utilities in California: SDG&E, which began operations in 1881, and SoCalGas, which began operations in 1867. Sempra has since expanded its regulated public utility presence into Texas through its 2018 acquisition of an indirect 80.25% interest in Oncor and, in 2019, Oncor’s acquisition of InfraREIT, Inc. and Sempra’s acquisition of an indirect 50.00% interest in Sharyland Utilities, L.L.C. (“Sharyland Utilities”). Since its formation, Sempra has had a strong and growing presence in Mexico through IEnova, the first energy infrastructure company to be listed on the Mexican Stock Exchange. IEnova has a diverse portfolio of projects and assets serving Mexico’s growing energy needs. Sempra’s energy infrastructure footprint continues to expand across North America, through liquefied natural gas (“LNG”) development projects and assets in Louisiana, Texas and Mexico, including Sempra’s indirect 50.20% interest in Cameron LNG Holdings, LLC (“Cameron LNG JV”), which commenced commercial operation of Train 1, Train 2 and Train 3 in August 2019, February 2020 and August 2020, respectively, under Cameron LNG JV’s tolling agreements.

In 2018, Sempra announced a multi-phase portfolio optimization initiative designed to sharpen its strategic focus on North America. Sempra has since executed on that initiative by completing the sales of its renewables businesses and non-utility natural gas storage assets in the United States, and by completing the sales of its businesses in South America.

Our mission is to be North America’s premier energy infrastructure company. We are focused on generating stable, predictable earnings and cash flows by investing in, developing and operating electric and gas infrastructure with the goal of delivering safe and reliable energy to our customers and increasing shareholder value.

Sempra operates its business through the following reportable segments:

•	SDG&E

•	SoCalGas

•	Sempra Texas Utilities

•	Sempra Mexico

•	Sempra LNG

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101 and the telephone number is +1 (619) 696-2000. Our corporate website is www.sempra.com. This reference to our website is not an active hyperlink and the information contained on, or that can be accessed through, our website is not, and shall not be deemed to be, part of this prospectus.

IEnova

IEnova develops, builds and operates essential energy infrastructure across several business lines, with a portfolio that includes a critical portion of the Mexican energy infrastructure value chain.

IEnova’s business consists of three business segments:

•

Gas Segment. The gas segment includes IEnova’s natural gas and ethane transportation systems and associated or standalone compression assets, its natural gas marketing business and its natural gas distribution business.

•	Power Segment. The power segment includes wind and solar power generation facilities and a gas-fired combined-cycle power plant.

•	Storage Segment. The storage segment includes refined products storage, its liquid petroleum gas (“LPG”) storage and pipeline systems, and its existing LNG storage and regasification business.

IEnova’s assets generate revenues primarily under firm, long-term, take-or-pay, U.S. dollar-denominated contracts.

As of January 7, 2021, Sempra beneficially owned 70.2% of the outstanding ordinary shares of IEnova, with the remaining shares held by noncontrolling interests (“NCI”) and traded on the Mexican Stock Exchange under the symbol “IENOVA.” The IEnova ordinary shares are registered with the RNV maintained by the CNBV.

IEnova’s principal executive offices are located at Paseo de la Reforma 342, Piso 24, Colonia Juárez, Alcaldía Cuauhtémoc, Ciudad de Mexico, C.P. 06600 and the telephone number is +52 (55) 9138-0100.

Purpose of the Exchange Offer

The main purpose of the exchange offer is for Sempra to acquire 100% of IEnova’s outstanding capital stock owned by public investors, currently consisting of                % of the total outstanding IEnova ordinary shares, in exchange for up to                shares of Sempra common stock, using an Exchange Ratio of 0.0313 shares of Sempra common stock for each one IEnova ordinary share. This Exchange Ratio is a non-binding offer and remains subject to approval by Sempra’s board of directors or a duly authorized committee thereof.

After consummation of the exchange offer, so long as it meets the requirements under applicable law and regulations, Sempra intends to submit an application to the CNBV to cancel the registration of the IEnova ordinary shares in the RNV, and to request to delist the IEnova ordinary shares from the Mexican Stock Exchange, in which case IEnova will no longer be a publicly-held company subject to the Mexican Securities Law. For such purposes, IEnova will have to hold an extraordinary shareholders’ meeting, which will require the affirmative vote of no less than 95% of the IEnova ordinary shares to approve such cancellation and delisting.

Sempra may elect, and subject to certain conditions, may be required, to (i) launch a subsequent tender offer in respect of any IEnova ordinary shares that were not acquired in the exchange offer, which will be carried out at an acquisition price in U.S. dollars of at least the greater of: (A) the Trading Price (as defined herein) of the IEnova ordinary shares; or (B) the Book Value (as defined herein) of the IEnova ordinary shares; and (ii) constitute an irrevocable administration trust agreement (“delisting trust”), as required under the applicable regulations, which shall be maintained for no less than six months, and which shall maintain the funds required to acquire, if any, at the price mentioned in clause (i) above, any IEnova ordinary shares that were not tendered in either the exchange offer or any subsequent tender offer. Sempra may be able to offer a different price in any such additional offer, subject to prior approval from the CNBV, based upon, among other factors, IEnova’s financial condition and prospects at the time and after approval of such price by IEnova’s board of directors, taking into consideration the opinion of its Corporate Practices Committee in accordance with Mexican law. Any such consideration may be different, and could be materially less, than that offered in the exchange offer. In such scenario, the Mexican Securities Law provides that the CNBV may determine the deregistration and delisting of IEnova if the interests of minority shareholders and the market in general have been adequately protected. THERE IS NO CERTAINTY ABOUT THIS PROCESS OR ITS DATES.

Sempra believes in the long-term potential of IEnova and the Mexican market as a whole and thus Sempra considers the current market price of IEnova’s ordinary shares to not reflect its full potential. Sempra also believes the exchange offer provides a financially attractive proposal to holders of IEnova ordinary shares given the current market price of IEnova’s ordinary shares.

Key Benefits of the Exchange Offer

We believe that the exchange offer should deliver compelling value to IEnova shareholders in the form of an upfront premium, exposure to potential material upside over time through the Sempra platform, and ownership in a company with scale and liquidity to pursue potential value-accretive growth opportunities. It is anticipated that IEnova shareholders will retain exposure to the existing growth opportunities within the IEnova platform. We believe that IEnova shareholders should have a further improved value proposition by supplementing these existing growth opportunities with a more diversified portfolio of infrastructure-driven growth across high-quality markets.

Strong Valuation

The Exchange Ratio represents an attractive premium to IEnova’s closing stock price prior to Sempra announcing its intention to make the exchange offer. The exchange offer implies an 11.6% premium over the 30-day volume-weighted average price, a 22.6% premium over the 90-day volume-weighted average price and a 51.4% premium over the 52-week low price of IEnova ordinary shares as quoted on the Mexican Stock Exchange, in each case based on the closing price of Sempra shares of common stock on the NYSE on November 27, 2020, the last full Trading Day (as defined herein) of the week prior to the public announcement of the exchange offer, and Ps./U.S.$ exchange rate of $20.0777 published by the Mexican Central Bank as of that date.

Presented below is a list of selected precedent transactions (the “Selected Transactions”), which, based on publicly available information, are all North American transactions in which the acquirer owned at least 50% of the target prior to the transaction. The Selected Transactions were also identified because they involved publicly traded companies within the natural resources industry with certain financial, operational, or business characteristics that make them sufficiently comparable to IEnova and the exchange offer or otherwise relevant for purposes of comparison. The Selected Transactions are not directly comparable to Sempra, IEnova or the exchange offer, in particular because of the relatively unique nature of the transactions and differences between the acquirers and the target companies in the Selected Transactions.

Announcement Date	Acquirer	Target
February 27, 2020	Equitrans Midstream Corp.	EQM Midstream Partners, LP
January 13, 2020	Brookfield Renewable Partners	TerraForm Power Inc.
October 18, 2018	Valero Energy Corp.	Valero Energy Partners LP
October 9, 2018	Antero Midstream GP LP	Antero Midstream Partners LP
September 19, 2018	Dominion Energy, Inc.	Dominion Energy Midstream Partners, LP
June 29, 2018	Loews Corporation	Boardwalk Pipeline Partners
May 17, 2018	Enbridge Inc.	Spectra Energy Partners LP

Announcement Date	Acquirer	Target
May 17, 2018	Cheniere Energy Inc.	Cheniere Energy Partners LP
May 17, 2018	The Williams Cos Inc.	Williams Partners LP
November 8, 2017	Delek Us Holdings Inc.	Alon USA Partners LP
May 31, 2016	SemGroup Corp.	Rose Rock Midstream LP
April 6, 2015	Tesoro Logistics LP	QEP Midstream Partners LP
October 1, 2014	Enterprise Products Partners	Oiltanking Partners LP

For each of the Selected Transactions, publicly available data was reviewed to determine the premium paid for the target company’s shares, based on the announced price at which such shares would be acquired relative to the volume-weighted average price of such shares over the 30 days and 90 days prior to the public announcement of the transaction and the 52-week low price of such shares.

	Premium to 30-Day Volume- Weighted Average Price	Premium to 90-Day Volume- Weighted Average Price	Premium to 52-week Low Price
Median Premium in Selected Transactions	9.4%	10.2%	29.8%

Premium Over IEnova’s Ordinary Shares as of November 27, 2020 and Relative to Selected Transactions(1)

(1)

Based on Trading Days and volume-weighted average prices quoted on the Mexican Stock Exchange. The 52-week low price of IEnova ordinary shares, which occurred on May 20, 2020, refers to the intra-day low price.

Infrastructure Platform with Growth Opportunity

The exchange offer will provide holders of IEnova ordinary shares the opportunity to invest in a company with a historically high-growth infrastructure platform. In addition to the growth prospects being pursued by IEnova, holders of IEnova ordinary shares will additionally benefit from growth potential across the rest of Sempra’s diversified investment portfolio.

Sempra’s diversified investment portfolio of regulated utilities and long-term contracted energy infrastructure is expected to provide an attractive combination of stable cash flows and growth opportunity. Current holders of IEnova ordinary shares will become owners in a company that:

•	has the goal to become North America’s premier energy infrastructure company, serving over 35 million consumers across regulated U.S. utility, LNG export and Mexican infrastructure platforms

•	announced in March 2020 the largest 5-year capital plan in the company’s history, comprised of a planned investment of $32 billion in North American infrastructure over 2020 – 2024

•	is providing new options to meet global energy demand with North American infrastructure projects supporting energy diversification and accessibility

•	holds a leading position in what Sempra believes are the most attractive North American markets

Sempra Infrastructure Platform

Well-diversified Strategic Market Participant

The exchange offer will provide holders of IEnova ordinary shares the opportunity to become shareholders of a company with business and geographic diversification.

Sempra intends to bring IEnova and Sempra’s LNG business under a single platform focused on owning, operating and growing its energy infrastructure businesses. It is our belief that this consolidation will help create value-enhancing strength, scale, operating efficiencies and an improved infrastructure growth platform to help strengthen energy infrastructure investments in Mexico and help facilitate the global clean-energy transition. We firmly believe that consolidating full ownership of IEnova under Sempra and combining it with our LNG business will help create the scale and financial flexibility to support IEnova’s ability to accomplish these important objectives.

In addition, we are excited to deepen our long-standing commitment to expanding energy infrastructure across Mexico, a goal that IEnova has championed for decades, and believe energy security and affordability in Mexico are critical to improving the standard of living across the country. Moreover, we remain dedicated to Mexico’s capital markets and believe that listing Sempra’s common stock on the Mexican Stock Exchange is demonstrative of this commitment.

Sempra is contemplating different strategies for this combined platform in an effort to fund its growth opportunities and improve overall value by obtaining additional investments at improved multiples, including, subject to, among other things, obtaining any applicable governmental approvals, seeking additional non-controlling third-party equity capital to invest in this combined platform. Sempra believes that such additional funding is expected to enhance the overall value of the combined platform by tapping into new and competitive sources of lower cost, private infrastructure capital while Sempra retains majority ownership and governance control.

Diversification Across Geographies and Business Mix

IEnova Status Quo(1)	Sempra U.S. GAAP Earnings(1)	Sempra Pro Forma Adjusted Earnings(1)

(1)

The IEnova Status Quo charts reflect the earnings (losses) attributable to common shares of Sempra’s Sempra Mexico segment for the nine months ended September 30, 2020. The Sempra U.S. GAAP Earnings charts reflect earnings (losses) as a percentage of Sempra’s earnings (losses) attributable to common shares for the nine months ended September 30, 2020. The Sempra Pro Forma Adjusted Earnings charts reflect earnings (losses) as a percentage of Sempra’s earnings (losses) attributable to common shares for the nine months ended September 30, 2020, excluding Parent & Other and Discontinued Operations and assuming 100% ownership of IEnova. Pro Forma Adjusted Earnings is a non-U.S. GAAP financial measure. See “Financial and Market Price Data—Summary Condensed Consolidated Financial Data of Sempra—Non-U.S. GAAP Financial Measure” for further details on Pro Forma Adjusted Earnings and a reconciliation to the most comparable U.S. GAAP financial measure.

(2)	Represents IEnova’s Gas, Power and Storage segments.

(3)	Represents Sempra’s SDG&E, SoCalGas and Sempra Texas Utilities segments.

(4)	Represents Sempra’s Sempra Mexico segment, which is primarily comprised of IEnova, as well as certain holding companies and risk management activities.

(5)	Represents Sempra’s Sempra LNG segment.

(6)	Represents Sempra’s Discontinued Operations comprised of Sempra’s former South American businesses and certain activities associated with those businesses, as well as Parent & Other.

(7)	Represents Sempra’s SDG&E, SoCalGas, Sempra Texas Utilities and Sempra LNG segments, as well as Parent & Other.

(8)	Represents Sempra’s Discontinued Operations comprised of Sempra’s former South American business and certain activities associated with those businesses.

(9)	Represents Sempra’s SDG&E, SoCalGas, Sempra Texas Utilities and Sempra LNG segments.

Favorable Growth Profile

The exchange offer will provide holders of IEnova ordinary shares the opportunity to become shareholders of a company with a favorable historic growth profile supported by a strong capital commitment.

Holders of IEnova ordinary shares are expected to benefit from Sempra’s prospects of enhanced dividend growth. Sempra has a long history of increasing its dividend; in each of the last three years, its board of directors has approved increases in dividends per share, on an annualized basis, from $3.29 in 2017 to $3.58 in 2018 to $3.87 in 2019 to $4.18 in 2020, and Sempra has increased its dividend by more than 10% on a compounded annualized basis over the last decade.

IEnova and Sempra Annual Dividends per Share (U.S.$)(1)

(1)

IEnova dividends are reported in U.S. dollars. Dividends of U.S.$200.00 million paid August 15, 2017 were converted to U.S. dollars using that day’s exchange rate of Ps.17.8483 per U.S.$1.00 as reported by the Mexican Central Bank; dividends of U.S.$210.00 million paid August 21, 2018 were converted to U.S. dollars using that day’s exchange rate of Ps.18.8991 per U.S.$1.00 as reported by the Mexican Central Bank; dividends of U.S.$220.00 million paid November 14, 2019 were converted to U.S. dollars using that day’s exchange rate of Ps.19.4228 per U.S.$1.00 as reported by the Mexican Central Bank.

Opportunity for Greater Returns

The exchange offer will provide holders of IEnova ordinary shares the opportunity to become holders of Sempra common shares, which historically have had a superior return relative to IEnova’s ordinary shares.

Over the five-year period ended November 27, 2020, Sempra has delivered a 53.2% total shareholder return, far exceeding IEnova’s return of 11.5% over the same time period.

Sempra’s Total Shareholder Return Relative to IEnova(1)

(1)

Total shareholder return is the growth in value of a shareholding over a specified period, assuming dividends are reinvested to purchase additional units of stock, and is calculated as (i) the change in the stock price over the specified period plus the dividends paid during such period, divided by (ii) the stock price at the beginning of the specified period.

Enhanced Scale and Liquidity

The exchange offer will provide holders of IEnova ordinary shares the opportunity to transfer their ownership to a more liquid security of a company with larger scale.

Sempra has a diversified shareholder base including strong institutional investors, resulting in greater trading volumes and trading liquidity relative to IEnova’s public float. The Sempra shares of common stock would be listed on the Mexican Stock Exchange, permitting IEnova’s local investors to own a Mexican Stock Exchange-listed stake in a strong North American energy infrastructure company, while also retaining the opportunity to be invested in Mexican infrastructure. Furthermore, with approximately $67 billion in total assets as of September 30, 2020 and a market capitalization of $37.6 billion as of November 27, 2020, holders of IEnova ordinary shares are expected to benefit from Sempra’s significantly larger scale relative to IEnova.

Average Daily Trading Volume (three months ended on November 27, 2020, $ in millions)(1)	Market Capitalization of Public Float (as of November 27, 2020 $ in billions)(2)

(1)

Bloomberg market data as of November 27, 2020, all of which was provided by Bloomberg in U.S. dollars. Daily trading volume calculated as the sum of all trade prices multiplied by the number of shares relating to each price for each day.

(2)

For Sempra, represents total market capitalization as of the date referenced. For IEnova, represents market capitalization of outstanding shares that were not owned indirectly by Sempra as of the date referenced. Assumes Ps./U.S.$ rate of $20.0777 published by the Mexican Central Bank as of November 27, 2020.

High-performance Culture Focused on Safety, Sustainability and Diversity

The exchange offer will provide holders of IEnova ordinary shares the opportunity to become shareholders of a company with a robust business model driven by a strong alignment with environmental, social and governance (“ESG”) goals and a focus on high-performance culture, diversity and sustainable business practices.

It is important to note that both IEnova and Sempra LNG would continue managing their respective day-to-day operations, while benefiting from being part of a larger and more robust holding company that historically has had access to lower cost of capital. We have a high regard for IEnova’s management team and believe they will be critical to IEnova’s ongoing success. As such, IEnova’s business would continue to be managed by the existing management team following completion of the exchange offer, with continued attractive career opportunities for employees of IEnova throughout the Sempra family of companies.

Source of Funds

Other than the amount of cash to be paid in lieu of fractional shares in the exchange offer, the exchange offer does not require the use of funds by Sempra, as the exchange offer consists of an exchange of up to                shares of Sempra common stock in exchange for up to                IEnova ordinary shares, representing                % of the total outstanding IEnova ordinary shares, which represent 100% of the outstanding IEnova ordinary shares that are owned by public investors as of the date of this prospectus.

We estimate that the total amount of cash required for the payment of cash in lieu of fractional shares will be approximately $                . We expect to have sufficient funds to complete the exchange offer from our cash on hand.

Conditions, Extension, Amendment and Termination of the Exchange Offer

Sempra will not accept for exchange or exchange any IEnova ordinary shares validly tendered into, and not withdrawn from, the exchange offer unless each of the conditions described below is satisfied or waived by

Sempra prior to the expiration time. We refer to these conditions in this prospectus collectively as the “Offer Conditions”:

•

there being validly tendered in the exchange offer and not validly withdrawn prior to any then scheduled expiration time that number of IEnova ordinary shares which, together with all of the IEnova ordinary shares directly or indirectly owned by Sempra, represents no less than 95% of the IEnova ordinary shares, determined on the basis of all outstanding ordinary shares and on a fully diluted basis (which assumes conversion or exercise of all derivative securities regardless of the conversion or exercise price, the vesting schedule, or other terms and conditions thereof). At its discretion, it is possible that Sempra may decide, at any time during the Offer Period, to waive this condition, in which case, it shall give public notice of this circumstance;

•

the registration statement of which this prospectus forms a part shall have been declared effective by the SEC, the CNBV and the Mexican Stock Exchange shall have approved the registration and listing of Sempra’s common stock and authorized the exchange offer and the disclosure in the related documents filed with the CNBV, the NYSE shall have approved the supplemental listing of the Sempra common stock to be issued in the exchange offer, and all other governmental approvals and authorizations required in connection with the exchange offer shall have been obtained and shall have not been revoked or amended, modified or supplemented in any way that, in Sempra’s sole judgment, could reasonably be expected to materially impede or interfere with, delay, postpone or materially and adversely affect the completion of the exchange offer;

•

during the Offer Period, no stop order suspending the effectiveness of the registration statement of which this prospectus forms a part shall have been issued by the SEC, and no proceeding for that purpose shall have been initiated or threatened by the SEC, and the CNBV shall not have issued any order suspending the exchange offer;

•

during the Offer Period, no governmental entity, court, or agency having jurisdiction over any party to the exchange offer shall have enacted, issued, promulgated, enforced, or entered any laws, regulations or orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of or, in Sempra’s sole judgment, adversely impact the ability to consummate the exchange offer; and

•

during the Offer Period, no Material Adverse Effect shall have occurred, nor any event, condition, change, occurrence, development, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. See “The Exchange Offer—Conditions, Extension, Amendment and Termination of the Exchange Offer” for more information about what constitutes a Material Adverse Effect.

If Sempra, in its sole discretion, determines that any of the Offer Conditions has not been satisfied, Sempra, at any time without any liability and until the expiration date, may:

1)

withdraw or terminate the exchange offer and promptly return to IEnova’s shareholders their IEnova ordinary shares submitted for tender, in which case Sempra shall not be required to pay any consideration;

2)	modify the terms of the exchange offer, including extending the Offer Period; or

3)	modify or waive any Offer Condition.

The discretionary decision of Sempra regarding the waiver, or the satisfaction or not, of the Offer Conditions shall be unilateral, binding and final.

The Offer Conditions are for the sole benefit of Sempra and may be invoked, used, exercised, and determined by Sempra regardless of the circumstances that originated them. In addition, these conditions may be waived by Sempra totally or partially, at any time and from time to time, in its sole discretion. Failure on the part of Sempra to exercise any of these rights shall not be considered a waiver thereof; the waiver of any of these rights in respect of particular and specific facts and circumstances does not mean or shall not be considered as a waiver in respect of other particular and specific facts and circumstances; and each of these rights shall be considered a continuing right that may be exercised or invoked at any time. Any determination by Sempra involving the events described in “The Exchange Offer—Conditions, Extension, Amendment and Termination of the Exchange Offer” shall be unilateral, final and binding.

Sempra reserves the right to withdraw or terminate the exchange offer if, in its sole discretion, Sempra determines that any of the Offer Conditions has not been satisfied, or Sempra may otherwise waive such conditions, in which case, it shall give public notice of these circumstances. Upon withdrawal or termination of the exchange offer, holders of IEnova ordinary shares who have tendered their shares shall not be entitled to claim any interest or other consideration against Sempra on the occasion of such withdrawal or termination. This right may be exercised by Sempra at any time in its sole discretion until the expiration date. In the event that Sempra withdraws or terminates the exchange offer in accordance with the foregoing, the exchange agent shall return the IEnova ordinary shares that have been submitted for tender through the broker-dealers, banking institutions or other financial entities that are direct depositors with Indeval and have the maintenance and custody of securities, in the name and on behalf of the recipients of the exchange offer (the “Custodians”) and/or endorsers in property.

Once the Offer Period begins, the exchange offer will not be subject to any conditions other than those described herein. The receipt by the exchange agent of IEnova ordinary shares that have been validly tendered must not be construed as a waiver by Sempra of any of these Offer Conditions.

The waiver by Sempra, at any given time, of its right to withdraw or terminate the exchange offer when any of the Offer Conditions are not satisfied, shall not imply in any way nor shall it be interpreted as a waiver by Sempra of the application of such condition at a later time.

Sempra, through the exchange agent, and IEnova, respectively, shall publicly announce, by publishing a relevant event through the Mexican Stock Exchange’s Electronic Communication System with Securities Issuers (Sistema Electrónico de Comunicación con Emisoras de Valores) (“Emisnet”), on the business day following the expiration date, or on the date on which Sempra determines that any of the Offer Conditions were not satisfied, as appropriate, whether the Offer Conditions were satisfied or waived. Such communication shall constitute, if applicable, recognition by Sempra and IEnova that the exchange offer has been withdrawn or terminated, in accordance with the terms described herein.

The exchange offer will expire at                , New York City time (                , Mexico City time), on                , 2021, unless extended. The exchange offer will remain open for 20 business days; provided that we may extend the exchange offer (1) if, at the then-current expiration date, any of the Offer Conditions have not been satisfied or waived, until such conditions are satisfied or waived or (2) for any period required by applicable law or by any rule, regulation, interpretation or position of the CNBV, the SEC or their respective staff, that is applicable to the exchange offer. During any extension of the exchange offer, all IEnova ordinary shares previously validly tendered will remain validly tendered and subject to the exchange offer unless, prior to the extended expiration time, the holders of such previously tendered shares exercise their withdrawal rights in accordance with the conditions described under “The Exchange Offer—Withdrawal Rights.” The exchange offer may be extended by notice from Sempra to the exchange agent, at any time or from time to time, on or prior to                a.m., New York City time (                a.m., Mexico City time) on the business day immediately preceding the date then fixed for the expiration of the exchange offer.

Summary of Risk Factors

There are a number of risks that you should understand before making an investment decision regarding the exchange offer. This summary is not intended to be complete and should only be read together with the section entitled “Risk Factors” following this summary. If any of these risks occur, Sempra’s and IEnova’s businesses, cash flows, financial condition, results of operations and/or prospects could be materially and adversely affected, and the trading prices of Sempra’s securities and those of its subsidiaries and of IEnova’s securities could substantially decline. These risks include, among others, the following:

Risks Related to the Exchange Offer

•	The completion of the exchange offer is subject to certain conditions and if these conditions are not satisfied or waived prior to the expiration time, the exchange offer will not be completed.

•	Because the final Exchange Ratio will be fixed, the value of the shares of Sempra common stock you will receive as a result of the exchange offer will fluctuate.

•	Sempra is the controlling shareholder of IEnova and may have actual or potential conflicts of interest with respect to the exchange offer.

•	The rights of the holders of Sempra’s common stock are different than the current rights of holders of IEnova ordinary shares.

•	If the exchange offer is completed, the liquidity and market value of any IEnova ordinary shares not acquired by Sempra could be materially adversely affected.

Risks Related to Sempra

•

Sempra’s cash flows, ability to pay dividends and ability to meet its debt obligations largely depend on the performance of its subsidiaries and entities that are accounted for as equity method investments, such as Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) and Cameron LNG JV.

•

The economic interest, voting rights and market value of our outstanding common and preferred stock may be adversely affected by any additional equity securities we may issue and, with respect to our common stock, by our outstanding preferred stock.

Risks Related to All Sempra Businesses

•	Severe weather conditions, natural disasters, pandemics, accidents, equipment failures, explosions or acts of terrorism could materially adversely affect us.

•

The substantial debt service obligations of Sempra, SDG&E and SoCalGas from their respective consolidated indebtedness could have a material adverse effect on us, and with respect to Sempra, could require additional equity securities issuances.

•

The availability and cost of debt or equity financing could be adversely affected by conditions in the financial markets and economic conditions generally, as well as other factors, and any such negative effects could materially adversely affect us.

•	Certain credit rating agencies may downgrade our credit ratings or place those ratings on negative outlook.

•	Our businesses are subject to complex governmental regulations and tax and accounting requirements and may be materially adversely affected by these regulations or requirements or any changes to them.

•

Our businesses require numerous permits, licenses, franchises, and other approvals and agreements from various federal, state, local and foreign governmental agencies, and the failure to obtain or maintain any of them could materially adversely affect us.

Risks Related to the California Utilities

•	Wildfires in California pose a significant risk to the California Utilities (particularly SDG&E) and Sempra.

•	The electricity industry is undergoing significant change, including increased deployment of distributed energy resources, technological advancements, and political and regulatory developments.

•

Natural gas and natural gas storage have increasingly been the subject of political and public scrutiny, including a desire by some to further limit or eliminate reliance on natural gas as an energy source.

•	The California Utilities are subject to extensive regulation by state, federal and local legislative and regulatory authorities, which may materially adversely affect us.

•

SoCalGas has incurred and may continue to incur significant costs, expenses and other liabilities related to the natural gas leak at its Aliso Canyon natural gas storage facility, a substantial portion of which may not be recoverable through insurance or may exceed insurance coverage.

Risks Related to Our Interest in Oncor

•	Certain ring-fencing measures, governance mechanisms and commitments limit our ability to influence the management and policies of Oncor.

•

If Oncor fails to respond to changes in the electric utility industry, including changes in regulation, its results of operations and/or financial condition could be adversely affected, and this could materially adversely affect us.

Risks Related to Our Businesses Other Than the California Utilities and Our Interest in Oncor

•

Project development activities may not be successful and projects under construction may not commence operation as scheduled, be completed within budget or operate at expected levels, which could have a material adverse effect on us.

•

Our businesses depend on the performance of counterparties, including with respect to long-term supply, sales and capacity agreements, and any failure by these parties to perform could result in substantial expenses and business disruptions and exposure to commodity price risk and volatility, any of which could materially adversely affect us.

•	Our international businesses and operations expose us to legal, tax, economic, geopolitical, management oversight, foreign currency and inflation risks and challenges.

Risks Related to IEnova

•	IEnova operates in a highly regulated environment, and its profitability depends on its ability to comply with a number of laws and regulations on a timely and efficient basis.

•	Regulatory policies, including the electricity price subsidy policy, of the Mexican federal government could materially adversely affect IEnova’s wind and solar power generation business.

•	Adverse economic, political and social conditions in Mexico may adversely affect the business, financial condition or results of operations of IEnova.

Terms and Conditions of the Exchange Offer

The Exchange Offer	We are making, upon the terms and subject to the conditions set forth in this prospectus, an offer to exchange each issued and outstanding IEnova ordinary share not owned directly or indirectly by Sempra for shares of Sempra common stock.

On December 1, 2020, Sempra submitted a non-binding offer to IEnova’s board of directors to acquire each outstanding publicly held IEnova ordinary share for 0.0313 shares of Sempra common stock. This Exchange Ratio is a non-binding offer and remains subject to approval by Sempra’s board of directors or a duly authorized committee thereof. For a more detailed description of the terms of the exchange offer, see “The Exchange Offer—Terms of the Exchange Offer.”

Expiration Date	The exchange offer will expire at the expiration time on the expiration date, which is , New York City time ( , Mexico City time), on , 2021, unless extended. For information about the circumstances in which the exchange offer may be extended, see “The Exchange Offer—Conditions, Extension, Amendment and Termination of the Exchange Offer.”

Withdrawal Rights	Holders of IEnova ordinary shares who have accepted the exchange offer will have the right to withdraw from their acceptance of the exchange offer without penalty, which right must be exercised before the expiration time, only in the event that (i) any material modifications to the exchange offer are made by Sempra and as a result of such modifications the CNBV requires that holders be given the right to withdraw from their acceptance, or (ii) any other competitive offers are launched under better conditions. Holders of IEnova ordinary shares may not withdraw from their acceptance of the exchange offer under any other circumstances.

Reasons for the Exchange Offer	See “—Purpose of the Exchange Offer” and “The Exchange Offer—Reasons for the Exchange Offer.”

Conditions to Completion of the Exchange Offer

The exchange offer is subject to the satisfaction or waiver of a number of conditions, consisting of the following:

•   there being validly tendered in the exchange offer and not validly withdrawn prior to any then scheduled expiration time that number of IEnova ordinary shares which, together with all of the IEnova ordinary shares directly or indirectly owned by Sempra, represents no less than 95% of the IEnova ordinary shares, determined on the basis of all outstanding ordinary shares and on a fully diluted basis. At its discretion, it is possible that Sempra may decide, at any time during the Offer Period, to waive this condition, in which case, it shall give public notice of this circumstance;

•   the registration statement of which this prospectus forms a part shall have been declared effective by the SEC, the CNBV and the Mexican Stock Exchange shall have approved the registration and listing of Sempra’s common stock and authorized the exchange offer and the disclosure in the related documents filed with the CNBV, the NYSE shall have approved the supplemental listing of the Sempra common stock to be issued in the exchange offer, and all other governmental approvals and authorizations required in connection with the exchange offer shall have been obtained and shall have not been revoked or amended, modified or supplemented in any way that, in Sempra’s sole judgment, could reasonably be expected to materially impede or interfere with, delay, postpone or materially and adversely affect the completion of the exchange offer;

•   during the Offer Period, no stop order suspending the effectiveness of the registration statement of which this prospectus forms a part shall have been issued by the SEC, and no proceeding for that purpose shall have been initiated or threatened by the SEC, and the CNBV shall not have issued any order suspending the exchange offer;

•   during the Offer Period, no governmental entity, court, or agency having jurisdiction over any party to the exchange offer shall have enacted, issued, promulgated, enforced, or entered any laws, regulations or orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of or, in Sempra’s sole judgment, adversely impact the ability to consummate the exchange offer; and

•   during the Offer Period, no Material Adverse Effect shall have occurred, nor any event, condition, change, occurrence, development, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

We have the right to waive any of these conditions. For more information, see “The Exchange Offer—Conditions, Extension, Amendment and Termination of the Exchange Offer.”

Status of Required Approvals	The consummation of the exchange offer is conditioned on the approval of the CNBV for the exchange offer, the registration of the Sempra common stock with the RNV, the approval of the Mexican Stock Exchange for the listing of Sempra’s common stock, the declaration of effectiveness of the registration statement of which this prospectus forms a part by the SEC, and the approval of the NYSE of the supplemental listing of the Sempra common stock to be issued in the exchange offer. While we currently expect that all necessary approvals will be received and remain in force through the expiration date, we cannot assure you that all required approvals will be obtained or that the failure to obtain any of these approvals or the conditions that could be imposed in connection with obtaining these approvals will not adversely affect Sempra or IEnova or our ability to complete the exchange offer. For a more detailed discussion of those required approvals, see “The Exchange Offer—Regulatory Approvals.”

Accounting Treatment	The exchange offer will involve the acquisition of the noncontrolling interest of a consolidated subsidiary, and as such, it will be accounted for as an equity transaction with no recognition of gain or loss in accordance with U.S. GAAP.

Procedures for Tendering	To tender IEnova ordinary shares in the exchange offer, you must instruct your broker, dealer, bank, trust company, Custodian or other securities intermediary to tender your IEnova ordinary shares prior to the expiration date in the manner described under “The Exchange Offer—Tender Participation Procedure.” IEnova shareholders in Mexico who wish to participate in the exchange offer and maintain custody of their shares through different Custodians with accounts at Indeval shall, during the Offer Period, inform their respective Custodian in writing of the acceptance of the exchange offer and instruct them to transfer their IEnova ordinary shares to the exchange agent by subscribing and delivering the corresponding tender instructions.

Appraisal Rights	Holders of IEnova ordinary shares are not entitled to dissenters’ rights or appraisal rights in connection with the exchange offer.

Delivery of Sempra Common Stock	If all Offer Conditions are satisfied or waived and the exchange offer is completed, we will cause the total net consideration to be paid promptly after the expiration date of the exchange offer.

Extension, Termination and Amendment	We reserve the right, at any time or from time to time, to extend or terminate the exchange offer or to amend the exchange offer in any respect in accordance with applicable law and the provisions of this prospectus. See “The Exchange Offer.”

Tax Consequences

U.S. federal income tax consequences. The exchange by a U.S. Holder of IEnova ordinary shares for Sempra common stock will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder will generally recognize gain or loss equal to the difference between (a) the sum of the fair market value of the Sempra common stock received and (b) the holder’s aggregate adjusted tax basis of the IEnova ordinary shares exchanged therefor in a fully taxable transaction. The recognized gain or loss will constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the IEnova ordinary shares exchanged is greater than one year as of the date of the exchange offer. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders, such distributions, including the amount of any taxes withheld, generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Sempra common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of such U.S. Holder’s Sempra common stock and will be treated as described under “The Exchange Offer—Material Tax Consequences— Material U.S. Federal Income Tax Consequences—Sale, Exchange or Other Taxable Disposition of Sempra Common Stock.”

Mexican tax consequences. The receipt of shares of Sempra common stock in exchange for IEnova ordinary shares pursuant to the exchange offer will be treated as a taxable disposition for Mexican tax purposes. Generally, Mexican-tax resident legal entities, Mexican-tax resident individuals and non-Mexican-tax residents whose IEnova ordinary shares are exchanged for shares of Sempra common stock in the transaction will recognize gain or loss on the exchange and may be subject to Mexican income tax under any of the particular tax regimes applicable to such types of investors. Gain or loss will generally be equal to the difference between (i) the value of the shares of Sempra common stock received and (ii) the holder’s adjusted basis in the IEnova ordinary shares exchanged.

For more information about the U.S. federal income and Mexican tax consequences of the exchange offer, see “The Exchange Offer—Material Tax Consequences.”

Interests of Certain Persons	See “The Exchange Offer—Opinion of IEnova’s Board of Directors.”

Comparison of Shareholder Rights	Sempra is a U.S. corporation incorporated in the state of California, and IEnova is a publicy traded company (sociedad anónima bursátil de capital variable) incorporated under the laws of Mexico. Your rights as a holder of Sempra common stock will differ materially from your rights as a holder of IEnova ordinary shares as a result of differences between the corporate laws of California and U.S. federal securities laws, and the Mexican Corporate Law (as defined herein) and the Mexican Securities Law. See “Legal Information—Comparison of Shareholder Rights.”

FINANCIAL AND MARKET PRICE DATA

Summary Condensed Consolidated Financial Data of Sempra

The following table shows the financial results of Sempra as of and for the periods indicated. Sempra’s financial information as of and for each of the years ended December 31, 2019, 2018 and 2017 are derived from Sempra’s audited consolidated financial statements, and have been prepared in conformity with U.S. GAAP. Financial information as of and for the nine months ended September 30, 2020 and 2019 are unaudited, but Sempra believes the nine-month financial information reflects all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations as of and for these periods. You should not assume that the nine-month 2020 results are indicative of results for any future period.

	As of and for the Nine Months Ended September 30,		As of and for the Year Ended December 31,
	2020	2019	2019	2018	2017
	(In millions of U.S.$, except per share amounts)
Total revenues	$8,199	$7,886	$10,829	$10,102	$9,640
Income from continuing operations, net of income tax	$1,823	$1,570	$1,999	$938	$382
Income (loss) from discontinued operations, net of income tax	$1,850	$292	$363	$188	$(31)
Net income	$3,673	$1,862	$2,362	$1,126	$351
Earnings attributable to common shares	$3,350	$1,608	$2,055	$924	$256
Per common share data: Basic earnings from continuing operations	$5.17	$4.86	$6.22	$2.86	$1.25
Basic earnings (losses) from discontinued operations	$6.31	$0.97	$1.18	$0.59	$(0.23)
Basic earnings	$11.48	$5.83	$7.40	$3.45	$1.02
Diluted earnings from continuing operations	$5.15	$4.79	$6.13	$2.84	$1.24
Diluted earnings (losses) from discontinued operations	$6.28	$0.95	$1.16	$0.58	$(0.23)
Diluted earnings	$11.43	$5.74	$7.29	$3.42	$1.01
Total assets	$67,222	$64,585	$65,665	$60,638	$50,454
Long-term debt and finance leases (excludes current portion)(1)	$21,770	$20,995	$20,785	$20,903	$15,829
Short-term debt(2)	$3,662	$5,211	$5,031	$3,668	$2,790
Total shareholders’ equity	$23,228	$18,620	$19,929	$17,138	$12,670

(1)	Excludes discontinued operations.

(2)	Includes long-term debt due within one year and current portion of finance lease obligations. Excludes discontinued operations.

Non-U.S. GAAP Financial Measure

Sempra prepares its Condensed Consolidated Financial Statements in conformity with U.S. GAAP. However, Pro Forma Adjusted Earnings is a non-U.S. GAAP financial measure, which excludes certain items from Earnings (losses) attributable to common shares and assumes 100% ownership of IEnova. Sempra’s management may use Pro Forma Adjusted Earnings internally for financial planning, for analysis of performance and for reporting of results to the board of directors. Sempra may also use Pro Forma Adjusted Earnings when communicating financial results and earnings outlook to analysts and investors. Because of the nature and/or significance of the excluded items and assumptions, management believes that this non-U.S. GAAP financial measure provides a meaningful comparison of the performance of business operations to prior and future periods.

Non-U.S. GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, or superior to, the information prepared in accordance with U.S. GAAP. Sempra cautions investors that non-U.S. GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies.

The table below provides a reconciliation of Pro Forma Adjusted Earnings to Earnings (losses) attributable to common shares, which Sempra considers to be the most directly comparable financial measure calculated in accordance with U.S. GAAP, for the nine months ended September 30, 2020.

	Nine Months ended September 30, 2020

Pro Forma Adjusted Earnings (Unaudited) In millions of U.S.$
	SDG&E	SoCalGas	Sempra Texas Utilities	U.S Utilities(1)	Sempra Mexico(2)	Sempra LNG	North American Infrastructure(3)	Parent & Other	Discontinued Operations	Sempra Energy Consolidated
Sempra U.S. GAAP Earnings (Losses) Attributable to Common Shares	$633	$425	$458	$1,516	$302	$207	$509	$(515)	$1,840	$3,350
Earnings Attributable to IEnova Non-Controlling Interest	—	—	—	—	$193	—	$193	—	—	$193
Excluding Parent & Other and Discontinued Operations	—	—	—	—	—	—	—	$515	$(1,840)	$(1,325)

Sempra Pro Forma Adjusted Earnings(4)	$633	$425	$458	$1,516	$495	$207	$702	$—	$—	$2,218

Business Mix				U.S. Utilities(1)	Midstream & Power(5)	LNG(6)		Parent & Other	Discontinued Operations	Sempra Energy Consolidated
Percentage of Sempra U.S. GAAP Earnings (Losses) Attributable to Common Shares				45%	9%	6%		(15)%	55%	100%

Percentage of Sempra Pro Forma Adjusted Earnings (excluding Parent & Other and Discontinued Operations and assuming 100% ownership of IEnova)				68%	22%	10%			—	100%

Geographic Mix				U.S.(7)	Mexico(5)				South America(8)	Sempra Energy Consolidated
Percentage of Sempra U.S. GAAP Earnings (Losses) Attributable to Common Shares				36%	9%				55%	100%

Percentage of Sempra Pro Forma Adjusted Earnings (excluding Parent & Other and Discontinued Operations and assuming 100% ownership of IEnova)				78%	22%				—	100%

(1)	Represents Sempra’s SDG&E, SoCalGas and Sempra Texas Utilities segments.

(2)	Sempra’s Sempra Mexico segment is primarily comprised of IEnova, as well as certain holding companies and risk management activities.

(3)	Represents Sempra’s Sempra Mexico and Sempra LNG segments.

(4)

Sempra Pro Forma Adjusted Earnings adjusts Sempra U.S. GAAP Earnings (Losses) Attributable to Common Shares to assume 100% ownership of IEnova and to exclude Parent & Other and Discontinued Operations.

(5)	Represents Sempra’s Sempra Mexico segment.

(6)	Represents Sempra’s Sempra LNG segment.

(7)	Represents Sempra’s SDG&E, SoCalGas, Sempra Texas Utilities and Sempra LNG segments, as well as Parent & Other.

(8)	Represents Sempra’s Discontinued Operations comprised of Sempra’s former South American businesses and certain activities associated with those businesses.

Market Price Data

The following table presents the closing prices for Sempra common stock on the NYSE and IEnova ordinary shares on the Mexican Stock Exchange on November 27, 2020 and January 7, 2021, as well as the exchange offer consideration per IEnova ordinary share implied by those Sempra common stock closing prices, based on the Exchange Ratio described herein. November 27, 2020 was the last full Trading Day of the week prior to the public announcement of the exchange offer. January 7, 2021 was the most recent practicable Trading Day for which information was available prior to the date of this prospectus. For more information, see “Market Price and Dividend Information.”

	Historical Data			Implied Total Net Consideration (on a per IEnova ordinary share basis)
	Sempra Common Stock	IEnova Ordinary Shares		Sempra Common Stock
	U.S.$	Mexican Pesos	U.S.$(1)	U.S.$(2)
November 27, 2020	$130.46	Ps.72.00	$3.59	$4.08
January 7, 2021	$119.90	Ps.76.76	$3.86	$3.75

(1)

IEnova ordinary shares trade on the Mexican Stock Exchange in Mexican pesos. Sempra common stock trades on the NYSE in U.S. dollars. The November 27, 2020 and January 7, 2021 closing prices in Mexican pesos have been converted to U.S. dollars based on an exchange rate of Ps.20.0777 and Ps.19.9100, respectively, per U.S.$1.00, at the exchange rate reported by the Mexican Central Bank on November 27, 2020 and January 7, 2021, respectively. See “Currency Presentation and Exchange Rates.”

(2)

Reflects the closing price of Sempra common stock on the indicated date, multiplied by 0.0313, the fractional share of Sempra common stock offered per IEnova ordinary share, subject to approval of the Exchange Ratio by Sempra’s board of directors or a duly authorized committee thereof.

The implied total net consideration as of November 27, 2020, the last full Trading Day of the week prior to the public announcement of the exchange offer, reflects an approximately 13.9% premium for holders of IEnova ordinary shares (calculated using the closing price for IEnova ordinary shares as quoted on the Mexican Stock Exchange, the closing price for Sempra common stock as quoted on the NYSE and the Ps./U.S.$ exchange rate published by the Mexican Central Bank, in each case as of that date). We urge you to obtain current market information regarding Sempra common stock and IEnova ordinary shares. We cannot assure you that the market prices for these securities or the U.S. dollar to Mexican peso exchange rate will not be significantly different in the future, including on the closing date of the exchange offer. Any such change could affect the premium for the holders of IEnova ordinary shares.

RISK FACTORS

The exchange offer involves risk. You should consider carefully the risks described below before you decide whether or not to tender your IEnova ordinary shares in the exchange offer.

Risks Related to the Exchange Offer

The completion of the exchange offer is subject to certain conditions and if these conditions are not satisfied or waived prior to the expiration time, the exchange offer will not be completed.

The completion of the exchange offer is subject to a number of conditions, including that IEnova ordinary shares validly tendered in the exchange offer and not validly withdrawn prior to any then scheduled expiration date, together with all of the IEnova ordinary shares directly or indirectly owned by Sempra, represent no less than 95% of the IEnova ordinary shares, determined on the basis of all outstanding ordinary shares and on a fully diluted basis; the registration statement of which this prospectus forms a part shall have been declared effective by the SEC, the CNBV and the Mexican Stock Exchange shall have approved the registration and listing of Sempra’s common stock and authorized the exchange offer and the disclosure in the related documents filed with the CNBV, the NYSE shall have approved the supplemental listing of the Sempra common stock to be issued in the exchange offer, and all other governmental approvals and authorizations required in connection with the exchange offer shall have been obtained and shall have not been revoked or amended, modified or supplemented in any way that, in Sempra’s sole judgment, could reasonably be expected to materially impede or interfere with, delay, postpone or materially and adversely affect the completion of the exchange offer; the absence of any governmental, judicial, legislative or regulatory developments that would, in Sempra’s sole judgment, adversely impact the ability to consummate the exchange offer; the absence of any material adverse change (or any condition, event or development involving a prospective change) in the business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations, cash flows or prospects of Sempra or IEnova or any of their respective affiliates; and the satisfaction of other customary conditions as described in this prospectus under “The Exchange Offer—Conditions, Extension, Amendment and Termination of the Exchange Offer.” There is no assurance that all of the conditions to the exchange offer will be satisfied, or that they will be satisfied in the time frame currently expected. If these conditions are not satisfied or waived prior to the expiration time, the exchange offer will not be completed.

Because the final Exchange Ratio will be fixed, the value of the shares of Sempra common stock you will receive as a result of the exchange offer will fluctuate.

If you tender your IEnova ordinary shares pursuant to the exchange offer you will receive 0.0313 Sempra shares of common stock per IEnova ordinary share, subject to approval of the Exchange Ratio by Sempra’s board of directors or a duly authorized committee thereof. The final Exchange Ratio will be fixed and will not be adjusted to reflect any changes in the market prices of any of the securities of either company. The value of shares of Sempra common stock will change from the date of this prospectus through the expiration date, and holders that validly tender their IEnova ordinary shares will not be able to withdraw from the exchange offer except under the limited circumstances described in this prospectus. As a result, you will receive a fixed number of Sempra’s common stock in connection with the exchange offer, and changes in the market prices of these securities will affect the value of what you will receive.

The market prices of Sempra’s common stock and IEnova’s ordinary shares will fluctuate before the completion of the exchange offer and this will affect the value represented by the final Exchange Ratio both in terms of the IEnova ordinary shares tendered by you or on your behalf and what you will receive in exchange.

The market prices of Sempra’s common stock and IEnova ordinary shares are subject to general price fluctuations in the market for publicly traded equity securities and have experienced significant volatility in the past. Market price variations in these securities could result from actual or investors’ perceptions of changes in the businesses, financial condition, results of operations or prospects of Sempra or IEnova prior to and/or following the exchange offer, regulatory considerations, legal proceedings, exchange rates, actions by third parties, general energy industry, market and economic conditions and other factors that may not necessarily reflect the underlying fundamentals or prospects of either company or are beyond the control of Sempra or IEnova.

As of the date of this prospectus, IEnova’s board of directors has not made any recommendation with respect to the exchange offer.

IEnova is a Mexican public stock corporation and Mexican law governs the duties and obligations of IEnova’s board of directors, a majority of the members of which are appointed by Sempra. As of the date of this prospectus, IEnova’s board of directors has not made any recommendation to its shareholders in connection with the exchange offer.

Under Mexican law, however, no later than ten Mexican business days after the commencement of the exchange offer, IEnova’s board of directors is required to prepare and disclose (i) an opinion on the final Exchange Ratio of the exchange offer from a financial point of view, (ii) any conflicts of interests which each of the board members may have, and (iii) if each board member will tender his or her IEnova ordinary shares as part of the exchange offer. There is no assurance that IEnova’s board of directors will disclose this information within the prescribed time frame or that its opinion will be that the final Exchange Ratio is fair from a financial point of view.

Sempra is the controlling shareholder of IEnova and may have actual or potential conflicts of interest with respect to the exchange offer.

Sempra is the controlling shareholder of IEnova and may have actual and potential conflicts of interest with IEnova’s public investors because it currently has the power to elect a majority of the members of IEnova’s board of directors.

The rights of the holders of Sempra’s common stock are different than the current rights of holders of IEnova ordinary shares.

The rights of holders of IEnova ordinary shares are governed by Mexican law and IEnova’s bylaws. If your IEnova ordinary shares are acquired in the exchange offer, you will receive shares of Sempra common stock. The rights of a holder of Sempra’s common stock will be governed by applicable U.S. federal and California state laws, which are different than the rights of a holder of IEnova ordinary shares.

Some of the main differences between the rights of holders of IEnova ordinary shares and Sempra’s common stock are: (a) IEnova’s and Sempra’s bylaws differ as to the required quorums for certain corporate matters to be voted on at shareholders meetings, as well as to the required voting majorities for them to be approved; (b) under the Mexican Securities Law, IEnova shareholders owning shares with voting rights, even limited or restricted, for each 10% stake in IEnova’s capital stock held by them, individually or jointly, shall be entitled to: (i) appoint and revoke a member of the board of directors at an ordinary shareholders’ meeting (such appointment may only be revoked by other shareholders when the appointment of all other directors is revoked, in which case, the individuals substituted may not be so appointed during a period of 12 months immediately following the relevant revocation date), (ii) require the chairman of the board of directors or of the audit committee (comité de auditoria y prácticas societarias) to call an ordinary shareholders’ meeting at any time and (iii) request a one-time postponement, for three calendar days and without the need for a new call, of the vote on any matter in respect of which they are not sufficiently informed, while under Sempra’s bylaws, Sempra shareholders, (y) have the right to nominate directors for election at the annual meeting, provided proper and timely written notice is given and the other relevant conditions and requirements under the bylaws are satisfied, and eligible shareholders, who own and have owned, continuously for at least three years as of the date of the shareholder notice, a number of shares that represents at least 3% of the outstanding shares entitled to vote in the election of directors as of the date of the shareholder notice, have the right to make director nominations through Sempra’s proxy materials, provided proper and timely written notice is given and the other relevant conditions and requirements under the bylaws are satisfied, and (z) one or more shareholders owning not less than one-tenth of the voting power are entitled to call a special meeting of shareholders, provided proper and timely written notice is given and the other relevant conditions and requirements under the bylaws are satisfied; and (c) pursuant to IEnova’s bylaws, any person seeking to acquire 10% or more of IEnova’s outstanding shares will need to obtain prior written approval from IEnova’s board of directors and if any such acquisition is made without such approval, then the voting rights of such shares may be deemed void, while Sempra’s articles of incorporation and bylaws include anti-takeover provisions that, among other things, (i) authorize the board of directors to cause the issuance of preferred stock in one or more series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, (ii) require that any action to be taken by Sempra’s shareholders must be taken either at a duly called annual or special meeting of shareholders, or by the unanimous written consent of all shareholders and (iii) provide that shareholders holding not less than one-tenth of the voting power of Sempra’s capital stock are entitled to call a special meeting of shareholders, provided proper and timely written notice is given and the other relevant conditions and requirements under the bylaws are satisfied.

For more information, see “Legal Information—Comparison of Shareholder Rights.”

You will need to consider the tax consequences of the exchange offer and of holding Sempra shares of common stock.

A U.S. Holder that exchanges IEnova ordinary shares for Sempra common stock pursuant to the exchange offer will generally recognize gain or loss equal to the difference between (a) the sum of the fair market value of the Sempra common stock received and (b) the holder’s aggregate adjusted tax basis of the IEnova ordinary shares exchanged therefor in a fully taxable transaction. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders, such distributions, including the amount of any taxes withheld, generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If we pay distributions of cash or property on the Sempra common stock to non-U.S. holders, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits and such dividends generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty.

The receipt of Sempra shares of common stock in exchange for IEnova ordinary shares pursuant to the exchange offer will be treated as a taxable disposition for Mexican tax purposes. Generally, Mexican-tax resident legal entities, Mexican-tax resident individuals and non-Mexican-tax residents whose IEnova ordinary shares are exchanged for Sempra shares of common stock in the transaction will recognize gain or loss on the exchange and may be subject to Mexican income tax under any of the particular tax regimes applicable to such types of investors. Gain or loss will generally be equal to the difference between (i) the value of the Sempra shares of common stock received and (ii) the holder’s adjusted basis in the IEnova ordinary shares exchanged.

The tax consequences of the transaction and of holding Sempra shares of common stock are discussed in more detail in “The Exchange Offer—Material Tax Consequences.”

If the exchange offer is completed, Sempra will directly or indirectly own substantially all of the IEnova ordinary shares.

If the exchange offer is completed, Sempra will directly or indirectly own substantially all of the IEnova ordinary shares and thus, subject to applicable legal requirements, will be able to take actions that could affect your rights as a holder of IEnova ordinary shares if you do not participate in the exchange offer, including amending IEnova’s bylaws, without the consent of any other holder of IEnova ordinary shares. Sempra is currently examining whether any additional changes to IEnova’s bylaws would be appropriate and there is no assurance that Sempra will not cause IEnova’s bylaws to be amended in a manner that would adversely affect the rights of holders of IEnova ordinary shares that do not participate in the exchange offer described herein.

In addition, if the exchange offer is completed, so long as it meets the requirements under applicable law and regulations, Sempra intends to submit an application to the CNBV to cancel the registration of the IEnova ordinary shares in the RNV, and to request to delist the IEnova ordinary shares from the Mexican Stock Exchange, in which case IEnova will no longer be a publicly-held company subject to the Mexican Securities Law. As a non-publicly listed entity, IEnova would not be required by applicable Mexican law to grant the same minority rights as those currently afforded as a “sociedad anónima bursátil,” which could limit the remaining minority shareholders’ ability to influence the result of any issues subject to approval at the general shareholders’ meetings of IEnova, including the appointment of the members of the board of directors, the acquisition or transfer of relevant assets, the issuance of shares and other securities, and payment of dividends consisting in shares representing the capital stock of IEnova, among others. Under Mexican law, minority shareholders of non-publicly traded companies have limited minority rights.

If the exchange offer is completed, the liquidity and market value of any IEnova ordinary shares not acquired by Sempra could be materially adversely affected.

The acquisition of IEnova ordinary shares by Sempra pursuant to the exchange offer will reduce the number of holders of IEnova ordinary shares and the number IEnova ordinary shares that might otherwise trade publicly and, depending on the number of IEnova ordinary shares acquired by Sempra pursuant to the exchange offer, could materially adversely affect the liquidity and market value of any remaining IEnova ordinary shares held by the public.

After consummation of the exchange offer, so long as it meets the requirements under applicable law and regulations, including the affirmative vote of no less than 95% of the IEnova ordinary shares at an extraordinary shareholders’ meeting, Sempra intends to submit an application to the CNBV to cancel the registration of the IEnova ordinary shares in the RNV, and to request to delist the IEnova ordinary shares from the Mexican Stock Exchange, in which case IEnova will no longer be a publicly-held company subject to the Mexican Securities Law. In addition, even if the requirements to submit such an application for cancellation and delisting are not satisfied, depending upon the number of IEnova ordinary shares acquired pursuant to the exchange offer, any remaining IEnova ordinary shares that are not acquired may no longer meet the standards for continued registration on the RNV or listing on the Mexican Stock Exchange and deregistration and delisting the IEnova ordinary shares may be required. In the event of any such cancellation and delisting, (a) the CNBV may determine to cancel the registration of the IEnova ordinary shares in the RNV and eliminate them from the list of securities authorized to be listed on the Mexican Stock Exchange, and (b) Sempra may be required by the CNBV to make an additional offer for IEnova ordinary shares. The consideration offered by Sempra as part of any such additional offer under applicable Mexican law would be the greater of the trading price of the IEnova ordinary shares (which shall be determined by the average weighted price by volume of the IEnova ordinary shares during the last 30 days in which such shares were traded prior to the launching of a tender offer, and during a period of time not exceeding six months; in the event that the number of days that the IEnova ordinary shares were traded during such period is less than 30 days, then the days in which the IEnova ordinary shares were actually traded will be taken into account; in the event that the IEnova ordinary shares were not traded in such period, the book value of the IEnova ordinary shares will be taken in consideration) (the “Trading Price”) and the book value of the IEnova ordinary shares, in accordance with the last quarterly report filed with the CNBV and the Mexican Stock Exchange before the launching of the exchange offer (the “Book Value”). Sempra may be able to offer a different price in any such additional offer, subject to prior approval from the CNBV, based upon, among other factors, IEnova’s financial condition and prospects at the time and after approval of such price by IEnova’s board of directors, taking into consideration the opinion of its Corporate Practices Committee in accordance with Mexican law. Any such consideration may be different, and could be materially less, than that offered in the exchange offer. In such scenario, the Mexican Securities Law provides that the CNBV may determine the deregistration and delisting of IEnova, if the interests of minority shareholders and the market in general have been adequately protected. Any such deregistration and delisting could materially adversely affect the liquidity of the IEnova ordinary shares.

If the delisting occurs, the amount of publicly available information concerning IEnova and its operations would be reduced and the liquidity of and markets for the remaining IEnova ordinary shares would be adversely affected. While the IEnova ordinary shares might trade in over-the-counter markets, such markets may not develop and, even if they do, the extent of the public market and the availability of market quotations for these securities are likely to be significantly reduced and would depend upon the number and/or the aggregate market value of, and the interest of securities firms in maintaining a market for, these IEnova ordinary shares.

As a result of the foregoing, you should not assume that the IEnova ordinary shares will continue to be listed on the Mexican Stock Exchange, or that there will be a liquid and/or active trading market or a continuation of current price levels for such securities after completion of the exchange offer.

Risks Related to Sempra

If you decide to participate in the exchange offer, you will become a holder of Sempra shares of common stock instead of your IEnova ordinary shares, in which case the following risks related to Sempra and the risks described below under “—Risks Related to All Sempra Businesses,” “—Risks Related to the California Utilities,” “—Risks Related to Our Interest in Oncor,” and “—Risks Related to Our Businesses Other Than the California Utilities and Our Interest in Oncor” would apply to you. These risk factors could materially adversely affect our actual results and cause such results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. We may also be materially harmed by risks and uncertainties not currently known to us or that we currently deem to be immaterial. If any of these risks occurs, our businesses, cash flows, results of operations, financial condition and/or prospects could be materially adversely affected, and the trading prices of our securities and those of our subsidiaries could substantially decline. These risk factors should be read in conjunction with the other information concerning our company set forth in or incorporated by reference in this prospectus, including, among other things, the information set forth in the Consolidated Financial Statements and Notes to Consolidated Financial Statements of Sempra and its consolidated subsidiaries and variable interest entities, as of December 31, 2019 and 2018, and for each of the three years in the period ended on December 31, 2019, audited by Deloitte & Touche LLP and included in our Annual Report (the “audited consolidated financial statements”) and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in our Annual Report and Quarterly Reports.

Operational and Structural Risks

Sempra’s cash flows, ability to pay dividends and ability to meet its debt obligations largely depend on the performance of its subsidiaries and entities that are accounted for as equity method investments, such as Oncor Holdings and Cameron LNG JV.

We are a holding company and substantially all our assets, which include equity method investments such as Oncor Holdings and Cameron LNG JV, are owned by our subsidiaries or entities we do not control. Our ability to pay dividends and to meet our debt and other obligations significantly depends on cash flows from our subsidiaries and equity method investments. Cash flows from our subsidiaries and equity method investments depend on their ability to successfully execute their business strategies and generate cash flows in excess of their own expenditures, common and preferred stock dividends (if any), and debt and other obligations. In addition, the entities accounted for as equity method investments, which we do not control, and our subsidiaries are all separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to us and could be precluded from paying any such dividends or making any such loans or distributions under certain circumstances, including, among other things, as a result of legislation, regulation, court order or contractual restrictions or in times of financial distress. The inability to access capital from our subsidiaries and entities accounted for as equity method investments could have a material adverse effect on our cash flows, financial condition and/or prospects.

Sempra’s rights to the assets of its subsidiaries are structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, to the extent Sempra is a creditor of any subsidiary, its rights as a creditor would be effectively subordinated to any security interest in the assets of that subsidiary and any indebtedness of the subsidiary senior to that held by Sempra.

Sempra has substantial investments in and obligations arising from businesses that it does not control or manage or in which it shares control.

We have and make investments in entities that we do not control or manage or in which we share control, which include Sempra’s direct or indirect interest in Oncor, Cameron LNG JV and RBS Sempra Commodities LLP (“RBS Sempra Commodities”); SDG&E’s interest in San Onofre Nuclear Generating Station (“SONGS”); and IEnova’s direct or indirect interest in the Sur de Texas-Tuxpan natural gas marine pipeline in Mexico, among others. In some cases, we engage in other arrangements with or for these entities that could expose us to risks in addition to our investment. For example, Sempra has provided guarantees in support of financing agreements related to Cameron LNG JV, Sempra is subject to certain indemnities with respect to RBS Sempra Commodities, and Sempra Mexico has provided loans to joint ventures (“JVs”) in which it has investments. We discuss the guarantees in Note 6, indemnities in Note 16, and affiliate loans in Note 1 of the audited consolidated financial statements.

Where we share control with other equity owners, any disagreements among the owners of these businesses with respect to material issues, including strategy, financial, operational or transactional matters, could have a material adverse effect on the ability of that business to move forward with key initiatives or projects or take other actions, and could also negatively affect the long-term relationships among the business owners and the ability of the entity to function efficiently and effectively. Any such circumstance could materially adversely affect our business, financial condition, cash flows, result of operations and/or prospects.

With respect to ventures and other businesses over which we do not exercise control, we could be responsible for significant liabilities or losses related to these businesses. For example, to date we have recorded equity losses from our investment in RBS Sempra Commodities, which represents an estimate of our obligations to settle outstanding tax matters and related legal costs, and we could be subject to further losses upon final resolution of these matters. In addition to other risks inherent in these businesses, if their management were to fail to perform adequately, the other investors in the businesses were unable or otherwise failed to perform their obligations to provide capital and credit support for these businesses, business decisions were made with which we do not agree or other factors were to result in liabilities or losses at these entities, it could have a material adverse effect on our results of operations, financial condition, cash flows and/or prospects. We discuss our investments further in Notes 5, 6 and 16 of the audited consolidated financial statements.

Our business could be negatively affected as a result of actions of activist shareholders.

Activist shareholders may, from time to time, engage in proxy solicitations, advance shareholder proposals, or otherwise attempt to effect changes and assert influence on our board of directors and management. In taking these steps, activist shareholders could seek to acquire significant amounts of our capital stock, which could threaten our ability to use some or all our net operating loss carryforwards if any such attempt were to result in our corporation undergoing an “ownership change” under applicable tax rules. Responding to activist shareholders would require us to incur significant legal and advisory fees, proxy solicitation expenses (in the case of a proxy contest) and administrative and associated costs and require significant time and attention by our board of directors and management, diverting their attention from the pursuit of our business strategy.

Any perceived uncertainties as to our future direction and control, our ability to execute on our strategy, or the composition of our board of directors or senior management team arising from a proxy contest or increased ownership or other interest in our company from activist shareholders could lead to the perception of a change in the direction of our business or instability, which could be exploited by our competitors and/or other activist shareholders, result in the loss of business opportunities, and make it more difficult to pursue our strategic initiatives or attract and retain qualified personnel and business partners, any of which could have a material adverse effect on our business, operating results and/or prospects. Further, any such actions could cause significant fluctuations in the trading prices of our common stock, preferred stock and debt securities based on temporary or speculative market perceptions or other factors that may not reflect the underlying fundamentals and prospects of our business.

Financial and Capital Stock-Related Risks

Impairment of our long-lived assets, intangible assets or goodwill would negatively impact our consolidated results of operations and net worth.

As of September 30, 2020, we had $205 million of intangible assets and $1,602 million of goodwill, which represented approximately 0.3% and 2.4%, respectively, of the total assets on our Consolidated Balance Sheet, primarily related to entities in our Sempra Mexico segment. We perform recovery testing of our recorded asset values when market conditions indicate that such values may not be recoverable. Goodwill is not amortized, but we test it for impairment annually on October 1 or whenever events or changes in circumstances necessitate an evaluation, which could result in our recording a goodwill impairment loss. We discuss our impairment testing of long-lived assets and goodwill and the factors considered in such testing in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report and in Note 1 of the audited consolidated financial statements. An impairment loss could materially adversely affect our results of operations for the period in which such charge is recorded.

The Tax Cuts and Jobs Act of 2017 may materially adversely affect our financial condition, results of operations and/or cash flows, as well as the value of investments in our common stock, preferred stock and debt securities.

The Tax Cuts and Jobs Act of 2017 (the “TCJA”) significantly changed the IRC, including taxation of U.S. corporations, by, among other things:

•	reducing the U.S. corporate income tax rate, which has negatively impacted required income tax reimbursement payments to us from SDG&E, SoCalGas and Oncor

•	altering the expensing of capital expenditures

•	limiting interest deductions under certain circumstances

•	adopting elements of a territorial tax system

•	assessing a one-time deemed repatriation tax on cumulative undistributed earnings of U.S.-owned foreign entities at the time of enactment

•	introducing certain anti-base erosion provisions

While the U.S Department of the Treasury has issued final regulations for various sections of the IRC, certain aspects of the legislation are still subject to interpretation and will require implementing regulations by the U.S. Department of the Treasury, as well as state tax authorities, which could mitigate or increase adverse impacts. In addition, the regulatory treatment of the impacts of this legislation may be subject to the discretion of the U.S. Federal Energy Regulatory Commission (the “FERC”) and state public utility commissions. Moreover, the future status of the TCJA is uncertain because the incoming U.S. Administration could seek to modify or reverse some or all of this legislation. Any such circumstance could materially adversely affect our business, financial condition, cash flows, or results of operations.

We discuss the effects of the TCJA further in Note 8 of the audited consolidated financial statements and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report.

The economic interest, voting rights and market value of our outstanding common and preferred stock may be adversely affected by any additional equity securities we may issue and, with respect to our common stock, by our outstanding preferred stock.

As of September 30, 2020, we had 23,900,000 shares of preferred stock outstanding, 17,250,000 of which constitute our 6% mandatory convertible preferred stock, series A (“series A preferred stock”) and are scheduled to convert into shares of our common stock on January 15, 2021, 5,750,000 of which constitute our 6.75% mandatory convertible preferred stock, series B (“series B preferred stock”) and are scheduled to convert into shares of our common stock on July 15, 2021, and the remaining 900,000 of which constitute our 4.875% fixed-rate reset cumulative redeemable perpetual preferred stock, series C (“series C preferred stock”) and are not convertible. We may seek to raise capital by issuing additional shares of common or preferred stock, which, together with the conversion of the series A preferred stock and series B preferred stock into our common stock, may materially dilute the voting rights and economic interests of holders of our outstanding common and preferred stock and materially adversely affect the trading price of our common and preferred stock.

Dividend requirements associated with our preferred stock subject us to certain risks.

Any future payments of cash dividends, and the amount of any cash dividends we pay, on our series A preferred stock, series B preferred stock and series C preferred stock will depend on, among other things, our financial condition, capital requirements and results of operations, the ability of our subsidiaries and equity method investees to distribute cash to us, and other factors that our board of directors may consider relevant. Any failure to pay scheduled dividends on our preferred stock when due would have a material adverse impact on the market price of our preferred stock, our common stock and our debt securities and would prohibit us, under the terms of our preferred stock, from paying cash dividends on or repurchasing shares of our common stock (subject to limited exceptions) until such time as we have paid all accumulated and unpaid dividends on the preferred stock.

The terms of the series A preferred stock, series B preferred stock and series C preferred stock generally provide that if dividends on any shares of the preferred stock have not been declared and paid or have been declared but not paid for six or more quarterly dividend periods for the series A preferred stock and series B preferred stock and three or more semi-annual dividend periods for the series C preferred stock, whether or not for consecutive dividend periods, the holders of the preferred stock, voting together as a single class, will be entitled to elect a total of two additional members of our board of directors, subject to certain terms and limitations.

Risks Related to All Sempra Businesses

Operational Risks

Our businesses face risks related to the COVID-19 pandemic.

The COVID-19 pandemic is currently materially impacting communities, supply chains and markets around the world. The U.S. economy is experiencing a significant slowdown and claims for unemployment have increased to historic levels. To date, the COVID-19 pandemic has not had a material impact on our results of operations. However, we are conducting business with substantial modifications to employee travel, employee work locations, and virtualization or cancellation of certain business activities, among other modifications. If these or other similar measures were to increase or continue for an extended period, we could experience employee absenteeism, decreased efficiency and productivity by our workforce and other similar impacts that could jeopardize our ability to sustain operations and satisfy compliance requirements and could result in higher operating costs. We also have observed other companies, including our current and prospective counterparties, customers and partners, as well as many governments, including our regulators and other governing bodies that affect our businesses, taking precautionary, preemptive and responsive actions to address the effects of the COVID-19 pandemic, and they may take further actions that alter their normal operations. These actions by third parties could materially impact our operations, results, liquidity and ability to pursue capital projects and strategic initiatives. For example, the CPUC has required that all energy companies under its jurisdiction take action to implement several emergency customer protection measures to support California customers. The measures currently apply to all residential and small business customers affected by the COVID-19 pandemic and include suspending service disconnections due to nonpayment, waiving late payment fees, and offering flexible payment plans for customers experiencing difficulty paying their electric or gas bills. These actions have resulted in a reduction in payments received from our customers and an increase in uncollectible accounts, which could become material, and any inability to recover these costs could have a material adverse effect on the cash flows, financial condition and results of operations for Sempra, SDG&E and SoCalGas. As another example, our final investment decision on Phase 1 of the proposed ECA LNG Holdings B.V. (“ECA LNG JV”) natural gas liquefaction project, which was made in the fourth quarter of 2020, was delayed due in part to the closure of non-essential activities in Mexico in response to the COVID-19 pandemic, which hindered our ability to obtain an export permit from the Mexican government that was necessary for the project to proceed. If this or other projects under development are further delayed due to continuing or worsening conditions caused by the COVID-19 pandemic or other related factors, the performance and prospects of our LNG export business could be materially adversely affected.

In addition, the economic slowdown caused by the COVID-19 pandemic and the current uncertainty in the global oil and gas markets, or a combination of these factors, have contributed to the delay of our projected final investment decision on our proposed Port Arthur LNG liquefaction export project from 2020 to 2021. These conditions, as well as potential disruptions of construction and development activity if our project counterparties implement or are required to implement stay-at-home or limited workforce measures in response to the pandemic, could result in substantial further delays of our LNG and other projects currently under development.

Although Sempra, SDG&E and SoCalGas are not currently constrained in their ability to borrow money at reasonable rates, these circumstances could change if the COVID-19 pandemic worsens or continues for an extended period and adversely affects conditions in the capital markets, which could have a material negative effect on our liquidity, results of operations, strategic initiatives and prospects. To date, the COVID-19 pandemic has resulted in a slowdown of certain of our capital spending, which could worsen if conditions deteriorate or fail to improve in the near term and which could have a material adverse effect on Sempra’s, SDG&E’s and SoCalGas’ results of operations and prospects.

We will continue to actively monitor the effects of the COVID-19 pandemic and may take further actions that alter our business operations as may be required by federal, state or local authorities, or that we determine are in the best interests of our employees, customers, partners and suppliers. However, we cannot at this time predict the extent to which the COVID-19 pandemic will further impact our liquidity, financial condition, results of operations and prospects.

Severe weather conditions, natural disasters, pandemics, accidents, equipment failures, explosions or acts of terrorism could materially adversely affect our businesses, financial condition, results of operations, cash flows and/or prospects.

Like other capital intensive businesses, our facilities and infrastructure may be damaged by severe weather conditions and natural disasters such as fires, earthquakes, tornadoes, hurricanes, other storms, tsunamis, heat waves, rising sea levels, floods, mudslides, drought, solar events and electromagnetic events; pandemics; accidents; equipment failures; explosions; or acts of terrorism, vandalism, war or criminality. Because we are in the business of using, storing, transporting and disposing of highly flammable and explosive materials, as well as radioactive materials, and operating highly energized equipment, the risks such incidents may pose to our facilities and infrastructure, as well as the risks to the surrounding communities for which we could be held responsible, are substantially greater than the risks such incidents may pose to a typical business. The facilities and infrastructure that we own or in which we have interests that may be subject to such incidents include, among others:

•	natural gas, propane and ethane pipelines, storage and compressor facilities

•	electric transmission, distribution and battery storage equipment

•	power generation plants, including renewable energy and natural gas-fired generation

•	marine and inland ethane and liquid fuels, LNG and LPG facilities, terminals and storage

•	nuclear power facilities, nuclear fuel and nuclear waste storage facilities (through SDG&E’s minority interest in SONGS, which is currently being decommissioned)

Such incidents could result in severe business disruptions; prolonged power outages; property damage, injuries or loss of life for which our businesses could be liable; significant decreases in revenues and earnings; and/or other significant additional costs to us, including as a result of higher maintenance costs or restoration expenses, amounts to compensate third parties, and regulatory fines, penalties and disallowances. For our regulated utilities, these liabilities or increased costs may not be recoverable in rates. Such incidents that do not directly affect our facilities may impact our business partners, supply chains and transportation, which could negatively impact construction projects and our ability to provide natural gas and electricity to our customers. Moreover, weather-related incidents have become more prevalent, unpredictable and severe as a result of climate change or other factors, and we are currently in the midst of a severe global pandemic, any of which could have a greater impact on our businesses than is currently anticipated and, for our regulated utilities, rates may not be adequately or timely adjusted to reflect any such increased impact. Any such incident could have a material adverse effect on our businesses, financial condition, results of operations, cash flows and/or prospects.

Depending on the nature and location of the facilities and infrastructure affected, any such incident also could cause catastrophic fires; natural gas, natural gas odorant, propane or ethane leaks; releases of other greenhouse gas (“GHG”); radioactive releases; explosions, spills or other significant damage to natural resources or property belonging to third parties; or personal injuries, health impacts or fatalities, or could present a nuisance to impacted communities. Any of these consequences could lead to significant claims against us. In some cases, we may be liable for damages even though we are not at fault, such as in cases in which the doctrine of inverse condemnation applies. We discuss how the application of this doctrine in California imposes strict liability on an electric utility whose equipment is determined to be a cause of a fire (meaning the utility may be found liable regardless of fault) below under “—Risks Related to the California Utilities—Operational Risks.” Insurance coverage may significantly increase in cost or become prohibitively expensive, may be disputed by the insurers, or may become unavailable for certain of these risks or at sufficient levels, and any insurance proceeds we receive may be insufficient to cover our losses or liabilities due to the existence of limitations, exclusions, high deductibles, failure to comply with procedural requirements, and other factors, which could materially adversely affect our businesses, financial condition, results of operations, cash flows and/or prospects, as well as the trading prices of our common stock, preferred stock and debt securities.

The operation of our facilities depends on good labor relations with our employees.

Several of our businesses have entered into and have in place collective bargaining agreements with different labor unions. Our collective bargaining agreements are generally negotiated on a company-by-company basis. Any failure to reach an agreement on new labor contracts or to negotiate these labor contracts might result in strikes, boycotts or other labor disruptions. Labor disruptions, strikes or significant negotiated wage and benefit increases, whether due to union activities, employee turnover or otherwise, could have a material adverse effect on our businesses, results of operations and/or cash flows.

In addition to general information risks and cyber risks that all large corporations face (e.g. malware, general cyber- or phishing-attacks by outsiders, malicious intent by insiders and inadvertent disclosure of sensitive information), we face evolving cybersecurity risks associated with protecting sensitive and confidential customer and employee information, smart grid infrastructure, and natural gas pipeline and storage infrastructure.

In the ordinary course of business, Sempra and its subsidiaries collect and retain sensitive information, including personal identification information about customers and employees, customer energy usage and other information, and our operations rely on complex, interconnected networks of generation, transmission, distribution, storage, control, and communication technologies and systems. Existing business technologies and the deployment of new business technologies represent a large-scale opportunity for attacks on or other failures to protect our information systems and confidential information, as well as on the integrity of the energy grid and our natural gas infrastructure. In particular, various private and public entities have noted that cyber- and other attacks targeting utility systems and other energy infrastructures are increasing in sophistication, magnitude, and frequency. Additionally, the California Utilities are increasingly required to disclose large amounts of data (including customer energy usage and personal information regarding customers) to support changes to California’s electricity market related to grid modernization and customer choice, increasing the risks of inadvertent disclosure or other unauthorized access of sensitive information. Further, the virtualization of many business activities as a result of the COVID-19 pandemic increases cyber risk, and there generally has been an associated increase in targeted cyber-attacks. Moreover, all of our businesses operating in California are subject to enhanced state privacy laws that have recently taken effect, which require companies that collect information on California residents to, among other things, make new disclosures to consumers about their data collection, use and sharing practices, allow consumers to opt out of certain data sharing with third parties and provide a new cause of action for breaches of certain highly sensitive categories of personal information resulting from a failure to reasonably secure them, and other states in which we do business could adopt similar laws in the future.

Addressing cyber risks is the subject of significant ongoing activities across Sempra’s businesses, including investing in risk management and information security measures to try to protect our systems and information. The cost and operational consequences of implementing, maintaining and enhancing system protection measures are significant, and they could materially increase to address increasingly intense, complex and sophisticated cyber risks. Despite our efforts, our businesses are not fully insulated from cyber-attacks or system disruptions. In addition, we often rely on third-party vendors to deploy new business technologies and maintain, modify and update our systems, including systems that manage sensitive information, and these third parties could fail to establish adequate risk management and information security measures with respect to these systems. Any attack on our information systems, the integrity of the energy grid, our pipelines and distribution and storage infrastructure or one of our facilities, or unauthorized access, damage or improper disclosure of confidential customer or employee information or other sensitive data, could result in energy delivery service failures, financial and reputational loss, violations of privacy laws, fines or penalties, customer dissatisfaction and litigation, any of which could in turn have a material adverse effect on our businesses, cash flows, financial condition, results of operations and/or prospects. Although Sempra currently maintains cyber liability insurance, this insurance is limited in scope and subject to exceptions, conditions and coverage limitations and may not cover any or even a substantial portion of the costs associated with the consequences of any compromise of our information systems or confidential information, and there is no guarantee that the insurance we currently maintain will continue to be available at rates that we believe are commercially reasonable.

Further, as seen with recent cyber-attacks around the world, the goal of a cyber-attack may be primarily to inflict large-scale harm on a company and the places where it operates. Any such cyber-attack could cause widespread destruction of or disruption to our operating, financial and administrative systems that could materially adversely affect our business operations and the integrity of the power grid, our pipelines and distribution and storage infrastructure or one of our related facilities, negatively impact our ability to produce accurate and timely financial statements or comply with ongoing disclosure obligations or other regulatory requirements, and/or release confidential information about our company and our customers, employees and other constituents, any of which could lead to sanctions or negatively affect the general perception of our business in the financial markets and which could have a material adverse effect on our businesses, cash flows, financial condition, results of operations and/or prospects.

Financial Risks

The substantial debt service obligations of Sempra, SDG&E and SoCalGas from their respective consolidated indebtedness could have a material adverse effect on our results of operations, cash flows, financial condition and/or prospects, and with respect to Sempra, could require additional equity securities issuances.

The substantial debt service obligations of Sempra, SDG&E and SoCalGas from their respective consolidated indebtedness could have a material adverse effect on our results of operations, cash flows, financial condition and/or prospects by, among other things:

•	making it more difficult and costly for each of these companies to service its debt or pay or refinance its debts as they become due, particularly during adverse economic or industry conditions

•	limiting flexibility to pursue other strategic opportunities or react to changes in each of our businesses and the industry sectors in which they operate

•

requiring a substantial portion of available cash to be used for debt service payments, including interest, thereby reducing the availability of cash to fund working capital, capital expenditures, development projects, acquisitions, dividend payments and other general corporate purposes

•

lenders might require additional materially adverse terms, conditions or covenants in the debt instruments for new debt, which might include restrictions on uses of proceeds or other assets or limitations on the ability to incur additional debt, create liens, pay dividends, redeem or repurchase stock, make investments or receive distributions from subsidiaries or equity method investments

Sempra is committed to maintaining its credit ratings at investment grade. To maintain these credit ratings, we may reduce the amount of our outstanding indebtedness with the proceeds from the issuance of additional shares of common or preferred stock. Additional equity issuances may dilute the voting rights and economic interests of existing holders of Sempra’s common and preferred stock. There is no assurance that, should we elect to do so, we would be able to issue additional shares of Sempra’s common or preferred stock with terms that we consider acceptable or at all or reduce the amount of our outstanding indebtedness to a level that allows us to maintain our investment grade credit ratings, which may have a material adverse effect on Sempra’s cash flows, financial condition, results of operations and/or prospects.

The availability and cost of debt or equity financing could be adversely affected by conditions in the financial markets and economic conditions generally, as well as other factors, and any such negative effects could materially adversely affect us.

Our businesses are capital intensive and we rely on long-term debt to fund a significant portion of our capital expenditures and repay outstanding debt, and on short-term borrowings to fund a significant portion of day-to-day business operations. Sempra may also seek to raise capital by issuing additional equity.

Limitations on the availability of credit, increases in interest rates or credit spreads or other negative effects on the terms of any debt or equity financing we may pursue could materially adversely affect our businesses, cash flows, results of operations, financial condition and/or prospects, as well as our ability to meet contractual and other commitments. In difficult market environments, we may find it necessary to fund our operations and capital expenditures at a higher cost or we may be unable to raise as much funding as we need to support new or ongoing business activities. This could cause us to reduce non-safety related capital expenditures and could increase our cost of servicing debt, both of which could significantly reduce our short-term and long-term profitability.

Other factors can affect the availability and cost of capital for our businesses in addition to the terms of debt and equity financing, including, among others:

•	adverse changes to economic and financial market conditions and laws and regulations in the jurisdictions in which we operate or do business

•	the overall health of the energy industry

•	volatility in natural gas or electricity prices

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for Sempra and SDG&E, risks related to California wildfires and any failure by the State of California to adequately address the financial and operational wildfire-related risks facing California electric investor-owned utility (“IOUs”)

•	the deterioration of or uncertainty in the political or regulatory environment for local natural gas distribution companies operating in California

•	credit ratings downgrades

We are subject to additional risks due to uncertainty relating to the calculation of LIBOR and its scheduled discontinuance.

Certain of our financial and commercial agreements, including variable rate indebtedness and credit facilities, as well as interest rate derivatives, incorporate the London Interbank Offered Rate (“LIBOR”) as a benchmark for establishing certain rates. The Financial Conduct Authority in the United Kingdom, which regulates LIBOR, has emphasized the need for market participants to transition away from LIBOR before the end of 2021. Based on this and other similar announcements, it appears highly likely that LIBOR will be discontinued, modified or replaced with a different benchmark rate after 2021. This could cause LIBOR to perform differently than it has performed historically pending any discontinuance or modification and after any modification. In addition, although the Secured Overnight Financing Rate (“SOFR”) has been identified as a likely replacement benchmark rate, a number of other alternatives to LIBOR also have been proposed or are being developed and it is not certain which, if any, will be adopted. Any of these alternatives may result in interest payments that are higher than expected or that do not otherwise correlate over time with the payments that would have been made on such indebtedness if the applicable LIBOR rate was available in its current form. For example, SOFR is a relatively new market index and as the related market continues to develop, the performance and characteristics of this potential alternative rate could materially deviate from those of LIBOR in its current form. Changes to or the discontinuance of LIBOR, any further uncertainty regarding the implementation of such changes or discontinuance, and uncertainties regarding potential alternative benchmark rates and their performance and characteristics, could have a material adverse effect on the value and cost of our variable rate indebtedness and/or borrowings, the effectiveness of our cash flow hedges and the cost of doing business under our commercial agreements that incorporate LIBOR, and could require us to seek to amend the terms of the relevant indebtedness or agreements, which may be on terms materially worse than existing terms. The occurrence of any of these risks could have a material adverse effect on our financial condition, cash flows and/or results of operations.

Certain credit rating agencies may downgrade our credit ratings or place those ratings on negative outlook.

Credit rating agencies routinely evaluate Sempra and the California Utilities, and their ratings are based on a number of factors, including the increased risk of wildfires in California; perceived supportiveness of the regulatory environment affecting utility operations, including delays and difficulties in obtaining recovery, or the denial of recovery, for wildfire-related costs; the deterioration of or uncertainty in the political or regulatory environment for local natural gas distribution companies operating in California; ability to generate cash flows; level of indebtedness; overall financial strength, including credit metrics; specific transactions or events, such as share repurchases; diversification beyond the regulated utility business (in the case of Sempra); and the status of certain capital projects, as well as other factors beyond our control, such as the state of the economy and our industry generally. Downgrades and factors causing downgrades of one or both of the California Utilities can have a material impact on Sempra’s credit ratings. Downgrades, as well as the factors causing such downgrades, of Sempra’s credit ratings can also have a material impact on the credit ratings of the California Utilities.

While the current Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Global Ratings (“S&P”) and Fitch Ratings, Inc. (collectively, the “Rating Agencies”) issuer credit ratings for Sempra, SDG&E and

SoCalGas are investment grade, some of these ratings have experienced downgrades or have been moved to negative outlook in 2020 and there is no assurance that these credit ratings will not be further downgraded. In that regard, S&P has Sempra, SDG&E and SoCalGas on negative outlook, and these negative outlooks could result in downgrades, or other negative credit rating actions could occur, at any time. We discuss these credit ratings further in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources and Liquidity” in our Annual Report and Quarterly Reports.

For Sempra, the Rating Agencies have noted that the following events, among other things, could lead to negative ratings actions:

•	Sempra’s failure to meet certain financial credit metrics

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investing disproportionally in unregulated or uncontracted business, such as construction of natural gas liquefaction export projects and the impact on business mix and financial credit metrics over time

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catastrophic wildfires caused by SDG&E, or catastrophic wildfires caused by any California electric IOUs that participate in the Wildfire Fund, which could exhaust the fund considerably earlier than expected

•	a ratings downgrade at SDG&E and/or SoCalGas

In addition, Moody’s has indicated that Sempra’s $500 million share repurchase effected in July and August of 2020 and new $2.0 billion share repurchase program announced in August 2020 are credit negative.

For SDG&E, the Rating Agencies have noted that the following events, among other things, could lead to negative ratings actions:

•	SDG&E’s failure to meet certain financial credit metrics

•	the CPUC does not effectively implement the more supportive prudency standard for determining wildfire liability associated with California Assembly Bills 1054 and 111 (the “Wildfire Legislation”)

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catastrophic wildfires caused by SDG&E, or catastrophic wildfires caused by any California electric IOUs that participate in the Wildfire Fund, which could exhaust the fund considerably earlier than expected

For SoCalGas, the Rating Agencies have noted that the following events, among other things, could lead to negative ratings actions:

•	SoCalGas’ failure to meet certain financial credit metrics

•	the conclusion of the CPUC’s pending regulatory proceedings where key elements of SoCalGas’ credit profile are negatively impacted

•	deterioration of, or uncertainty in, the political or regulatory environment for local natural gas distribution companies operating in California

•	a ratings downgrade at Sempra

A downgrade of Sempra’s or either of the California Utilities’ credit ratings or ratings outlooks, as well as the reasons for such downgrades, may materially and adversely affect the market prices of our equity and debt securities, the interest rates at which borrowings are made and debt securities and commercial paper are issued, and the various fees on credit facilities. This could make it significantly more costly for Sempra, SDG&E, SoCalGas and Sempra’s other subsidiaries to borrow money, to issue equity or debt securities and commercial paper and to raise other types of capital and/or complete additional financings, any of which could materially and adversely affect our ability to pay the principal of and interest on our debt securities and meet our other debt obligations and contractual commitments, and our cash flows, results of operations and/or financial condition.

We cannot and do not attempt to fully hedge our assets or contract positions against changes in commodity prices, and for those contract positions that are hedged, our hedging procedures may not mitigate our risk as planned.

To reduce financial exposure related to commodity price fluctuations, we may enter into contracts to hedge our known or anticipated purchase and sale commitments, inventories of natural gas and LNG, natural gas storage and pipeline capacity and electric generation capacity. As part of this strategy, we may use forward contracts, physical purchase and sales contracts, futures, financial swaps, and options. We do not hedge the entire exposure to market price volatility of our assets or our contract positions, and the extent of the coverage to these exposures varies over time. To the extent we have unhedged positions, or if our hedging strategies do not work as planned, fluctuating commodity prices could have a material adverse effect on our results of operations, cash flows and/or financial condition. Certain of the contracts we may use for hedging purposes are subject to fair value accounting, which may result in gains or losses in earnings for those contracts. In certain cases, these gains or losses may not reflect the associated losses or gains of the underlying position being hedged.

Risk management procedures may not prevent or mitigate losses.

Although we have in place risk management and control systems to quantify and manage risk, these systems may not prevent material losses. Risk management procedures may not always be followed as intended or may not work as planned. In addition, daily value-at-risk and loss limits are primarily based on historic price movements. If prices significantly or persistently deviate from historic prices, the limits may not protect us from significant losses. As a result of these and other factors, there is no assurance that our risk management procedures and systems will prevent or mitigate losses that could materially adversely affect our results of operations, cash flows and/or financial condition.

Market performance or changes in other assumptions could require significant unplanned contributions to pension and other postretirement benefit plans.

Sempra, SDG&E and SoCalGas provide defined benefit pension plans and other postretirement benefits to eligible employees and retirees. A decline in the market value of plan assets may increase the funding requirements for these plans. In addition, the cost of providing pension and other postretirement benefits is affected by other factors, including the assumed rate of return on plan assets, mortality tables, employee demographics, discount rates used in determining future benefit obligations, rates of increase in health care costs, levels of assumed interest rates and future governmental regulation. An adverse change in any of these factors could cause a material increase in our funding obligations which could have a material adverse effect on our results of operations, financial condition, cash flows and/or prospects.

Legal and Regulatory Risks

Our businesses are subject to complex governmental regulations and tax and accounting requirements and may be materially adversely affected by these regulations or requirements or any changes to them.

The electric power and natural gas industries are subject to complex governmental regulations, and our businesses are also subject to complex accounting and tax requirements. The regulations and requirements that affect us may, from time to time, undergo significant changes on the federal, state, local and foreign levels, including in response to economic or political conditions. Compliance with these regulations and requirements, including in the event of changes to these regulations and requirements or how they are implemented or interpreted, could materially and adversely affect how we conduct our business and increase our operating costs. New tax legislation, regulations or interpretations in the United States and other countries in which we operate or do business could materially adversely affect our tax expense and/or tax balances, and changes in tax policies could materially adversely impact our business. Any failure to comply with these regulations and requirements could subject us to significant fines and penalties, including criminal penalties in some cases, and result in the temporary or permanent shutdown of certain facilities and operations. The occurrence of any of these risks could have a material adverse effect on our businesses, cash flows, financial condition, results of operations and/or prospects.

Our operations are subject to rules relating to transactions among the California Utilities and other Sempra businesses. These rules are commonly referred to as “affiliate rules,” which primarily impact commodity and commodity-related transactions. These businesses could be materially adversely affected by changes in these rules or to their interpretations, or by additional CPUC or FERC rules that further restrict our ability to sell natural gas or electricity to, or to trade with, the California Utilities and with each other. Affiliate rules also restrict these businesses from entering into any such transactions with the California Utilities. Any such restrictions on or approval requirements for transactions among affiliates could materially adversely affect the LNG facilities, natural gas pipelines, electric generation facilities, or other operations of our subsidiaries, which could have a material adverse effect on our businesses, cash flows, financial condition, results of operations and/or prospects.

Our businesses require numerous permits, licenses, franchises, and other approvals and agreements from various federal, state, local and foreign governmental agencies, and the failure to obtain or maintain any of them could materially adversely affect our businesses, cash flows, financial condition, results of operations and/or prospects.

Our businesses and operations require numerous permits, licenses, rights-of-way, franchise agreements, certificates and other approvals and agreements from federal, state, local and foreign governmental agencies. These approvals may not be granted in a timely manner or at all or may be modified, rescinded or fail to be extended by one or more of the governmental agencies and authorities that oversee our businesses or as a result of litigation. For example, SoCalGas’ franchise agreements with the City of Los Angeles and Los Angeles County are due to expire in December 2021 and June 2023, respectively, and SDG&E’s franchise agreement with the City of San Diego was scheduled to expire in January 2021. SDG&E participated in the City’s competitive bid process for the franchises, which the City subsequently cancelled. In December 2020, the City of San Diego and SDG&E agreed to extend the natural gas and electric franchises to June 1, 2021. The additional time allows newly elected City officials to seek public input and additional information necessary to renew and conclude the process to execute new franchise agreements. Successfully obtaining, maintaining or renewing any or all of these approvals could result in higher costs or the imposition of conditions or restrictions on the manner in which we operate our businesses. Furthermore, our permits require compliance by us and may require compliance by our underlying customers. Failure by us or our customers to comply with permit, license, right-of-way or franchise requirements could result in these approvals and agreements being modified, suspended or rescinded and could subject us to significant fines and penalties. If one or more of these approvals or agreements were to be suspended, rescinded or otherwise terminated, including due to expiration, or be modified in a manner that makes our continued operation of the applicable business prohibitively expensive or otherwise undesirable or impossible, we may be required to temporarily or permanently cease certain of our operations, sell the associated assets or remove them from service, construct new assets intended to bypass the impacted area, or any combination of the foregoing, in which case we may lose a significant portion of our rate base or other revenue generating assets, our prospects may be materially adversely affected and we may incur significant impairment charges or other costs that may not be recoverable. The occurrence of any of these events could materially adversely affect our businesses financial condition, results of operations, cash flows and/or prospects.

We may invest significant amounts of money in major capital projects prior to receiving regulatory approval. If there is a delay in obtaining required regulatory approvals; if any regulatory approval is conditioned on major changes or other requirements that increase costs or impose restrictions on our existing or planned operations; if we fail to obtain or maintain required approvals or to comply with them or other applicable laws or regulations; if we are involved in litigation that adversely impacts any required approvals or rights to the applicable property; or if management decides not to proceed with a project, we may be unable to recover any or all amounts invested in that project. Any such occurrence could cause our operations and prospects to materially decline and our costs to materially increase, result in material impairments, and otherwise materially adversely affect our businesses, financial condition, results of operations, cash flows and/or prospects.

Our businesses have significant environmental compliance costs, and future environmental compliance costs could have a material adverse effect on our cash flows and/or results of operations.

Our businesses are subject to extensive federal, state, local and foreign statutes, rules and regulations relating to environmental protection, including air quality, water quality and usage, wastewater discharge, solid waste management, hazardous waste disposal and remediation, conservation of natural resources, wetlands and wildlife, renewable energy resources, climate change and GHG emissions, among others. To comply with these legal requirements, we must spend significant amounts on environmental monitoring, pollution control equipment, mitigation costs and emissions fees, and these amounts could increase as a result of various factors that we may not control, including if these legal requirements change, permits are not issued, renewed or amended as anticipated, energy demands increase or our mix of energy supplies changes. Our regulated utilities may be materially adversely affected if these additional costs are not recoverable in rates. In addition, we may be ultimately responsible for all on-site liabilities associated with the environmental condition of our projects and properties, in each case regardless of when the liabilities arose and whether they are known or unknown, which exposes us to risks arising from contamination at our former or existing facilities or with respect to off-site waste disposal sites that have been used in our operations. In the case of our regulated utilities, some of these costs may not be recoverable in rates. Our facilities, including those of our JVs, are subject to laws and regulations that have been the subject of increased enforcement activity with respect to power generation facilities. Failure to comply with applicable environmental laws and regulations may subject our businesses to substantial penalties and fines, including criminal penalties in some cases, and/or significant curtailments of our operations, which could materially adversely affect our cash flows and/or results of operations.

Increasing international, national, regional and state-level environmental concerns as well as related new or proposed legislation and regulation may have material negative effects on our operations, operating costs and the scope and economics of proposed expansions or other capital expenditures, which could have a material adverse effect on our results of operations, cash flows and/or prospects. In particular, existing and potential state, national and international legislation and regulation relating to the control and reduction of GHG emissions may materially limit operations or otherwise materially adversely affect us. For example, California Senate Bill (“SB”) 100 requires each California electric utility, including SDG&E, to procure 50% of its annual electric energy requirements from renewable energy sources by 2026, and 60% by 2030. SB 100 also creates the policy of meeting all of California’s retail electricity supply with a mix of Renewables Portfolio Standard-eligible and zero-carbon resources by 2045. The law also includes stipulations that this policy not increase carbon emissions elsewhere in the western grid and not allow resource shuffling, and requires that the CPUC, the California Energy Commission, the California Air Resources Board (“CARB”) and other state agencies incorporate this policy into all relevant planning. In addition to signing SB 100 into law, the then-Governor of California also signed an executive order establishing a new statewide goal to achieve carbon neutrality as soon as possible, and no later than 2045, and achieve and maintain net negative emissions thereafter. The executive order calls on CARB to address this goal in future scoping plans, which affect several major sectors of California’s economy, including transportation, agriculture, development, industrial and others. California recently issued new climate initiatives in line with this statewide goal, including two executive orders requiring sales of all passenger vehicles to be zero-emission by 2035. Our California Utilities and any of our other businesses impacted by similar future laws and regulations may be materially adversely affected if these additional costs are not recoverable in rates or, with respect to our non-regulated utility businesses, if such costs are not able to be passed through to customers. Even if such costs are recoverable, the effects of existing and proposed GHG emission reduction standards may cause rates or other costs to customers to increase to levels that substantially reduce customer demand and growth, which may have a material adverse effect on the cash flows, performance, businesses and/or prospects of the California Utilities and any of our other affected businesses. SDG&E, as well as any of our other businesses affected by similar mandates in the future, may also be subject to significant penalties and fines if certain mandated renewable energy goals are not met.

In addition, existing and future laws, orders and regulations regarding mercury, nitrogen and sulfur oxides, particulates, methane or other emissions, or interpretations or revisions to these laws, orders and regulations, could result in requirements for additional monitoring, pollution monitoring and control equipment, safety practices, other operational changes to satisfy new mandates or emission fees, taxes or penalties, any of which could materially adversely affect our results of operations, financial condition and/or cash flows.

Our businesses, results of operations, financial condition and/or cash flows may be materially adversely affected by the outcome of litigation or other proceedings in which we are involved.

Sempra and its subsidiaries are defendants in a number of lawsuits, binding arbitrations and regulatory proceedings, including in connection with the Aliso Canyon natural gas storage facility natural gas leak that we discuss in further detail below under “—Risks Related to the California Utilities—Legal and Regulatory Risks.” We discuss material pending proceedings in Note 16 of the Notes to audited consolidated financial statements. We have spent, and continue to spend, substantial amounts of money, time and employee and management focus defending these lawsuits and proceedings and on related investigations and regulatory proceedings. The uncertainties inherent in lawsuits, arbitrations and other legal proceedings make it difficult to estimate with any degree of certainty the timing, costs and effects of resolving these matters. In addition, juries have demonstrated a willingness to grant large awards, including punitive damages, in personal injury, product liability, property damage and other claims. Accordingly, actual costs incurred may differ materially from insured or reserved amounts and may not be recoverable, in whole or in part, by insurance or in rates from our customers. Any of the foregoing could cause significant reputational damage and materially adversely affect our businesses, results of operations, financial condition and/or cash flows.

Risks Related to the California Utilities

Operational Risks

The California Utilities are subject to risks arising from the operation, maintenance and upgrade of their natural gas and electricity infrastructure and information technology systems, which, if they materialize, could materially and adversely affect Sempra’s and the California Utilities’ financial results.

The California Utilities own and operate electric transmission and distribution facilities and natural gas transmission, distribution and storage facilities, which are, in many cases, interconnected and/or managed by information technology systems. Even though the California Utilities undertake substantial capital investment projects to construct, replace, maintain, improve and upgrade these facilities and systems, there is a risk of, among other things, potential breakdown or failure of equipment or processes due to aging infrastructure and information technology systems, human error in operations or maintenance, shortages of or delays in obtaining equipment, material and labor, operational restrictions resulting from environmental requirements and governmental interventions, and performance below expected levels, and these risks could be amplified while capital investment projects are in process. Because our transmission facilities are interconnected with those of third parties, the operation of our facilities could also be adversely affected by events occurring on the systems of such third parties, some of which may be unanticipated or uncontrollable by us.

Additional risks associated with the ability of the California Utilities to safely and reliably operate, maintain, improve and upgrade their facilities and systems, many of which are beyond the California Utilities’ control, include, among others:

•

failure to meet customer demand for natural gas and/or electricity, curtailments, controlled or uncontrolled gas outages, or gas surges back into homes that could cause serious personal injury or loss of life

•	a prolonged widespread electrical black-out that results in damage to the California Utilities’ equipment or damage to property owned by customers or other third parties

•	the release of hazardous or toxic substances into the air, water or soil, including gas leaks

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severe weather events or natural disasters, pandemics, or attacks by third parties such as cyber-attacks, acts of terrorism, vandalism or war, the effects of which we discuss above under “—Risks Related to All Sempra Businesses—Operational Risks”

•	inadequate emergency preparedness plans and the failure to respond effectively to catastrophic events that could lead to public or employee harm or extended outages

The occurrence of any of these events could affect demand for natural gas or electricity, cause unplanned outages, damage the California Utilities’ assets and/or operations, damage the assets and/or operations of third parties on which the California Utilities rely, damage property owned by customers or others, and cause personal injury or death. Any such events could materially adversely affect Sempra’s and one or both of the California Utilities’ financial condition, cash flows and/or results of operations.

Wildfires in California pose a significant risk to the California Utilities’ (particularly SDG&E’s) and Sempra’s business, financial condition, results of operations and/or cash flows.

Potential for Increased and More Severe Wildfires

In 2020, California experienced some of the largest wildfires (measured by acres burned) in its history. Frequent and more severe drought conditions, inconsistent and extreme swings in precipitation, changes in vegetation caused by these precipitation swings or other factors, unseasonably warm temperatures, very low humidity and stronger winds have increased the duration of the wildfire season and the intensity and prevalence of wildfires in California, including in SDG&E’s and SoCalGas’ service territories, and have made these wildfires increasingly difficult to predict and contain. Changing weather patterns, including as a result of climate change, could cause these conditions to become even more extreme and unpredictable. These wildfires could place third-party property and the California Utilities’ electric and natural gas infrastructure in jeopardy and reduce the availability of hydroelectric generators, and these wildfires and the associated weather conditions could result in temporary power shortages in SDG&E’s and SoCalGas’ service territories. In addition, the State of California has been subject to housing shortages such that certain local land use policies and forestry management practices have been relaxed to allow for the construction and development of residential and commercial projects in high-risk fire areas that may not have the infrastructure or contingency plans necessary to address wildfire risks, which could lead to increased third-party claims and greater losses for which SDG&E or SoCalGas may be liable. We discuss the effects wildfires or other natural disasters could have on our businesses, including the ways in which they could materially adversely affect the California Utilities’ and Sempra’s business, financial condition, results of operations and/or cash flows, in this risk factor below and above under “—Risks Related to All Sempra Businesses—Operational Risks.”

The Wildfire Legislation

In July 2019, the Governor of California signed the Wildfire Legislation into law, which addresses certain important issues related to catastrophic wildfires in the State of California and their impact on electric IOUs (investor-owned gas distribution utilities such as SoCalGas are not covered by this legislation). The issues addressed include wildfire mitigation, cost recovery standards and requirements, a wildfire fund, a cap on liability, safety certifications, and the establishment of a wildfire safety board. The Wildfire Legislation did not change the doctrine of inverse condemnation, which imposes strict liability (meaning that liability is imposed regardless of fault) on a utility whose equipment, such as its electric distribution and transmission lines, is determined to be a cause of a fire. In such an event, the utility would be responsible for the costs of damages, including potential business interruption losses, as well as interest and attorneys’ fees, even if the utility has not been found negligent. The doctrine of inverse condemnation also is not exclusive of other theories of liability, including if the utility were found negligent, in which case additional liabilities, such as fire suppression, clean-up and evacuation costs, medical expenses, and personal injury, punitive and other damages, could be imposed. The Wildfire Legislation established a revised legal standard for the recovery of wildfire costs (Revised Prudent Manager Standard) and established the Wildfire Fund designed to provide liquidity to participating

California electric IOUs to pay wildfire-related claims against a participating IOU in the event that the governmental agency responsible for determining causation determines such IOU’s equipment caused the ignition of a wildfire, primary insurance coverage is exceeded and certain other conditions are satisfied. However, the standards prescribed by the Wildfire Legislation may not be effectively implemented or applied consistently by the State of California or the Wildfire Fund could be completely exhausted due to fires in other California IOUs’ service territories, by fires in SDG&E’s service territory or by a combination thereof, which could impact our ability to timely access capital necessary to address, in whole or in part, inverse condemnation and other liabilities. Although SDG&E was not aware of any claims made against the Wildfire Fund by any participating IOU as of January 7, 2021, there is no assurance that one or more participating IOUs will not submit claims against the Wildfire Fund in connection with any past or future wildfires. As a result, we are unable to predict whether the Wildfire Legislation will be effectively implemented or consistently applied or its impact on SDG&E’s ability to recover certain costs and expenses in the event that SDG&E’s equipment is determined to be a cause of a fire, and specifically in the context of the application of inverse condemnation. If a major fire is determined to be caused by SDG&E’s equipment, or if a major fire is determined to be caused by another California electric IOU and the Wildfire Fund is depleted as a result, Sempra’s and SDG&E’s business, financial condition, results of operations and/or cash flows could be materially adversely affected.

Cost Recovery Through Insurance or Rates

We have experienced increased costs and difficulties in obtaining insurance coverage for wildfires that could be caused by the California Utilities’ operations, particularly SDG&E’s operations, and these conditions could continue or worsen. As a result of the strict liability standard applied to electric IOU-caused wildfires in California, substantial recent losses recorded by insurance companies, and the risk of an increase in the number and size of wildfires, insurance for wildfire liabilities may not be available or may be available only at rates that are prohibitively expensive. In addition, the insurance that has been obtained for wildfire liabilities and the insurance for these liabilities that may be available in the future, if any, may not be sufficient to cover all losses that we may incur, or it may not be available in sufficient amounts to meet the $1 billion of primary insurance required by the Wildfire Legislation. Uninsured losses may not be recoverable in customer rates and increases in the cost of insurance may be challenged when we seek cost recovery through the regulatory process. We are unable to predict whether we would be allowed to recover in rates or from the Wildfire Fund the costs of any uninsured losses. A loss which is not fully insured, sufficiently covered by the Wildfire Fund and/or cannot be recovered in customer rates, such as the CPUC decision denying SDG&E’s recovery of costs related to wildfires in its service territory in 2007, could materially adversely affect Sempra’s and one or both of the California Utilities’ financial condition, cash flows and/or results of operations.

Wildfire Mitigation Efforts

Although we spend significant resources on measures designed to mitigate wildfire risks, there is no assurance that these measures will be successful or effective in reducing our wildfire-related losses or that their costs will be fully recoverable in rates. The California Utilities are required by applicable California law to submit annual wildfire mitigation plans for approval by the Wildfire Safety Division of the CPUC and could be subject to increased risks if these plans are not approved in a timely manner and fines or penalties for any failure to comply with the approved plans. One of our wildfire mitigation tools is to de-energize certain of our facilities when weather conditions become extreme and there is elevated wildfire ignition risk, in an effort to help mitigate this safety risk to the public. Such “public safety power shutoffs” have been subject to significant scrutiny by various stakeholders, including customers, regulators and law makers, that could lead to legislation or rulemaking that increases the risk of penalties and liability for damages associated with these events. Such costs may not be recoverable in rates. Unrecoverable costs, adverse legislation or rulemaking, scrutiny by key stakeholders or other negative effects associated with wildfire mitigation efforts could materially adversely affect Sempra’s and SDG&E’s financial condition, cash flows and/or results of operations.

The electricity industry is undergoing significant change, including increased deployment of distributed energy resources, technological advancements, and political and regulatory developments.

Electric utilities in California are experiencing increasing deployment of distributed energy resources, such as solar generation, energy storage, energy efficiency and demand response technologies, and California’s environmental policy objectives are accelerating the pace and scope of these industry changes. This growth of distributed energy resources will require modernization of the electric distribution grid to, among other things, accommodate increasing two-way flows of electricity and increase the grid’s capacity to interconnect distributed energy resources. Moreover, enabling California’s clean energy goals will require sustained investments in grid modernization, renewable integration projects, energy efficiency programs, energy storage options and electric vehicle infrastructure. The CPUC is conducting proceedings to: evaluate various projects and pilots; implement changes to the planning and operation of the electric distribution grid in order to prepare for higher penetration of distributed energy resources; consider future grid modernization and grid reinforcement investments; evaluate if traditional grid investments can be deferred by distributed energy resources; determine what, if any, compensation would be feasible and appropriate; and clarify the role of the electric distribution grid operator. These proceedings and the broader changes in California’s electricity industry could result in new regulations, policies and/or operational changes that could materially adversely affect SDG&E’s and Sempra’s businesses, cash flows, financial condition, results of operations and/or prospects.

SDG&E provides bundled electric procurement service through various resources that are typically procured on a long-term basis. While SDG&E currently provides such procurement service for most of its customer load, customers do have the ability to receive procurement service from a load serving entity other than SDG&E, through programs such as DA and CCA. DA is currently limited by a cap based on gigawatt hours, and CCA is only available if a customer’s local jurisdiction (city) offers such a program. Several local jurisdictions, including the City and County of San Diego and other municipalities, have implemented, are implementing or are considering implementing a CCA, which could result in SDG&E providing procurement service for less than half of its current customer load as early as 2021. When customers are served by another load serving entity, SDG&E no longer procures electricity for this departing load and the associated costs of the utility’s procured resources could then be borne by SDG&E’s remaining bundled procurement customers. Existing state law requires that customers opting to have a CCA procure their electricity must absorb the cost of above-market electricity procurement commitments already made by SDG&E on their behalf. If adequate mechanisms are not implemented to ensure compliance with state law or if state law changes, remaining bundled customers of SDG&E could potentially experience large increases in rates for commodity costs under commitments made on behalf of CCA customers prior to their departure or, if all such costs are not recoverable in rates, SDG&E could experience material increases in its unrecoverable commodity costs. If legislative, regulatory or legal action were taken that has the effect of preventing or delaying recovery of these procurement costs or if mechanisms are not in place to ensure compliance with state law, the unrecovered costs could have a material adverse effect on SDG&E’s and Sempra’s cash flows, financial condition and/or results of operations.

Natural gas and natural gas storage have increasingly been the subject of political and public scrutiny, including a desire by some to further limit or eliminate reliance on natural gas as an energy source.

Certain California legislators and stakeholder, advocacy and activist groups have expressed a desire to further limit or eliminate reliance on natural gas as an energy source by advocating increased use of renewable electricity and electrification in lieu of the use of natural gas. Certain California state agencies have recently proposed public policies that would prohibit or restrict the use and consumption of natural gas, for example in new buildings and appliances, and certain local city governments have passed ordinances restricting use of natural gas connections in newly constructed buildings. These proposals and ordinances and any other similar regulatory action could have the effect of reducing natural gas use over time. In addition, CARB, California’s primary regulator for GHG emission reduction programs, has published plans for reducing GHG emissions in line with California’s climate goals that include proposals to reduce natural gas demand, including more aggressive energy efficiency programs to reduce natural gas end use, increased renewable generation in the electric sector reducing noncore gas load, and replacement of natural gas appliances with electric appliances.

CARB’s plans also propose that some conventional natural gas be displaced with above-market renewable natural gas, which could result in increased costs that may not be fully recoverable in rates, and CARB is currently considering updates to its GHG reduction plans, which are due to be finalized in 2022, that could further reduce natural gas demand. The CPUC has initiated an Order Instituting a Rulemaking (“OIR”) to update gas reliability standards, determine the regulatory changes necessary to improve coordination between natural gas utilities and natural gas-fired electric generators, and implement a long-term planning strategy to manage the state’s transition away from natural gas-fueled technologies to meet California’s decarbonization goals. The OIR will be conducted in two phases, the first of which is addressing reliability standards and coordination between natural gas utilities and natural gas-fired electric generators, and the second of which will implement a long-term planning strategy. A reduction or the elimination of natural gas as an energy source in California could lead to certain of SoCalGas’ and SDG&E’s gas assets no longer meeting CPUC standards to recover costs and earn an associated rate of return, thus potentially causing our substantial investment in the value of these gas assets to be depreciated on an accelerated basis or become stranded, and could otherwise have a material adverse effect on SoCalGas’, SDG&E’s and Sempra’s cash flows, financial condition and/or results of operations.

SDG&E may incur substantial costs and liabilities as a result of its partial ownership of a nuclear facility that is being decommissioned.

SDG&E has a 20% ownership interest in SONGS, formerly a 2,150-megawatt (“MW”) nuclear generating facility near San Clemente, California, that is in the process of being decommissioned by Southern California Edison Company, a subsidiary of Edison International (“Edison”), the majority owner of SONGS. SDG&E, and each of the other owners, is responsible for financing its share of expenses and capital expenditures, including decommissioning activities. Although the facility is being decommissioned, SDG&E’s ownership interest in SONGS continues to subject it to the risks of owning a partial interest in a nuclear generation facility, which include, among other things:

•	the potential release of a radioactive material, including from a natural disaster, that could cause catastrophic harm to human health and the environment

•	the potential harmful effects on the environment and human health resulting from the prior operation of nuclear facilities and the storage, handling and disposal of radioactive materials

•	limitations on the amounts and types of insurance commercially available to cover losses that might arise in connection with operations and the decommissioning of the facility

•	uncertainties with respect to the technological and financial aspects of decommissioning the facility

In addition, SDG&E maintains nuclear decommissioning trusts (“NDTs”) for providing funds to decommission SONGS. Trust assets have been generally invested in equity and debt securities, which are subject to significant market fluctuations. A decline in the market value of trust assets, an adverse change in the law regarding funding requirements for decommissioning trusts, or changes in assumptions or forecasts related to decommissioning dates, technology and the cost of labor, materials and equipment could increase the funding requirements for these trusts, which costs in each case may not be fully recoverable in rates. Furthermore, CPUC approval is required in order to make withdrawals from these trusts. CPUC approval for certain expenditures may be denied altogether if the CPUC determines that the expenditures are unreasonable. In addition, decommissioning may be materially more expensive than we currently anticipate and therefore decommissioning costs may exceed the amounts in the trust funds. Rate recovery for overruns would require CPUC approval, which may not occur.

The occurrence of any of these events could result in a substantial reduction in our expected recovery and have a material adverse effect on SDG&E’s and Sempra’s businesses, cash flows, financial condition, results of operations and/or prospects.

We discuss SONGS further in Note 15 of the audited consolidated financial statements.

Legal and Regulatory Risks

The California Utilities are subject to extensive regulation by state, federal and local legislative and regulatory authorities, which may materially adversely affect us.

Rates and Other Capital-Related Matters

The CPUC regulates the California Utilities’ rates, except for SDG&E’s electric transmission rates which are regulated by the FERC. The CPUC also regulates, among other matters, the California Utilities’:

•	conditions of service

•	sales of securities

•	rates of return

•	capital structure

•	rates of depreciation

•	long-term resource procurement

The CPUC periodically approves the California Utilities’ rates based on authorized capital expenditures, operating costs, including income taxes, and an authorized rate of return on investments, as well as settlements with third parties, while incorporating a risk-based decision-making framework. The outcome of ratemaking proceedings can be affected by various factors, many of which are not in our control, including, among others, the level of opposition by intervening parties; potential rate impacts; increasing levels of regulatory review; changes in the political, regulatory, or legislative environments; and the opinions of applicable regulators, consumer and other stakeholder organizations and customers about the California Utilities’ ability to provide safe, reliable, and affordable electric and gas services. These ratemaking proceedings include decisions about major programs in which SoCalGas and SDG&E make significant investments under an approved CPUC framework, but which investments remain subject to a CPUC reasonableness review that could result in the disallowance of a portion of the incurred costs. The California Utilities also may be required to incur costs and make investments to comply with legislative and regulatory requirements and initiatives, such as those relating to the development of a state-wide electric vehicle charging infrastructure, the deployment of distributed energy resources, implementation of demand response and customer energy efficiency programs, energy storage and renewable energy targets, and underground gas storage, among others. The California Utilities’ ability to recover these costs and investments depends in part on the final form of the legislative or regulatory requirements and the ratemaking mechanisms associated with them, and could also be impacted by the timing and process of the ratemaking mechanism, in which there is a potentially significant time lag between when costs are incurred and when those costs are recovered in customers’ rates and there could be potentially material differences between the forecasted or authorized costs embedded in rates (which are set on a prospective basis) and the amount of actual costs incurred. The cash flows, results of operations, financial condition and/or prospects of Sempra Energy and each of the California Utilities may be materially adversely affected by their rates, which can be impacted by, among other things:

•	delays by the CPUC on decisions regarding recovery

•	the results of after-the-fact reasonableness reviews with unclear standards

•	finalization of legislative and regulatory requirements and initiatives in an unexpected manner

•	rejection of settlements with third parties

•	decisions denying recovery or authorizing less than full recovery on the basis that costs were not reasonably or prudently incurred or for other reasons

•	actual capital expenditures or operating costs exceeding the amounts approved by the CPUC

In addition, changes in key benchmark interest rates may trigger automatic adjustment mechanisms that determine the California Utilities’ authorized rates of return. Specifically, the cost of capital adjustment mechanism (“CCM”) considers changes in interest rates based on the applicable 12-month average Moody’s utility bond index. If triggered, the CCM could automatically update the California Utilities’ authorized cost of debt based on actual costs and authorized return on equity up or down by one-half of the change in the applicable 12-month average Moody’s utility bond index. A trigger of the CCM could materially adversely affect the results of operations and cash flows of Sempra and the California Utilities beginning in 2022. We discuss the CCM further under “California Utilities—CPUC Cost of Capital” in Note 4 of the audited consolidated financial statements.

The FERC regulates electric transmission rates, the transmission and wholesale sales of electricity in interstate commerce, transmission access, the rates of return on investments in electric transmission assets, and other similar matters involving SDG&E. These ratemaking mechanisms are subject to many risks similar to those described above regarding the CPUC.

CPUC Authority Over Operational Matters

The CPUC has regulatory authority related to utility operations, safety standards and practices, affiliate relationships and other matters, including citation programs concerning both gas and electric matters ranging from safety activity, disconnection and billing practices, resource adequacy and environmental matters. Many of these standards and programs are becoming more and more stringent and imposing increasingly severe penalties. For example, SDG&E and SoCalGas are subject to a safety enforcement program developed by the CPUC pursuant to SB 291 that includes procedures for monitoring, data tracking and analysis, and investigations, and delegates citation authority to CPUC staff under the direction of the CPUC Executive Director. The CPUC staff has authority to issue citations up to an administrative limit of $8 million per citation under this program, and penalties issued by the CPUC under the program can exceed this administrative limit, having exceeded $1.5 billion in one instance for an unrelated third party. The CPUC conducts various reviews and audits of the matters under its authority and compliance with CPUC regulations and could determine to launch investigations or open proceedings at any time on any issue it deems appropriate, the results of which could lead to citations, disallowances, fines and penalties. Any such citations, disallowances, fines or penalties for noncompliance with any CPUC regulations, programs or standards, as well as any corrective or mitigation actions required to become in compliance if not sufficiently funded in customer rates, could have a material adverse effect on Sempra’s and the California Utilities’ results of operations, financial condition, cash flows and/or prospects. We discuss various CPUC proceedings relating to the California Utilities’ rates, costs, incentive mechanisms and performance-based regulation in Notes 4, 15 and 16 of the audited consolidated financial statements.

Influence of Other Organizations and Potential Regulatory Changes

The California Utilities and Sempra may be materially adversely affected by revisions or reinterpretations of existing or new legislation, regulations, decisions, orders or interpretations of the CPUC, the FERC or other regulatory bodies, any of which could change how the California Utilities operate, affect their ability to recover various costs through rates or adjustment mechanisms, or require them to incur substantial additional expenses.

The California Utilities are also affected by the activities of organizations such as the Public Advocates Office, The Utility Reform Network, Utility Consumers’ Action Network, Sierra Club and other stakeholder, advocacy and activist groups. To the extent that any of these groups are successful in directly or indirectly influencing the California Utilities’ operations, this could have a material adverse effect on the California Utilities’ and Sempra’s businesses, cash flows, results of operations, financial condition and/or prospects.

SoCalGas has incurred and may continue to incur significant costs, expenses and other liabilities related to the natural gas leak at its Aliso Canyon natural gas storage facility, a substantial portion of which may not be recoverable through insurance or may exceed insurance coverage.

From October 23, 2015 through February 11, 2016, SoCalGas experienced a natural gas leak from one of the injection-and-withdrawal wells, SS25, at its Aliso Canyon natural gas storage facility in Los Angeles County

(the “Leak”). As described in “Legal Proceedings—SoCalGas—Aliso Canyon Natural Gas Storage Facility Gas Leak—Civil and Criminal Litigation” and “—Regulatory Proceedings” in Note 16 of the audited consolidated financial statements, numerous lawsuits, investigations and regulatory proceedings have been initiated in response to the Leak, resulting in significant costs.

Civil and Criminal Litigation

As of November 2, 2020, 394 lawsuits, including approximately 36,000 plaintiffs, are pending against SoCalGas related to the Leak, some of which have also named Sempra. All these cases, other than a matter brought by the Los Angeles County District Attorney and the federal securities class action discussed below, are coordinated before a single court in the Los Angeles County Superior Court (“LA Superior Court”) for pretrial management. The initial trial previously scheduled for June 2020 for a small number of randomly selected individual plaintiffs was postponed, with a new trial date to be determined by the court. For a more detailed description of the civil and criminal lawsuits brought against us, see Note 16 of the audited consolidated financial statements.

Four shareholder derivative actions are also pending alleging breach of fiduciary duties against certain officers and certain directors of Sempra and/or SoCalGas. A federal securities class action alleging violation of the federal securities laws also was filed against Sempra and certain of its officers, which the plaintiffs have appealed following dismissal by the court.

A misdemeanor criminal complaint was filed by the Los Angeles County District Attorney’s office, as to which SoCalGas entered a settlement that was approved by the LA Superior Court but is subject to appeal by certain residents.

Additional litigation, including by public entities, and criminal complaints may be filed against us related to the Leak or our responses thereto.

The costs of defending against or settling or otherwise resolving the civil and criminal lawsuits, and any compensatory, statutory or punitive damages, restitution, and civil, administrative and criminal fines, penalties and other costs, if awarded or imposed, as well as the costs of mitigating the actual natural gas released, could be significant. We discuss these risks further above under “—Risks Related to All Sempra Businesses—Legal and Regulatory Risks” and in this risk factor below under “Insurance and Estimated Costs.”

Governmental Investigations, Orders and Additional Regulation

In January 2016, California Geologic Energy Management Division (“CalGEM”) and the CPUC selected Blade Energy Partners (“Blade”) to conduct, under their supervision, an independent analysis of the technical root cause of the Leak, to be funded by SoCalGas. The root cause analysis was released in May 2019 and did not identify any instances of non-compliance by SoCalGas and concluded that SoCalGas’ compliance activities conducted prior to the Leak did not find indications of a casing integrity issue, but also opined that there were measures, though not required by gas storage regulations at the time, that could have been taken to aid in the early identification of corrosion and that, in Blade’s opinion, would have prevented or mitigated the Leak.

In June 2019, the CPUC opened an Order Instituting Investigation (“OII”) to consider penalties against SoCalGas for the Leak. The first phase will consider whether SoCalGas violated applicable laws, CPUC orders or decisions, rules or requirements, whether SoCalGas engaged in unreasonable and/or imprudent practices with respect to its operation and maintenance of the Aliso Canyon natural gas storage facility or its related record-keeping practices, whether SoCalGas cooperated sufficiently with the Safety Enforcement Division (“SED”) and Blade during the pre-formal investigation, and whether any of the mitigation proposed by Blade should be implemented to the extent not already done. In November 2019, SED, based largely on the Blade report, alleged a total of 330 violations, asserting that SoCalGas violated California Public Utilities Code Section 451 and failed to cooperate in the investigation and to keep proper records. We expect hearings in the first phase of the OII to begin in the first quarter of 2021. The second phase will consider whether SoCalGas should be sanctioned for the Leak and what damages, fines or other penalties or sanctions, if any, should be imposed for any violations, unreasonable or imprudent practices, or failure to sufficiently cooperate with the SED as determined by the CPUC in the first phase. In addition, the second phase will determine the amounts of various costs incurred by SoCalGas and other parties in connection with the Leak and the ratemaking treatment or other disposition of such costs, which could result in little or no recovery of such costs by SoCalGas. SoCalGas is engaged in settlement discussions in connection with this proceeding.

Higher operating costs and additional capital expenditures incurred by SoCalGas as a result of these investigations or new laws, orders, rules and regulations arising out of this incident or our responses thereto could be significant and may not be recoverable through insurance or in customer rates. In addition, any of these investigations could result in findings of violations of laws, orders, rules or regulations as well as fines and penalties, any of which could cause significant reputational damage. The occurrence of any of these risks could materially adversely affect SoCalGas’ and Sempra’s cash flows, financial condition and/or results of operations.

Natural Gas Storage Operations and Reliability

Natural gas withdrawn from storage is important for service reliability during peak demand periods, including peak electric generation needs in the summer and heating needs in the winter. The Aliso Canyon natural gas storage facility is the largest SoCalGas storage facility and an important element of SoCalGas’ delivery system. As a result of the Leak, SoCalGas suspended injection of natural gas into the Aliso Canyon natural gas storage facility beginning in October 2015 and, following a comprehensive safety review and authorization by CalGEM and the CPUC’s Executive Director, resumed limited injection operations in July 2017. In February 2017, the CPUC opened a proceeding pursuant to SB 380 to determine the feasibility of minimizing or eliminating the use of the Aliso Canyon natural gas storage facility while still maintaining energy and electric reliability for the region. The CPUC is scheduled to issue its report on these matters by March 31, 2021, with another phase of the proceeding, in which alternative means will be considered for meeting or avoiding the demand for the facility’s services if it were eliminated, to follow.

If the Aliso Canyon natural gas storage facility were to be permanently closed, or if future cash flows from its operation were otherwise insufficient to recover its carrying value, it could result in an impairment of the facility and significantly higher than expected operating costs and/or additional capital expenditures, and natural gas reliability and electric generation could be jeopardized. At September 30, 2020, the Aliso Canyon natural gas storage facility had a net book value of $788 million. Any significant impairment of this asset, or higher operating costs and additional capital expenditures incurred by SoCalGas that may not be recoverable in customer rates, could have a material adverse effect on SoCalGas’ and Sempra’s results of operations, financial condition and/or cash flows.

Insurance and Estimated Costs

At September 30, 2020, SoCalGas estimates certain costs related to the Leak are $1,440 million (the cost estimate), which includes the $1,279 million of costs recovered or probable of recovery from insurance. This cost estimate may increase significantly as more information becomes available. A substantial portion of the cost estimate has been paid, and $268 million is accrued as Reserve for Aliso Canyon Costs and $7 million is accrued in Deferred Credits and Other as of September 30, 2020 on SoCalGas’ and Sempra’s Condensed Consolidated Balance Sheets.

The actions against us related to the Leak as described in this risk factor above under “—Civil and Criminal Litigation” seek compensatory, statutory and punitive damages, restitution, and civil, administrative and criminal fines, penalties and other costs. In addition, we could be subject to damages, fines, or other penalties or sanctions as a result of the investigations and other matters described in this risk factor above under “Governmental

Investigations, Orders and Additional Regulation.” Except for the amounts paid or estimated to settle certain actions, as described in this risk factor above under “Civil and Criminal Litigation,” the cost estimate does not include all litigation, regulatory proceedings or regulatory costs to the extent it is not possible to predict at this time the outcome of these actions or reasonably estimate the costs to defend or resolve the actions or the amount of damages, restitution, or civil, administrative or criminal fines, sanctions, penalties or other costs or remedies that may be imposed or incurred. The cost estimate also does not include certain other costs incurred by Sempra associated with defending against shareholder derivative lawsuits and other potential costs that we currently do not anticipate incurring or that we cannot reasonably estimate. These costs not included in the cost estimate could be significant and could have a material adverse effect on SoCalGas’ and Sempra’s cash flows, financial condition and results of operations.

We have received insurance payments for many of the costs included in the cost estimate, and we intend to pursue the full extent of our insurance coverage for all other costs we have incurred or may incur. Other than directors’ and officers’ liability insurance, we have exhausted all of our insurance in this matter, except as to certain defense costs we may incur in the future, including those related to the shareholder derivative lawsuits. We continue to pursue other sources of insurance coverage for costs related to this matter, but we may not be successful in obtaining additional insurance recovery for any of these costs. If we are not able to secure additional insurance recovery for all or a substantial portion of these costs, if any costs we have recorded as an insurance receivable are not collected, if there are delays in receiving insurance recoveries, or if the insurance recoveries are subject to income taxes while the associated costs are not tax deductible, such amounts, which could be significant, could have a material adverse effect on SoCalGas’ and Sempra’s cash flows, financial condition and results of operations.

Additional Information

We discuss Aliso Canyon natural gas storage facility matters further in Note 16 of the audited consolidated financial statements.

The failure by the CPUC to adequately reform SDG&E’s rate structure, including the implementation of charges independent of consumption volume and measures to reduce net energy metering rate subsidies, could have a material adverse effect on SDG&E’s and Sempra’s business, cash flows, financial condition, results of operations and/or prospects.

The net energy metering (“NEM”) program is an electric billing tariff mechanism designed to promote the installation of on-site renewable generation (primarily solar installations) for residential and business customers. Under NEM, qualifying customer-generators receive a full retail rate for the energy they generate that is fed to the utility’s power grid. This occurs during times when the customer’s generation exceeds their own energy usage. Under this structure, NEM customers do not pay their proportionate share of the cost of maintaining and operating the electric transmission and distribution system, subject to certain exceptions, while they still receive electricity from the system when their self-generation is inadequate to meet their electricity needs. The unpaid NEM costs are subsidized by customers not participating in NEM. Accordingly, as more electric-use customers and higher electric-use residential customers switch to NEM and self-generate energy, the burden on the remaining customers increases, which in turn encourages more self-generation, further increasing rate pressure on existing non-NEM customers.

The current electric residential rate structure in California is primarily based on consumption volume, which places a higher rate burden on customers with higher electric use while subsidizing lower use customers. In July 2015, the CPUC adopted a decision that provided a framework for rates that could be more transparent, fair and sustainable. The framework provides for a minimum monthly bill, fewer rate tiers and a gradual reduction in the differences between the tiered rates, and directs the utilities to pursue expanded time-of-use rates. Most elements of the framework were implemented in 2020 and should result in some relief for higher-use customers and a rate structure that better aligns rates with actual costs to serve customers. The decision also established a process for electric utilities to seek implementation of a fixed charge for residential customers, subject to certain conditions; however, in March 2020, the CPUC adopted a decision rejecting electric utilities’ requests to establish a fixed residential charge, citing concerns about the potential for customer backlash. The decision allows the utilities to renew their requests for a fixed charge at a later date if such proposals include an adequate customer outreach and communications plan. In August 2020, the CPUC initiated a rulemaking to further develop a successor to the existing NEM tariff. A decision establishing a successor tariff is expected to be issued in the fourth quarter of 2021, with implementation of the successor tariff by January 2022. Depending on the structure and functionality of such a successor tariff, which is uncertain, the current risks associated with the existing NEM tariff could continue or increase.

SDG&E believes the establishment of a charge independent of consumption volume for residential customers is critical to help ensure rates are distributed among all customers that rely on the electric transmission and distribution system, including those participating in the NEM program. In addition, distributed energy resources and energy efficiency initiatives could generally reduce delivered volumes, increasing the importance of a fixed charge. The absence of a charge independent of consumption volume coupled with the continuing increase of solar installation and other forms of self-generation could adversely impact electricity rates and the reliability of the electric transmission and distribution system, which could subject SDG&E to higher levels of customer dissatisfaction, increased likelihood of noncompliance with CPUC or other safety or operational standards, and increased risks attendant to any such noncompliance as we discuss above under “—Risks Related to the California Utilities—Legal and Regulatory Risks,” and also could increase SDG&E’s costs, including power procurement costs, operating or capital costs, and increase the likelihood of disallowance of recovery for these costs.

If the CPUC fails to adequately reform SDG&E’s rate structure to better achieve reasonable, cost-based electric rates that are competitive with alternative sources of power and adequate to maintain the reliability of the electric transmission and distribution system, such failure could have a material adverse effect on SDG&E’s and Sempra’s business, cash flows, financial condition, results of operations and/or prospects.

Risks Related to Our Interest in Oncor

Certain ring-fencing measures, governance mechanisms and commitments limit our ability to influence the management and policies of Oncor.

Various “ring-fencing” measures are in place to enhance Oncor’s separateness from its owners and to mitigate the risk that Oncor would be negatively impacted in the event of a bankruptcy or other adverse financial developments affecting its owners. This ring-fence creates both legal and financial separation between Oncor Holdings, Oncor and their subsidiaries, on the one hand, and Sempra and its affiliates and subsidiaries, on the other hand.

In accordance with the ring-fencing measures, governance mechanisms and commitments we made in connection with the merger of Energy Future Holdings Corp. (“EFH”) with an indirect subsidiary of Sempra, with EFH continuing as the surviving company and as an indirect, wholly owned subsidiary of Sempra (the “Merger”), we and Oncor are subject to various restrictions, including, among others:

•

seven members of Oncor’s 13-person board of directors will be independent directors in all material respects under the rules of the NYSE in relation to Sempra and its subsidiaries and affiliated entities and any other direct or indirect owners of Oncor, and also will have no material relationship with Sempra and its subsidiaries and affiliated entities or any other direct or indirect owners of Oncor currently or within the previous ten years. With respect to the six remaining directors, two will be designated by Sempra, two will be designated by Oncor’s minority owner, Texas Transmission Investment LLC (“TTI”), and two will be current or former Oncor officers

•

Oncor will not pay any dividends or other distributions (except for contractual tax payments) if a majority of its independent directors or any of the directors appointed by TTI determines that it is in the best interests of Oncor to retain such amounts to meet expected future requirements

•	Oncor will not pay dividends or other distributions (except for contractual tax payments) if that payment would cause its debt-to-equity ratio to exceed the debt-to-equity ratio approved by the PUCT

•

if Oncor’s senior secured debt credit rating by any of the three major rating agencies falls below BBB (or Baa2 for Moody’s), Oncor will suspend dividends and other distributions (except for contractual tax payments), unless otherwise allowed by the PUCT

•

there must be maintained certain “separateness measures” that reinforce the legal and financial separation of Oncor from Sempra, including a requirement that dealings between Oncor and Sempra or Sempra’s affiliates (other than Oncor Holdings and its subsidiaries) must be on an arm’s-length basis, limitations on affiliate transactions and a prohibition on pledging Oncor assets or stock for any entity other than Oncor

•

a majority of Oncor’s independent directors and the directors designated by TTI that are present and voting (of which at least one must be present and voting) must approve any annual or multi-year budget if the aggregate amount of capital expenditures or operation and maintenance expense in such budget is more than a 10% increase or decrease from the corresponding amounts of such expenditures in the budget for the preceding fiscal year or multi-year period, as applicable

•	Sempra will continue to hold indirectly at least 51% of the ownership interests in Oncor Holdings and Oncor until at least March 9, 2023, unless otherwise specifically authorized by the PUCT

As a result, we do not control Oncor Holdings or Oncor, and we have limited ability to direct the management, policies and operations of Oncor Holdings and Oncor, including the deployment or disposition of their assets, declarations of dividends, strategic planning and other important corporate issues and actions. We have limited representation on the Oncor Holdings and Oncor boards of directors, which are each controlled by independent directors. Moreover, all directors of Oncor, including those directors we have appointed, have considerable autonomy and, as described in our commitments, have a duty to act in the best interest of Oncor consistent with the approved ring-fence and Delaware law, which may in certain cases be contrary to our best interests or be in opposition to our preferred strategic direction for Oncor. To the extent that the directors approve or Oncor otherwise pursues actions that are not in our interests, the financial condition, results of operations, cash flows and/or prospects of Sempra may be materially adversely affected.

If Oncor fails to respond to changes in the electric utility industry, including changes in regulation, its results of operations and/or financial condition could be adversely affected, and this could materially adversely affect us.

Oncor operates in the electric utility sector and is regulated by U.S., Texas and regional and local authorities. As a result, it is subject to many of the same or similar risks as our California Utilities as we describe above under “Risks Related to the California Utilities.” For example, Oncor has been and will continue to be affected by legislative and regulatory requirements. The costs and burdens associated with complying with these requirements and adjusting Oncor’s business and operations in response to legislative and regulatory developments, and any fines or penalties that could result from any noncompliance, may have a material adverse effect on Oncor. Moreover, potential legislative, regulatory or other market or industry changes may jeopardize the predictability of utility earnings generally. If Oncor does not successfully respond to these changes, it could suffer a deterioration in its results of operations, financial condition, cash flows and/or prospects, which could materially adversely affect our results of operations, financial condition, cash flows and/or prospects.

Oncor’s operations are capital intensive and it could have liquidity needs that necessitate additional investments in Oncor.

Oncor’s business is capital intensive, and it relies on external financing as a significant source of liquidity for its capital requirements. In the past, Oncor has financed a substantial portion of its cash needs from operations and with proceeds from indebtedness, but these sources of capital may not be adequate in the future. Our commitments to the PUCT prohibit us from making loans to Oncor. As a result, if Oncor fails to meet its capital requirements or if Oncor is unable to access sufficient capital to finance its ongoing needs, we may elect to make additional capital contributions to Oncor. Any such investments could be substantial and would reduce the cash available to us for other purposes, could increase our indebtedness and could ultimately materially adversely affect our results of operations, cash flows, financial condition and/or prospects.

Sempra could incur substantial tax liabilities if EFH’s 2016 spin-off of Vistra from EFH is deemed to be taxable.

As part of its ongoing bankruptcy proceedings, in 2016, EFH distributed all the outstanding shares of common stock of its subsidiary Vistra Energy Corp. (formerly TCEH Corp. and referred to herein as “Vistra”) to certain creditors of TCEH LLC (the “spin-off”), and Vistra became an independent, publicly traded company. Vistra’s spin-off from EFH was intended to qualify for partially tax-free treatment to EFH and its shareholders under Sections 368(a)(1)(G), 355 and 356 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (collectively referred to as the “Intended Tax Treatment”). In connection with and as a condition to the spin-off, EFH received a private letter ruling from the U.S. Internal Revenue Service (the “IRS”) regarding certain issues relating to the Intended Tax Treatment of the spin-off, as well as tax opinions from counsel to EFH and Vistra regarding certain aspects of the spin-off not covered by the private letter ruling.

In connection with the signing and closing of the Merger, EFH sought and received a supplemental private letter ruling from the IRS and Sempra and EFH received tax opinions from their respective counsels that generally provide that the Merger will not affect the conclusions reached in, respectively, the IRS private letter ruling and tax opinions issued with respect to the spin-off described above. Similar to the IRS private letter ruling and opinions issued with respect to the spin-off, the supplemental private letter ruling is generally binding on the IRS and any opinions issued with respect to the Merger are based on factual representations and assumptions, as well as certain undertakings, made by Sempra and EFH, now Sempra Texas Holdings Corp. and a subsidiary of Sempra. If such representations and assumptions are untrue or incomplete, any such undertakings are not complied with, or the facts upon which the IRS supplemental private letter ruling or tax opinions (which will not impact the IRS position on the transactions) are based are different from the actual facts relating to the Merger, the tax opinions and/or supplemental private letter ruling may not be valid and as a result, could be challenged by the IRS. Even though Sempra Texas Holdings Corp. would have administrative appeal rights if the IRS were to invalidate its private letter ruling and/or supplemental private letter ruling, including the right to challenge any adverse IRS position in court, any such appeal would be subject to significant uncertainties and could fail. If it is ultimately determined that the Merger caused the spin-off not to qualify for the Intended Tax Treatment, Sempra, through its ownership of Sempra Texas Holdings Corp., could incur substantial tax liabilities, which would materially reduce and potentially eliminate the value associated with our indirect investment in Oncor and could have a material adverse effect on the results of operations, financial condition and/or prospects of Sempra and on the market value of our common stock, preferred stock and debt securities.

Risks Related to Our Businesses Other Than the California Utilities and Our Interest in Oncor

Operational Risks

Project development activities may not be successful and projects under construction may not commence operation as scheduled, be completed within budget or operate at expected levels, which could have a material adverse effect on our businesses, financial condition, cash flows, results of operations and/or prospects.

All Energy Infrastructure Projects

We are involved in a number of energy infrastructure projects, including natural gas liquefaction facilities (including our interest in Cameron LNG JV’s Phase 1 project, which operates a three-train liquefaction facility that reached full commercial operations in August 2020, and our evaluation of four other potential LNG export development opportunities discussed further below); marine and inland ethane and liquid fuels and LPG terminals and storage; natural gas, propane and ethane pipelines and distribution and storage facilities; electric generation, transmission and distribution infrastructure; and other projects. The acquisition, development, construction and expansion of these projects involve numerous risks.

We may be required to spend significant sums for preliminary engineering, permitting, fuel supply, resource exploration, infrastructure development, legal and other expenses before we can determine whether a project is feasible, economically attractive, or capable of being built. If the project is not completed, we may have to impair or write off amounts that we have invested in project development and never receive any return on these preliminary investments.

Success in developing a project is contingent upon, among other things:

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our ability to reach a final investment decision or otherwise make progress with respect to any project, which may be dependent on our financial condition and cash flows and may be influenced by a number of external factors outside our control, including the global economy and global energy and financial markets

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negotiation of satisfactory engineering, procurement and construction (“EPC”) agreements, including any renegotiation of total contract price and other terms that may be required in the event of delays in final investment decisions or other failures to meet specified deadlines with respect to a project

•	if we intend to have equity partners in the project, identification of suitable partners and negotiation of satisfactory equity agreements

•	identification of suitable customers and negotiation of satisfactory LNG offtake or other customer agreements

•	negotiation of satisfactory supply, natural gas and LNG sales agreements or firm capacity service agreements and power purchase agreements (“PPAs”)

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timely receipt of required governmental permits, licenses and other authorizations that do not impose material conditions and are otherwise granted under terms we find reasonable, as well as maintenance of these authorizations

•	our project partners’ willingness and financial or other ability to make their required investments on a timely basis

•	our contractors and other counterparties’ willingness and financial or other ability to fulfill their contractual commitments

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timely, satisfactory and on-budget completion of construction, which could be negatively affected by engineering problems, adverse weather conditions or other natural disasters, pandemics, cyber- or other attacks by third parties, work stoppages, equipment unavailability, contractor performance shortfalls and a variety of other factors, many of which we discuss above under “—Risks Related to All Sempra Businesses—Operational Risks” and in this risk factor below

•	obtaining adequate and reasonably priced financing for the project

•	the absence of hidden defects or inherited environmental liabilities for any brownfield project construction

•	fast and cost-effective resolution of any litigation or unsettled property rights affecting a project

Any failures with respect to the above factors or other factors material to any particular project could involve significant additional costs to us and otherwise materially adversely affect the successful completion of a project. If we are unable to complete a development project, if we experience substantial delays, or if construction, financing or other project costs exceed our estimated budgets and we are required to make additional capital contributions, our businesses, financial condition, cash flows, results of operations and/or prospects could be materially adversely affected.

The operation of existing facilities, such as Cameron LNG JV’s Phase 1 facility, and any future projects we are able to complete involves many risks, including, among others, the potential for unforeseen design flaws, engineering challenges, equipment failures or the breakdown for other reasons of liquefaction, regasification and storage facilities, electric generation, transmission and distribution infrastructure or other equipment or processes; labor disputes; fuel interruption; environmental contamination; and operating performance below expected levels. In addition, weather-related incidents and other natural disasters, pandemics, cyber- or other attacks by third parties and other similar events can disrupt liquefaction, generation, regasification, storage, transmission and distribution systems and have other impacts that we discuss above under “—Risks Related to All Sempra Businesses—Operational Risks.” The occurrence of any of these events could lead to our facilities being idle for an extended period of time or our facilities operating below expected capacity levels, which may result in lost revenues or increased expenses, including higher maintenance costs and penalties. Any such occurrence could materially adversely affect our businesses, financial condition, cash flows, results of operations and/or prospects.

LNG Export Projects

In addition to the risks described above that are applicable to all our energy infrastructure projects, we are exposed to additional risks in connection with our LNG export projects, including Cameron LNG JV’s Phase 1 project and our potential development of four additional LNG export facilities. Sempra LNG is in discussions with the co-owners of Cameron LNG JV regarding the potential expansion of the facility in Phase 2 to include up to two additional liquefaction trains, is developing a proposed natural gas liquefaction export project near Port Arthur, Texas, and, through a JV agreement with IEnova, is developing a proposed natural gas liquefaction export project at IEnova’s existing Energía Costa Azul, S. de R.L. de C.V. regasification (“ECA LNG Regasification”) facility in Baja California, Mexico to be developed in two phases (a mid-scale project referred to as ECA LNG JV Phase 1 and a large-scale project referred to as ECA LNG JV Phase 2). These four projects are at various stages of development, and we have only reached a final investment decision with respect to one of them, ECA LNG JV Phase 1, which occurred in the fourth quarter of 2020. We discuss each of our LNG export projects further in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources and Liquidity—Sempra LNG” in our Annual Report and Quarterly Reports.

Each of these projects faces numerous risks and must overcome significant hurdles. Our ability to reach a final investment decision for each project and, if such a decision is reached and a project is completed, the overall success of the project are dependent on global energy markets, including natural gas and oil supply, demand and pricing. For example, uncertainty in energy and financial markets and volatility of oil prices in 2020 contributed to the delay of our expected timing for reaching a final investment decision in our proposed Port Arthur, Texas project from 2020 to 2021, and such delay could be extended or we could experience similar delays with respect to our other projects if conditions continue for an extended period or worsen. In general, a shift in the supply of natural gas could depress LNG prices and the cost advantages of exporting LNG from the United States. In addition, global oil prices and their associated current and forward projections could reduce the demand for natural gas in some sectors and cause a corresponding reduction in projected global demand for LNG. Such a reduction in natural gas demand could also occur from higher penetration of alternative fuels in new power generation, or as a result of calls by some to limit or eliminate reliance on natural gas as an energy source globally. Any of these developments could result in increased competition developing projects in an environment of declining LNG demand, and could negatively affect the performance and prospects of any of our projects that are or become operational. Moreover, if and as our development projects become operational, such projects could become competitive against each other, which would harm the overall success of our LNG export strategy. At certain moderate levels, oil prices could also make LNG projects in other parts of the world more feasible and competitive with LNG projects in North America, thus increasing supply and competition for the available LNG demand. A decline in natural gas prices outside the United States (which in many foreign countries are based on the price of crude oil) may also materially adversely affect the relative pricing advantage that has existed in recent years in favor of domestic natural gas (based on Henry Hub pricing), which could further decrease demand for domestic LNG and increase competition among LNG project developers.

There are a number of potential new LNG projects in addition to ours that are under construction or in the process of development by various project developers in North America, and given the projected global demand for LNG and the inherent risks of these projects, the vast majority of these projects likely will not be completed. Our proposed projects may face distinct disadvantages relative to some of the other projects under construction or in development. For example:

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Our Port Arthur, Texas project is a greenfield site, and therefore it does not have some of the advantages often associated with brownfield sites. Some of these disadvantages include increased costs and time to construct, which could materially adversely affect the development of this project.

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The proposed expansion of the Cameron LNG JV facility is subject to certain restrictions and conditions under the project financing agreements for Phase 1 of the project, including, among others, timing restrictions unless appropriate prior consent is obtained from the project lenders, and requires unanimous consent of all JV partners, including with respect to the equity investment obligations of each partner. There is no assurance that these conditions and requirements can be satisfied, in which case our ability to develop the expansion project would be jeopardized.

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The ECA LNG Regasification facility and the proposed ECA LNG JV liquefaction export projects in Mexico are subject to ongoing land and permit disputes that could make project financing, as well as finding or maintaining suitable partners and customers, difficult, and could also hinder or halt construction and, if the project is completed, operations. We discuss these risks further below under “—Risks Related to Our Businesses Other Than the California Utilities and Our Interest in Oncor—Legal and Regulatory Risks.” In addition, while we have completed the regulatory process for this LNG export facility in the United States, the regulatory process in Mexico and the overlay of U.S. regulations for natural gas exports to an LNG export facility in Mexico are not well developed. We experienced significant delays obtaining a necessary export permit from the Mexican government for Phase 1 of our proposed ECA LNG JV liquefaction export projects, which resulted in material delays in our ability to reach a final investment decision for this project, and we could experience similar delays or face other hurdles in obtaining, renewing or maintaining all necessary permits and other approvals from the Mexican government for either phase of this project in the future. As a result, there is no assurance that the proposed ECA LNG JV liquefaction export projects will be constructed and operated without facing significant regulatory challenges and uncertainties, which in turn could make project financing, as well as finding or maintaining suitable partners and customers for the projects, difficult. Finally, while we do not expect the development of ECA LNG JV Phase 1 to disrupt operations at the ECA LNG Regasification facility, this expectation could turn out to be wrong. Moreover, this is not the case with respect to ECA LNG JV Phase 2. The ECA LNG Regasification facility currently has long-term regasification contracts for 100% of the regasification facility’s capacity through 2028, which historically have been profitable (however, see the discussion below regarding ongoing disputes with the two third-party capacity customers at the ECA LNG Regasification facility), making the decision on whether and how to pursue the ECA LNG JV Phase 2 project dependent in part on whether the investment in a large-scale liquefaction export facility would, over the long term, be more beneficial than continuing to supply regasification services under our existing contracts.

In connection with certain of these LNG export development opportunities, we have entered into or may enter into Heads of Agreements, Interim Project Participation Agreements, Memorandums of Understanding and/or similar arrangements, all of which are or will be nonbinding and do not or will not obligate any of the parties to execute any definitive agreements or participate in any such opportunities. Any decisions by Sempra or our potential counterparties to proceed with a final investment decision or binding agreements with respect to the potential development (or expansion) of our proposed liquefaction export projects will require, among other things, obtaining binding customer commitments to purchase LNG, completion of project assessments and achieving other necessary internal and external approvals of each party. In addition, all our proposed LNG export projects are subject to a number of risks and uncertainties, including, among others, the receipt of a number of permits and approvals; finding suitable additional partners and customers; obtaining financing and incentives;

negotiating and completing suitable commercial agreements, including equity acquisition and governance agreements, natural gas supply and transportation agreements, LNG sale and purchase agreements and construction contracts (including new EPC contracts for certain projects and potential renegotiation of existing EPC contracts in the event of failures to meet specified deadlines to move forward with certain projects); and, except for ECA LNG JV Phase 1, reaching a final investment decision.

There is no assurance that our contemplated LNG export facilities will be completed in accordance with estimated timelines and budgets or at all, and our inability to complete one or more of these facilities or significant delays or cost overruns could have a material adverse effect on our future cash flows, results of operations, financial condition and/or prospects, including the recoverability of all or a substantial portion of the capital costs invested in these projects to date.

Financing Arrangements

We may become involved in various financing arrangements with respect to any of our energy infrastructure projects, some of which could expose us to additional risks. For example, Sempra has provided guarantees for its share of Cameron LNG JV’s financing obligations related to its Phase 1 facility for a maximum amount of up to $4.0 billion, which terminate upon Cameron LNG JV achieving “financial completion” of the initial three-train liquefaction project, including all three trains achieving commercial operation and meeting certain operational performance tests. Although we anticipate financial completion will be achieved and the guarantees will be terminated approximately nine months after all three trains achieved commercial operation, certain weather-related events in August and September of 2020 and any further similar or other events that prevent Cameron LNG JV from completing the required operational performance tests could delay this expected timing, and any failure to achieve financial completion by September 30, 2021 would result in an event of default under Cameron LNG JV’s financing agreements and a potential demand on Sempra’s guarantees. Sempra also has provided a separate guarantee with a maximum exposure to loss of $979 million under a support agreement, dated July 28, 2020, between Sempra and Sumitomo Mitsui Banking Corporation (the “Support Agreement”) in connection with a separate financing arrangement intended to return equity to the Cameron LNG JV project owners. This guarantee terminates upon full repayment of the guaranteed debt by 2039, and the holders of the guarantee are permitted to put the $753 million of guaranteed debt to Sempra on an annual basis and upon the occurrence of certain specified events, including if the guaranteed debt is not paid in accordance with its terms, and may determine to transfer some or all of the guaranteed debt to Sempra at certain specified times. The financing agreements related to these guarantees contain events of default customary for such financings, and the occurrence of any such default could result in a demand on these guarantees. If we are required to pay some or all of the amounts under these guarantees (or, with respect to the guarantee under the Support Agreement, the guaranteed debt becomes a direct financial obligation as a result of any put or call), any such payments could have a material adverse effect on our business, results of operations, cash flows, financial condition and/or prospects.

Domestic and international hydraulic fracturing operations are subject to political, economic and other uncertainties that could increase the costs of doing business, impose additional operating restrictions or delays, and adversely affect production of LNG and reduce or eliminate LNG export opportunities and demand.

Domestic and international hydraulic fracturing operations face political and economic risks and other uncertainties. Several states have adopted or are considering adopting regulations to impose more stringent permitting, public disclosure and well construction requirements on hydraulic fracturing operations. In addition to state laws, some local municipalities have adopted or are considering adopting land use restrictions, such as city ordinances, that may restrict the performance of or prohibit well drilling in general and/or hydraulic fracturing in particular. We cannot predict whether additional federal, state, local or international laws or regulations applicable to hydraulic fracturing will be enacted in the future and, if so, what actions any such laws or regulations would require or prohibit. The incoming U.S. Administration may have a negative view of hydraulic fracturing practices, which could increase the risk of regulation negatively affecting these operations. If additional levels of regulation or permitting requirements were imposed on hydraulic fracturing operations, natural gas prices in North America could rise, which in turn could materially adversely affect the relative pricing advantage that has existed in recent years in favor of domestic natural gas (based on Henry Hub pricing) and impact the supply of natural gas to Cameron LNG JV’s Phase 1 project and our other LNG export projects currently in development. Increased regulation or difficulty in permitting of hydraulic fracturing, and any corresponding increase in domestic natural gas prices, could materially adversely affect demand for LNG exports and our ability to develop commercially viable LNG export facilities beyond Cameron LNG JV’s Phase 1 facility currently in operation.

When our businesses enter into fixed-price long-term contracts to provide services or commodities, they are exposed to inflationary pressures such as rising commodity prices and interest rate risks.

Sempra Mexico and Sempra LNG generally endeavor to secure long-term contracts with customers for services and commodities in an effort to optimize the use of their facilities, reduce volatility in earnings and support the construction of new infrastructure. However, if these contracts are at fixed prices, the profitability of the contract may be materially adversely affected by inflationary pressures, including rising operational costs, costs of labor, materials, equipment and commodities, rising interest rates that affect financing costs and changes in applicable exchange rates. We may try to mitigate these risks by, among other things, using variable pricing tied to market indices, anticipating an escalation in costs when bidding on projects, providing for cost escalation, providing for direct pass-through of operating costs or entering into hedges. However, these measures, if implemented, may not fully offset any increases in operating expenses and/or financing costs caused by inflationary pressures, and using these measures could introduce additional risks. The failure to fully or substantially offset these increases could have a material adverse effect on our financial condition, cash flows and/or results of operations.

Increased competition could materially adversely affect us.

The markets in which we operate are characterized by numerous strong and capable competitors, many of whom have extensive and diversified development and/or operating experience (including both domestically and internationally) and financial resources similar to or greater than ours. Further, in recent years, the natural gas pipeline, storage and LNG market segments have been characterized by strong and increasing competition both with respect to winning new development projects and acquiring existing assets. In Mexico, despite the commissioning of many new energy infrastructure projects by the CFE and other governmental agencies, competition for recent pipeline projects has been intense with numerous bidders competing aggressively for these projects. In addition, Sempra Mexico’s natural gas distribution business faces increased competition now that its former exclusivity period with respect to its distribution zones has expired and other distributors are legally permitted to build and operate natural gas distribution systems and compete to attract customers in the locations where it operates. There is no assurance that we will be successful in bidding for new development opportunities in the United States or Mexico. These competitive factors could have a material adverse effect on our business, results of operations, cash flows and/or prospects.

We may not be able to enter into, maintain, extend or replace expiring long-term supply and sales agreements or long-term firm capacity agreements for our projects.

The ECA LNG Regasification facility has long-term capacity agreements with a limited number of counterparties. Under these agreements, customers pay capacity reservation and usage fees to receive, store and regasify the customers’ LNG. We also may enter into short-term and/or long-term supply agreements to purchase LNG to be received, stored and regasified for sale to other parties. The long-term supply agreements are intended to reduce our exposure to changes in natural gas prices through corresponding natural gas sales agreements or by tying LNG supply prices to prevailing natural gas market price indices. However, the long-term nature of these agreements also exposes us to risks, including increased credit risks that we discuss below under “—Risks

Related to Our Businesses Other Than the California Utilities and Our Interest in Oncor—Operational Risks.” In addition, in 2020, the two third-party capacity customers at the ECA LNG Regasification facility, Shell México Gas Natural, S. de R.L. de C.V. (“Shell Mexico”) and Gazprom Marketing & Trading México S. de R.L. de C.V. (“Gazprom”), asserted a breach of contract by IEnova and a force majeure event, seeking to terminate these capacity agreements and to recover damages. One of these two customers has stopped making payments under its long-term capacity agreement, has submitted a request for arbitration of the dispute and has filed a constitutional challenge related to the dispute, and although the other customer is presently making regular payments under its agreement, it has joined the arbitration proceedings related to the dispute. In addition, one of these customers has commenced legal proceedings in Mexican court seeking modification or rescission of certain material permits for the ECA LNG Regasification facility and Phase 1 of our proposed ECA LNG JV liquefaction export projects. An unfavorable decision with respect to all or any part of these challenges and proceedings, or the potential for an extended dispute, could lead to significant legal and other costs and could materially adversely affect our relationships with these long-term customers and the reliability of revenues from the ECA LNG Regasification facility and Phase 1 of our proposed ECA LNG JV liquefaction export projects. Any such event could have a material adverse effect on our financial condition, results of operations, cash flows and/or prospects.

For certain of our proposed liquefaction export projects, definitive sale and purchase agreements have been secured for some or, in the case of Phase 1 of our proposed ECA LNG JV liquefaction export projects, substantially all of the anticipated nameplate capacity of the applicable facility. These agreements contain conditions of effectiveness, including, for example, our final investment decision for the applicable project within agreed timelines. If these conditions are not satisfied or if these agreements cease to be effective for other reasons, we could be subject to significant competition in securing replacement customers for these projects and we may not be able to do so under favorable terms, in a timely manner or at all. Moreover, most of the anticipated capacity for these proposed projects is not currently subject to definitive customer agreements, and we may not be able to identify suitable customers or negotiate satisfactory sale and purchase agreements for all or any portion of this anticipated capacity in a timely manner or at all. Any such outcome could jeopardize our ability to develop these projects and receive an acceptable return on our investments in the projects, which could materially adversely affect our financial condition, results of operations, cash flows and/or prospects.

Sempra Mexico’s and Sempra LNG’s ability to enter into or replace existing long-term firm capacity agreements for their natural gas pipeline operations are dependent on demand for and supply of LNG and/or natural gas from their transportation customers, which may include our LNG export facilities. A significant sustained decrease in demand for and supply of LNG and/or natural gas from such customers could have a material adverse effect on our businesses, results of operations, cash flows and/or prospects.

The electric generation and wholesale power sales industries are highly competitive. As more plants are built, supplies of energy and related products exceed demand and competitive pressures increase, wholesale electricity prices may decline or become more volatile. Without the benefit of long-term power sales agreements, our revenues may be subject to increased price volatility, and we may be unable to sell the power that Sempra Mexico’s facilities are capable of producing or to sell it at favorable prices, which could materially adversely affect our results of operations, cash flows and/or prospects.

Our businesses depend on the performance of counterparties, including with respect to long-term supply, sales and capacity agreements, and any failure by these parties to perform could result in substantial expenses and business disruptions and exposure to commodity price risk and volatility, any of which could materially adversely affect our businesses, financial condition, cash flows, results of operations and/or prospects.

Our businesses and the businesses we invest in depend on business partners, customers, suppliers and other counterparties who owe money or commodities as a result of market transactions or other long-term agreements or arrangements to perform their obligations in accordance with such agreements or arrangements. Should they fail to perform, we may be required to enter into alternative arrangements or to honor the underlying commitment at then-current market prices. In such an event, we may incur additional losses to the extent of amounts already paid to such counterparties. Any efforts to enforce the terms of these agreements or arrangements through legal or other available means could involve significant time and costs and would be unpredictable and susceptible to failure. In addition, many such agreements and arrangements, including the relationships with the applicable counterparties, are important for the conduct and growth of our businesses. Further, we often extend credit to counterparties and customers and, although we perform significant credit analyses prior to extending credit, we may not be able to collect amounts owed to us. The failure of any of our counterparties to perform in accordance with their agreements or arrangements with us could materially adversely affect our businesses, results of operations, cash flows, financial condition and/or prospects.

Our long-term supply, sales and firm capacity contracts increase our credit risk if our counterparties fail to perform or become unable to meet their contractual obligations. For example, if the counterparties, customers or suppliers to one or more of the key agreements for the ECA LNG Regasification facility were to fail to perform or become unable to meet their contractual obligations on a timely basis, it could have a material adverse effect on our results of operations, cash flows and/or prospects. In addition, for Cameron LNG JV’s Phase 1 project, Cameron LNG JV has 20-year liquefaction and regasification tolling capacity agreements in place with affiliates of TOTAL SE, Mitsubishi Corporation and Mitsui & Co., Ltd. that collectively subscribe for the full nameplate capacity of the facility. If the counterparties to these tolling agreements were to fail to perform or become unable to meet their contractual obligations to Cameron LNG JV on a timely basis, it could have a material adverse effect on our results of operations, cash flows and/or prospects.

Certain past assertions made by the CFE and Mexican government, coupled with past arbitration requests and other statements and actions by the CFE, raise serious concerns over whether the terms of Sempra Mexico’s gas pipeline contracts will be honored or disputed in arbitration. The failure by the CFE or other customers to honor the terms of Sempra Mexico’s gas pipeline contracts and the inability to enter into gas pipeline contracts in the future could have a material adverse effect on Sempra’s cash flows, financial condition, results of operations and/or prospects.

Sempra Mexico’s and Sempra LNG’s obligations and those of their suppliers for LNG are contractually subject to suspension or termination for “force majeure” events, which generally are beyond the control of the parties, and substantial limitations of remedies for other failures to perform, including limitations on damages to amounts that could be substantially less than those necessary to provide full recovery of costs for any breach of the agreements, which in each case could have a material adverse effect on our results of operations, cash flows, financial condition and/or prospects.

Sempra Mexico and Sempra LNG engage in JVs or invest in companies in which other equity partners may have or share with us control over the applicable project or investment. We discuss the risks related to these arrangements above under “—Risks Related to Our Businesses Other Than the California Utilities and Our Interest in Oncor—Operational Risks.”

We rely on transportation assets and services, much of which we do not own or control, to deliver natural gas and electricity.

We depend on electric transmission lines, natural gas pipelines and other transportation facilities and services owned and operated by third parties to, among other things:

•	deliver the natural gas and electricity we sell to wholesale markets or that we use for our natural gas liquefaction export facilities

•	supply natural gas to our gas storage and electric generation facilities

•	provide retail energy services to customers

Sempra Mexico and Sempra LNG also depend on natural gas pipelines to interconnect with the ultimate source or customers of the commodities they are transporting, and also on specialized ships to transport LNG. Sempra Mexico’s subsidiaries also rely on transmission lines to sell electricity to their customers. If transportation is disrupted, or if capacity is inadequate, we may be unable to sell and deliver our commodities, electricity and other services to some or all of our customers. As a result, we may be responsible for damages incurred by our customers, such as the additional cost of acquiring alternative electricity, natural gas, LNG or LPG supplies at then-current spot market rates, or we could lose customers that may be difficult to replace in competitive market conditions, any of which could have a material adverse effect on our businesses, financial condition, cash flows, results of operations and/or prospects.

Foreign Operations Risks

Our international businesses and operations expose us to legal, tax, economic, geopolitical, management oversight, foreign currency and inflation risks and challenges.

Overview

In Mexico, we own or have interests in natural gas distribution and transportation assets, LPG storage and transportation facilities, ethane transportation assets, electricity generation facilities, LNG facilities and ethane and liquid fuels marine and inland terminals. We also do business with companies based in foreign markets, including particularly our LNG export operations. Developing infrastructure projects, owning energy assets, operating businesses and contracting with companies in foreign jurisdictions subjects us to significant and complex management, security, political, legal, economic and financial risks that vary by country, many of which may differ from and potentially be greater than those associated with our wholly domestic businesses, including, among others:

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changes in foreign laws and regulations, including tax, trade and environmental laws and regulations, and U.S. laws and regulations that are related to foreign operations or doing business internationally, including U.S. trade and related policies as we discuss below

•	actions by local regulatory bodies, including setting of rates and tariffs that may be earned by our businesses

•	adverse changes in economic or market conditions, limitations on ownership in foreign countries and inadequate enforcement of regulations

•	risks related to currency exchange and convertibility, including vulnerability to appreciation and depreciation of foreign currencies against the U.S. dollar, as we discuss below

•	permitting and regulatory compliance

•

adverse rulings by foreign courts or tribunals, challenges to or difficulty obtaining permits or approvals, difficulty enforcing contractual and property rights, differing legal standards for lawsuits or other proceedings, and unsettled property rights and titles in Mexico

•

energy policy reform, including that which may result in adverse changes to and/or difficulty enforcing existing contracts or challenges completing and operating our renewable energy facilities in Mexico, as we discuss below

•	expropriation or theft of assets

•	adverse changes in the stability of the governments or the economies in the countries in which we operate or do business

•	violence, criminality, or social or political instability

•	compliance with the U.S. Foreign Corrupt Practices Act and similar laws

•

with respect to our non-utility international business activities, changes in the priorities and budgets of international customers, which may be driven by many of the factors listed above, among others

Mexican Government Influence on Economic and Energy Matters

The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy and energy landscape. Mexican governmental actions concerning the economy, energy policy or certain governmental agencies, including the CFE, could have a significant impact on Mexican private sector entities in general and on IEnova’s operations in particular. For example, the CFE and the Mexican government took certain actions in 2019 that raised serious concerns over whether the terms of Sempra Mexico’s gas pipeline contracts would be honored or disputed in arbitration. IEnova and other affected natural gas pipeline developers joined the CFE and the President of Mexico’s representatives in negotiations and were able to resolve the dispute, but we cannot predict whether similar disputes may arise and/or whether such disputes will be resolved on favorable terms to us, if at all. In addition, in 2020, certain Mexican governmental agencies issued orders and regulations that would reduce or limit the renewable energy sector’s participation in the country’s energy market. Although many of these measures have been stayed temporarily as a result of legal complaints filed with applicable Mexican courts, an unfavorable final decision on these complaints, or the potential for an extended dispute, could impact our ability to successfully complete construction of our solar facilities in Mexico, or to complete them in a timely manner and within expected budgets, may impact our ability to operate our wind and solar facilities already in service in Mexico at existing levels or at all, and may adversely affect our ability to develop new renewable energy projects in Mexico. Moreover, electricity prices in Mexico are currently subsidized by the Mexican federal government, which could place certain of IEnova’s renewable energy projects at a competitive disadvantage. We also cannot predict the impact that the political landscape, including multiparty rule and civil disobedience, will have on the Mexican economy and our business in Mexico. Such circumstances may materially adversely affect our cash flows, financial condition, results of operations and/or prospects in Mexico, which could have a material adverse effect on Sempra’s consolidated financial statements. We discuss these matters further in Note 16 of the audited consolidated financial statements.

Foreign Currency and Inflation

We have significant foreign operations in Mexico, which pose material foreign currency and inflation risks. Exchange and inflation rates with respect to the Mexican peso and fluctuations in those rates may have an impact on our revenue, costs or cash flows from our international operations, which could materially adversely affect our financial condition, results of operations and/or cash flows. Our Mexican subsidiary, IEnova, has U.S. dollar-denominated monetary assets and liabilities that give rise to Mexican currency exchange rate movements for Mexican income tax purposes. It also has significant deferred income tax assets and liabilities, which are denominated in the Mexican peso and must be translated to U.S. dollars for financial reporting purposes. In addition, monetary assets and liabilities and certain nonmonetary assets and liabilities are adjusted for Mexican inflation for Mexican income tax purposes. We may attempt to hedge material cross-currency transactions and earnings exposure through various means, including financial instruments and short-term investments, but these hedges may not successfully achieve our objectives of mitigating earnings volatility that would otherwise occur due to exchange rate fluctuations. Because we do not hedge our net investments in foreign countries, we are susceptible to volatility in other comprehensive income (loss) caused by exchange rate fluctuations whose functional currencies are not the U.S. dollar. Moreover, Mexico has experienced periods of high inflation and exchange rate instability in the past, and severe devaluation of the Mexican peso could result in governmental intervention to institute restrictive exchange control policies, as has occurred before in Mexico and other Latin American countries. We discuss our foreign currency exposure at our Mexican subsidiaries in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” in our Annual Reports and Quarterly Reports.

U.S. Foreign Policy, including Trade and Related Matters

In addition, all our international business activities are sensitive to geo-political uncertainties and related factors, including U.S. foreign policy and the current U.S. position with respect to trade relations and related matters. The current U.S. Administration made substantial changes to or withdrew from trade agreements that affect our operations. For example, the USMCA, which replaced the North American Free Trade Agreement in effect among the United States, Mexico and Canada prior to the USMCA (“NAFTA”) as the principal trade agreement between the United States, Mexico and Canada, went into force in July 2020, and its long-term impact on our operations uncertain. With the incoming U.S. Administration taking power in January 2021, the status of U.S. trade policy and U.S. involvement in international trade agreements going forward remains to be determined and could drastically shift in a manner that increases or mitigates adverse effects on our businesses. The current U.S. Administration also implemented changes to U.S. immigration policy and other policies that impact trade, including increasing tariffs, and the incoming U.S. Administration could reverse many of these changes or take other material action with respect to these matters. Such policy changes or other actions could adversely affect imports and exports between Mexico and the United States and negatively impact the U.S., Mexican and other economies and the companies with whom we conduct business, which could materially adversely affect our business, financial condition, results of operations, cash flows and/or prospects.

Financial Risks

Our businesses are exposed to market risks, including fluctuations in commodity prices, and our businesses, financial condition, results of operations, cash flows and/or prospects may be materially adversely affected by these risks.

We buy energy-related commodities from time to time for LNG facilities or power plants to satisfy contractual obligations with customers. The regional and other markets in which we purchase these commodities are competitive and can be subject to significant pricing volatility. Our revenues, results of operations and/or cash flows could be materially adversely affected if the prevailing market prices for natural gas, LNG, electricity or other commodities that we buy change in a direction or manner not anticipated and for which we have not provided adequately through purchase or sale commitments or other hedging transactions. Unanticipated changes in market prices for energy-related commodities can result from multiple factors, such as adverse weather conditions, change in supply and demand, availability of competitively priced alternative energy sources, commodity production levels and storage capacity, energy and environmental regulations and legislation, and economic and financial market conditions, among other things.

Legal and Regulatory Risks

Our businesses are subject to various legal actions challenging our property rights and permits, and our properties in Mexico could be subject to expropriation by the Mexican government.

We are engaged in disputes regarding our title to the property in Mexico where our ECA LNG Regasification facility is situated and our proposed ECA LNG JV liquefaction export projects are expected to be situated, as we discuss in Note 16 of the audited consolidated financial statements. In addition, we may have or seek to obtain long-term leases or rights-of-way from governmental agencies or other third parties to operate our energy infrastructure located on land we do not own for a specific period of time. If we are unable to defend and retain title to the properties we own on which our current and proposed facilities are located, or if we are unable to obtain or retain rights to construct and operate our existing or proposed facilities on the properties we do not own on reasonable financial and other terms, we could lose our rights to occupy and use these properties and the related facilities, which could delay or derail proposed projects, increase our development costs, and result in breaches of one or more permits or contracts related to the affected facilities that could lead to legal costs, fines or penalties. In addition, disputes regarding any of these properties could make project financing and finding or maintaining suitable partners and customers difficult and could hinder or halt our ability to construct and, if completed, operate the affected facilities or proposed projects. For example, two adjacent landowners claiming ownership of the land in Mexico where our ECA LNG Regasification facility is situated and our proposed ECA LNG JV liquefaction export projects are expected to be situated have filed an administrative proceeding with the Municipality of Ensenada against the construction permit for ECA LNG JV’s proposed liquefaction export projects, and the construction permit has been suspended pending resolution. This means that, even though we have reached a final investment decision with respect to this project, we cannot commence material construction until this matter is resolved. If we are unable to occupy and use the properties and related facilities on which our existing or proposed infrastructure projects are located, it could have a material adverse effect on our businesses, financial condition, results of operations, cash flows and/or prospects.

In addition, IEnova’s business and assets in energy generation, storage, transportation and distribution may be considered by the Mexican government to be a public service or essential for the provision of a public service, in which case these assets and the related business could be subject to expropriation or nationalization, loss of concessions, renegotiation or annulment of existing contracts, and other similar risks. Any such occurrence could materially adversely affect our businesses, financial condition, results of operations, cash flows and/or prospects.

Risks Related to IEnova

If you decide not to participate in the exchange offer, you will continue to hold your IEnova ordinary shares, in which case the following risks related to IEnova and its business would continue to directly apply to you.

Operational Risks

IEnova may not be successful in obtaining new energy infrastructure projects.

The market for new energy infrastructure projects in Mexico is highly competitive. IEnova competes with Mexican and foreign companies for most of the new energy infrastructure projects in Mexico. IEnova may also face increased competition for key personnel. IEnova may compete for energy infrastructure projects in new sectors where they have not previously operated, they may not be able to fully realize the benefit of these new opportunities as they may lack experience or familiarity in these areas. In addition, there are a number of potential new liquefaction projects under construction or in the process of being developed by various project developers in North America, including IEnova’s indirect controlling shareholder’s contemplated new projects, and given the projected demand for LNG, the vast majority of these projects likely will not be completed. Furthermore, IEnova may not be able to obtain additional permits from the DOE, the Energy Regulatory Commission in Mexico (Comisión Reguladora de Energĺa) (“CRE”), the Mexican Safety, Energy and Environment Agency (Agencia de Seguridad, Energía y Ambiente), the Ministry of Environment and Natural Resources of Mexico (Secretarĺa del Medio Ambiente y Recursos Naturales) (“SEMARNAT”) or the Mexican Secretary of Energy (Secretarĺa de Energĺa) (“SENER”) or a favorable opinion from Mexico’s Competition Commission (Comisió Federal de Competencia Econóica) (“COFECE”), which may be required for new energy infrastructure projects. The inability to successfully obtain new energy infrastructure projects may adversely affect IEnova’s ability to grow its business, which could have a material adverse effect on IEnova’s business, financial condition, results of operations, cash flows, outlook and/or the market price of its securities.

The continuity of IEnova’s business could be affected by measures implemented by the governments of Mexico and other countries to prevent the spread of contagious diseases, including COVID-19, among the population.

During 2020, there has been an outbreak of COVID-19, which has spread to various jurisdictions, including locations where IEnova does business (Mexico). Although restrictions all over the world, including in Mexico, are being gradually eased, the full extent of the outbreak, related business and travel restrictions and changes in behavior intended to reduce its spread are uncertain as of the date of this prospectus as this continues to evolve globally.

IEnova is one of the first companies without governmental investment to enter the energy infrastructure business in Mexico. During the last 24 years, IEnova has increased its presence as a leader in private investment in the Mexican Energy Sector (including through new development projects, organic growth, acquisitions and by diversifying its type of assets and customer base) and it is recognized as one of the largest sector companies in the country.

The energy sector is a sector of essential economic interest in Mexico and the world. COVID-19 has not stopped the activity of the energy sector, although the demand for electricity, natural gas, gasoline and other fuels could decline. The extent of such decline and its duration will depend on how the pandemic evolves. Activity in the energy sector cannot be stopped: electricity, natural gas, gasoline and other fuels must continue to reach consumers. It is not expected that IEnova’s operation will stop providing energy services for these reasons.

Many of IEnova’s agreements are under “take or pay contracts.” However, IEnova will continue evaluating recoverability and collection considering the effect in the supply chain. It is possible that certain customers may experience delay in payments and others may temporarily stop operations.

The full extent to which the COVID-19 pandemic may impact IEnova’s results of operations or liquidity is uncertain. Given the speed and frequency of the developments with respect to this pandemic, which are in constant evolution, IEnova continues evaluating the magnitude of the effects in its business, operations, liquidity, results of operations or financial condition. The board of directors and the management work continuously to minimize the negative impact of the COVID-19 pandemic, through crisis planning, effective communication, and cooperation.

Legal and Regulatory Risks

IEnova operates in a highly regulated environment, and its profitability depends on its ability to comply with a number of laws and regulations on a timely and efficient basis.

IEnova operates under the laws and regulations of various federal, state and local governmental entities in Mexico and are required to obtain and maintain various permits, licenses and governmental approvals for IEnova’s activities. In some cases, the prices that IEnova charges for its services are limited by regulated rates set by governmental authorities. These regulations and permits may limit IEnova’s operating flexibility, which could have a material adverse effect on its business, financial condition, results of operations, cash flows, outlook and/or the market price of IEnova’s securities. For example, in order to obtain the favorable opinion of COFECE in connection with a permit required for the operation of the Rosarito pipelines system, IEnova was required to agree to divest the Mexicali components of the Ecogas México, S. de R.L. de C.V. (“Ecogas”) natural gas distribution system. IEnova has been subject to this obligation since 2000 and has made good faith efforts to comply with the obligation to divest the Mexicali gas distribution system; however, various economic situations have made it difficult to divest Mexicali’s distribution assets, which has been disclosed to COFECE.

With respect to the regulated rates that IEnova charges to its customers, the CRE resets these rates periodically in accordance with applicable regulations, and the rates set by the CRE may have a material adverse effect on IEnova’s business, financial condition, results of operations, cash flows, outlook and/or the market price of its securities. In addition, in order to undertake new energy infrastructure projects in Mexico, IEnova may require additional permits from SEMARNAT, the Mexican National Agency for Industrial Protection and the Protection of the Environment (Agencia Nacional de Seguridad Industrial y de Protección al Medio Ambiente del Sector Hidrocarburos), the CRE and SENER, as well as the favorable opinion of the Mexican Antitrust Commission, and various factors, including a change in the CRE’s energy policy, could result in IEnova’s inability to obtain such permits.

IEnova cannot predict the future course of changes in laws and regulations that cover its activities or the effect that this changing regulatory environment will have on its business and projects development. In addition, due to the complex, overlapping federal, state and local regulatory regimes in which it operates, IEnova may from time to time discover that it is lacking, or non-compliant with, one or more of its permits. If there is a delay in obtaining any required regulatory approval or permit to conduct IEnova’s operations, or if it fails to obtain or maintain any required approval or permit, IEnova may not be able to operate and build its energy infrastructure projects, or IEnova may be forced to incur additional costs, which in turn could have a material adverse effect on its business, financial condition, results of operations, cash flows, outlook and/or the market price of its securities.

Regulatory policies, including the electricity price subsidy policy, of the Mexican federal government could materially adversely affect IEnova’s wind and solar power generation business.

On April 29, 2020, Mexico’s National Energy Control Center (Centro Nacional de Control de Energía) (“CENACE”) issued the Accord to Ensure the Efficiency, Quality, Reliability, Continuity and Safety of the National Electric Grid, due to the recognition of the SARS-CoV2 virus (COVID-19) pandemic (Acuerdo para garantizar la Eficiencia, Calidad, Confiabilidad, Continuidad y seguridad del Sistema Eléctrico Nacional, con motivo del reconocimiento de la epidemia de enfermedad por el virus SARS-CoV2 (COVID-19)) (the “CENACE Accord”), purporting to safeguard Mexico’s national power grid from interruptions that may be caused by renewable energy projects. The main provision of the CENACE Accord suspends all legally mandated pre-operative testing that would be needed for new renewable energy projects to commence operations and prevents such projects from connecting to the national power grid until further notice. IEnova’s renewable energy projects affected by the order filed for legal protection through amparo claims (suits to seek constitutional protection), and in June 2020, IEnova received injunctive relief until the claims are resolved by the courts.

Additionally, on May 15, 2020, SENER published the Policy of Reliability, Safety, Continuity and Quality in the National Electrical System (Acuerdo por el que se emite la Política de Confiabilidad, Seguridad, Continuidad y Calidad en el Sistema Eléctrico Nacional) (the “SENER Policy”), to establish guidelines purporting to guarantee the security and reliability of the national grid’s electricity supply by reducing the negative impacts that it claims are caused by intermittent energy, such as renewable energy resources. IEnova’s renewable energy projects, including those in construction and in service, filed amparo claims against the SENER Policy and received injunctive relief in July 2020 until the claims are resolved by the courts. In addition, in June 2020, COFECE filed a complaint with Mexico’s Supreme Court against the SENER Policy. COFECE’s complaint was upheld by the court and, pending the court’s final ruling, the decision suspends the resolution indefinitely.

Finally, on May 28, 2020, CRE approved an update to the transmission rates included in legacy renewables and cogeneration energy contracts, based on the claim that the legacy transmission rates did not reflect fair and proportional costs for providing the applicable services and, therefore, created unfair competitive conditions. Three of IEnova’s renewables’ facilities (Don Diego Solar and Border Solar, solar power generation facilities, and Ventika (as defined herein), two adjacent wind power generation facilities) are currently holders of contracts with such legacy rates, and any increases in the transmission rates would be passed through directly to their customers. IEnova’s renewable energy facilities obtained injunctive relief (suspension definitiva) against the CRE’s resolution regarding transmission rates on July 17, 2020, but such renewable projects are required to guarantee the difference in tariffs until the claims are resolved by the courts.

IEnova and other companies affected by these new orders and regulations have challenged the orders and regulations by filing amparo claims, and by state governments and COFECE through the filing of constitutional challenges, some of which have been granted injunctive relief. The court-ordered injunctions provide relief until Mexico’s Federal District Court ultimately resolves the amparo claims or, with respect to the SENER Policy, until Mexico’s Supreme Court issues its final ruling on COFECE’s complaint, the timing of which is uncertain. An unfavorable final decision on these amparo challenges, or the potential for an extended dispute, could impact IEnova’s ability to successfully complete construction of its solar facilities, or to complete them in a timely manner and within expected budgets, may impact its ability to operate its wind and solar facilities already in service at existing levels or at all, may result in increases in costs for IEnova and its customers, and may adversely affect its ability to develop new projects, any of which may have a material adverse effect on its business, financial condition, results of operations, cash flows, prospects and/or its ability to meet any of its financial obligations.

Currently, electricity prices are subsidized by the Mexican federal government. These electricity subsidies could place certain of IEnova’s renewable energy projects at a competitive disadvantage. If the electricity price subsidy policy of the Mexican federal government continues and IEnova is not able to provide electricity at prices that are competitive to those available to its customers who do not rely on pre-fixed fees and to potential customers through its competitors, the profitability of these assets could be materially adversely affected, which in turn could have a material adverse effect on IEnova’s business, financial condition, results of operations, cash flows, prospects and/or its ability to meet any of its financial obligations.

On October 7, 2020, CRE approved a resolution to amend the rules for the inclusion of new offtakers of legacy generation and self-supply permits (the “Offtaker Resolution”), which became effective immediately. The Offtaker Resolution prohibits self-supply permit holders from adding new offtakers that were not included in the original development or expansion plans, making modifications to the amount of energy allocated to the named offtakers, and including load centers that have entered into a supply arrangement under Mexico’s Electricity Industry Law. Three of IEnova’s renewables’ facilities (Don Diego Solar and Border Solar, solar power generation facilities, and Ventika (as defined herein), two adjacent wind power generation facilities) are holders of legacy self-supply permits and are impacted by the Offtaker Resolution. The Offtaker Resolution may limit IEnova’s ability to incorporate in its permits current or future offtakers, which could have a material adverse effect on its business, financial condition, results of operations, cash flows, outlook and/or the market price of IEnova’s securities. Additionally, if IEnova is not able to obtain legal protection for its facilities affected by the Offtaker Resolution, IEnova expects it would sell capacity affected by the Offtaker Resolution into the spot market, which, depending on prices in the spot market, could also have a material adverse effect on its business, financial condition, results of operations, cash flows, outlook and/or the market price of IEnova’s securities.

New and unanticipated tax reforms may be approved.

Mexican tax legislation is frequently amended, and therefore there is no guarantee that the current legal framework will not be amended in a way that might adversely affect IEnova’s business, financial condition, results of operations, cash flows, outlook and/or the market price of its securities.

The introduction of class action lawsuits into the Mexican legal system could have an adverse effect on IEnova’s operations.

Since 2011, Mexico adopted a legal system that allows for the commencement of class action lawsuits on matters relating to the consumption of goods and services and the environment. This could give rise to the commencement of class action lawsuits against IEnova by its customers or other market participants. Because the relevant laws have not yet been the subject of extensive judicial interpretation or enforcement, IEnova cannot predict the outcome of any class action lawsuit brought against IEnova under such laws, including the extent to which IEnova may be found liable and the effect thereof on IEnova’s business, financial condition, results of operations, cash flows, outlook and/or the market price of its securities.

Political and Economic Risks

Adverse economic, political and social conditions in Mexico may adversely affect the business, financial condition or results of operations of IEnova.

IEnova conducts all of its operations in Mexico and its potential for growth is centered in Mexico; its business is therefore significantly dependent upon the performance of the Mexican economy. Mexico has experienced economic crises in the past, caused by internal and external factors, characterized by, among other things, exchange rate instability (including large devaluations), high inflation, high domestic interest rates, economic contraction, a reduction of international capital flows, a reduction of liquidity in the banking sector and high unemployment rates. As a result, such conditions, as well as the general condition of the Mexican economy, over which neither Sempra nor IEnova have any control, could have a material adverse effect on IEnova’s business, financial condition, results of operations, cash flows, prospects and/or its ability to meet any of its financial obligations.

According to the International Monetary Fund, Mexico’s gross domestic product changed in percentage terms, in constant prices using 2013 as the base, by 2.0%, 2.0%, (0.1)% respectively, in 2017, 2018 and 2019.

On April 17, 2020, Moody’s downgraded the credit rating for Mexico’s sovereign debt from A3 to Baa1, with a negative outlook. On August 26, 2020, the Mexican National Institute on Statistics and Geography

(Instituto Nacional de Estadística y Geografía) reported that Mexico’s gross domestic product fell a record 18.9% for the second quarter of 2020 compared to the same period of 2019. The COVID-19 pandemic has disrupted and may continue to disrupt economic activity, which may intensify the slowdown in the Mexican economy. If recessionary conditions continue, if inflation or interest rates increase significantly, or if Mexico’s sovereign debt credit rating is further downgraded, IEnova’s business, financial condition, results of operations, cash flows, prospects and/or its ability to meet any of its financial obligations could be materially adversely affected.

The Mexican government does not currently restrict the ability of Mexican companies or individuals to convert Mexican pesos into U.S. dollars (except for certain restrictions related to cash transactions involving a U.S. dollar payment to a Mexican bank) or other currencies and Mexico has not had a fixed exchange rate policy since 1982. The Mexican peso has been subject to significant devaluations against the U.S. dollar in the past and may be subject to significant fluctuations in the future. Severe devaluation of the Mexican peso may result in governmental intervention to institute restrictive exchange control policies, as has occurred before in Mexico and other Latin American countries. Accordingly, fluctuations in the value of the Mexican peso against other currencies, particularly the U.S. dollar, may have a material adverse effect on IEnova’s business, financial condition, results of operations, cash flows, prospects and/or its ability to meet any of its financial obligations.

Developments in other countries could adversely affect the Mexican economy, and IEnova’s business, financial condition or results of operations, and the market value of its securities.

The Mexican economy is, to varying degrees, affected by economic and market conditions in other countries. Although economic conditions in other countries may differ from economic conditions in Mexico, investors’ reactions to adverse developments in other countries may have an adverse effect on the market value of securities of Mexican issuers. In recent years, economic conditions in Mexico have become increasingly correlated with economic conditions in the United States as a result of NAFTA (and the recently approved USMCA) and increased economic activity between the two countries. Therefore, adverse economic conditions in the United States, the termination or re-negotiation of the USMCA or other related events could have a significant adverse effect on the Mexican economy. IEnova cannot assure you that events in other countries, in the United States or elsewhere will not adversely affect the business, financial condition or results of operations of IEnova.

Changes in the relative value of the Mexican peso to the U.S. dollar may have a material adverse effect on IEnova.

The Mexican peso-U.S. dollar exchange rate is important for IEnova because it has an effect on IEnova’s business, financial condition, results of operations, cash flows and outlook. In general, as described below, a depreciation of the Mexican peso will likely result in an increase in IEnova’s operating margins and an appreciation of the Mexican peso will likely result in a decrease in IEnova’s operating margins. This is because the aggregate amount of IEnova’s net sales denominated in or linked to U.S. dollars exceeds the aggregate amount of IEnova’s cost of sales denominated in Mexican pesos. In addition, a depreciation of the Mexican peso will likely affect the value of U.S. dollar receivables and payables and Mexican peso-denominated deferred income tax assets and liabilities.

Mostly, IEnova’s net sales are either denominated in, or linked to the value of, the U.S. dollar. However, a portion of IEnova’s cost of goods sold, including labor costs and other selling, general and administrative expenses are invoiced in Mexican pesos and IEnova’s Mexican taxes will also be paid in Mexican pesos, as may be debt obligations IEnova incurs in the future. Consequently, the real appreciation or depreciation of the Mexican peso relative to the U.S. dollar can have an effect on IEnova’s operating margins and IEnova’s income tax expense. The monetary policy decision by the U.S. Federal Reserve and the Mexican Central Bank could also impact the Mexican peso to U.S. dollar exchange rate. Changes in the Mexican peso-U.S. dollar exchange rate could have a material adverse effect on IEnova’s business, financial condition, results of operations, cash flows, outlook and/or the market price of its securities.

An increase in interest rates in the United States could adversely impact the Mexican economy and may have a negative effect on IEnova’s financial condition or performance.

An increase in the U.S. interest rates that does not match with an increase of the Mexican interest rates, causing a reduction in the interest rate differential between the two countries, could redirect the flow of capital away from emerging markets, including Mexico, and into the United States, because investors may be able to obtain greater risk-adjusted returns in larger or more developed economies rather than in Mexico. Thus, companies in emerging market economies such as Mexico could find it more difficult and expensive to borrow capital and refinance existing debt. This may negatively affect IEnova’s potential for economic growth and could have a material adverse effect on IEnova’s business, financial condition, results of operations, cash flows, outlook and/or the market price of its securities.

The increase in violence in Mexico has adversely impacted, and may continue to adversely impact, the Mexican economy and may have a negative effect on IEnova’s financial condition or performance.

Over the past few years Mexico has experienced a significant increase in violence. This increase in violence has had an adverse impact on the economic activity in Mexico. Also, social instability in Mexico and adverse social or political developments in or affecting Mexico could have a material adverse effect on IEnova’s business, financial conditions, results of operations, cash flows, outlook, and/or the market price of its securities. In addition, violent crime may increase IEnova’s insurance and security costs. IEnova cannot assure that the levels of violent crime in Mexico, over which IEnova has no control, will not increase or will decrease. An increase in violent crime could have a material adverse effect on their business, financial condition, and results of operations, cash flows, outlook and/or their ability to repay its securities.

Changes in Mexican federal governmental policies could have a material adverse effect on IEnova’s business, financial condition, results of operations, cash flows, prospects and/or its ability to meet any of its financial obligations.

The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy. Mexican governmental actions concerning the economy and state-owned and private enterprises could have a significant effect on Mexican private sector entities in general, and IEnova in particular, as well as on market conditions, prices and returns on investments in Mexico, including any securities issued by IEnova.

The most recent federal congressional elections in Mexico that took place in July 2018 resulted in an absolute majority for the coalition led by the Mexican president’s party. Since 1997, no Mexican president has had an absolute majority in the House of Representatives and majority in the Senate. The Mexican federal government along with the House of Representatives could implement significant changes in laws, policies and regulations, which could affect the economic and political situation in Mexico.

During his campaign and more recently while acting as president, Andrés Manuel López Obrador has proposed, among other things, modifying and/or terminating certain structural reforms, including the energy reform of 2013. As of the date of this prospectus, a new education reform was approved by the Mexican Congress and ratified by the legislative authorities of 22 Mexican states. In addition, the new administration canceled the construction of the new Mexico City international airport project, and announced the kickoff of the main infrastructure projects that were promised during the campaign (including a new refinery at the Dos Bocas Port in Tabasco, the “Mayan train,” and the construction of a new airport in Santa Lucía in the State of Mexico). In 2020, the Mexican federal government also carried out a referendum to solicit voter opinion in connection with the then pending construction and development of a brewing facility by Constellation Brands in Baja California. Based on the results of the referendum, the government decided to cancel the project, which had a negative effect on international investor perception of the business climate in Mexico. Investors and credit rating agencies may be cautious about the new administration’s policies, which could contribute to a decrease in the Mexican economy’s resilience in the event of a global economic downturn.

Similarly, changes in government policies could present challenges for IEnova’s business. For instance, CFE began arbitration proceedings against IEnova in August 2019 in order to renegotiate transportation service agreements relating to the Sur de Texas–Tuxpan natural gas marine pipeline and the Guaymas–El Oro segment of the Sonora natural gas pipelines. The parties renegotiated new tariffs for these projects and CFE consequently withdrew the arbitration claim, and IEnova does not expect the renegotiated contracts to affect its financial condition or results of operations. However, IEnova cannot predict if the new administration will implement substantial changes in law, policy and regulations pertaining to hydrocarbons in Mexico or initiate future proceedings against IEnova, any of which could negatively affect its business, financial condition, operations and prospects.

Since 2019, several amendments to existing regulations, as well as new regulations and policies, have been enacted that impact the power sector in Mexico, including IEnova’s renewable power assets and projects under development. IEnova believes these changes strengthen CFE’s authority in the power sector, which could have potential material adverse effects on IEnova’s wind and solar assets. Such adverse effects could present challenges for IEnova’s business.

Through administrative action, SENER, CRE and CENACE have issued modifications to existing regulations which IEnova expects to adversely affect its ability to dispatch renewable energy and to receive or maintain operation permits, which could be material. Such modifications may also increase costs of electricity provided under legacy concessions contracts, and otherwise negatively impact the consumers and suppliers of renewable energy.

Most of these newly enacted regulations and policies have been suspended through litigation and judicial rulings obtained by businesses operating in the power sector, including by IEnova. IEnova cannot predict whether it will ultimately be successful in the ongoing litigation, nor can it assure that there will be no new regulations and policies or further amendments to existing regulations that could materially adversely affect IEnova’s business, financial condition, results of operations, cash flows, prospects and/or its ability to meet any of its financial obligations.

For instance, official electricity policy papers (Programa de Desarrollo del Sistema Eléctrico Nacional—PRODESEN and Programa Sectorial de Energía 2020-2024 – PROSENER 2020-2024) have shed light on the current administration’s intention to favor state-owned companies to the detriment of the private sector and of end users. More recently, Mexico’s President issued a memorandum informing the CRE that CFE’s power plants should be given dispatch priority over every other power plant in the country, that the grant of permits should be restricted, and that private investment should only participate in the energy sector through subcontracts from the CFE and Petroleos Mexicanos (“Pemex”).

Based on the aforementioned actions of the administration, it could be possible that subsequent regulatory and legal changes re-enacted that limit or restrict the incorporation and operation of privately owned assets, delay IEnova’s future projects, or entail operational restrictions of current projects.

In general, changes that may be made to the existing legal framework, as well as the impact of new regulations, may result in increased costs to IEnova or its customers, and may require IEnova to amend its existing permits, secure additional permits to operate its natural gas, LNG, LPG, ethane, refined products or power generation facilities or render its services, take additional actions to secure the requisite rights-of-way for its projects, perform social impact assessments or, upon prior consultation with the competent authorities, require the consent of indigenous communities for the development of its projects.

THE EXCHANGE OFFER

Background of the Exchange Offer

As part of the regular review of Sempra’s businesses, Sempra’s board of directors and senior management review its long-term strategic goals and potential ways to address strategic imperatives and industry developments. As part of this process, senior management regularly considers potential opportunities for acquisitions, dispositions, joint ventures, strategic partnerships, business combinations, internal restructurings and other strategic alternatives.

In connection with Sempra’s ongoing review process, beginning in March 2020, Sempra’s senior management (for purposes of this discussion, “senior management” generally refers to all, any or some combination of J. Walker Martin, Sempra’s Chairman of the Board, Chief Executive Officer and President; Trevor I. Mihalik, Sempra’s Executive Vice President and Chief Financial Officer; Faisel H. Khan, Sempra’s Senior Vice President – Finance and Sempra LNG’s Chief Financial Officer; and Sandeep K. Mor, Sempra’s Vice President – Corporate Development), together with certain board members, including William D. Jones, considered the potential acquisition of the equity securities of IEnova that Sempra did not directly or indirectly own. Sempra’s senior management believed that IEnova had long-term growth potential and that the market price of IEnova’s equity securities was not reflecting this full potential.

In executive session at a board meeting held on June 11, 2020, members of Sempra’s senior management provided the board with preliminary information about the potential acquisition of IEnova equity securities that Sempra did not directly or indirectly own, noting further discussion would be held at the board’s August 31-September 1, 2020 meeting. All of Sempra’s directors were in attendance at the June 11, 2020 board meeting and, unless otherwise specifically noted, all other board meetings described in this discussion below.

At a board meeting held on July 6, 2020, the board discussed in executive session the rationale of this potential acquisition and the timing of next steps.

From July 2020 to January 2021, members of Sempra’s senior management, other members of Sempra’s management team, including Justin Bird, Sempra’s Chief Development Officer and Sempra LNG’s Chief Executive Officer, Erbin B. Keith, Sempra’s Deputy General Counsel; Peter R. Wall, Sempra’s Senior Vice President, Controller and Chief Accounting Officer; Jennifer F. Jett, Sempra’s Vice President – Governance and Corporate Secretary; Bruce E. MacNeil, Sempra’s Vice President and Treasurer; Nelly Molina, Sempra’s Vice President – Investor Relations, and Paul H. Yong, Sempra’s Vice President – Corporate Tax and Chief Tax Counsel, and representatives of White & Case LLP, Sempra’s U.S. external counsel, and White & Case, S.C., Sempra’s Mexican external counsel, held several discussions regarding a potential acquisition of the equity securities of IEnova, including discussions of the potential transaction structure, timeline and required documentation.

In August 2020, Sempra contacted Goldman Sachs and retained it as its financial advisor in connection with a potential exchange offer to acquire the IEnova ordinary shares that it did not directly or indirectly own.

At a board meeting held on August 31-September 1, 2020, members of Sempra’s senior management presented an overview of the potential exchange offer, after which the board agreed that management should proceed with its research and analysis and report back to the board in October.

On September 22, 2020 and October 16, 2020, members of Sempra’s senior management provided updates about the potential exchange offer to all members of the board, including research and analysis on the strategic rationale, market backdrop and credit impact of the proposed transaction and the status of various activities worked on to the dates of each such update.

In October 2020, Sempra contacted Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer and retained it as the exchange agent in connection with the potential exchange offer.

At a board meeting held on October 20, 2020, members of Sempra’s senior management gave a presentation about the potential exchange offer that concluded in executive session, at which the board expressed its sense that management should move forward with preparations to launch the potential exchange offer.

At a board meeting held on November 3, 2020, members of Sempra’s senior management presented an update on the analyses completed in connection with the potential exchange offer and, after the presentation, the board authorized management to move forward with preparations to launch an exchange offer for the purchase of all of IEnova’s publicly held ordinary shares in exchange for shares of Sempra’s common stock, and to file an application to conduct such exchange offer and the registration and public offering of Sempra’s common stock in Mexico. Sempra director Bethany Mayer was in attendance for part of the November 3, 2020 board meeting.

At a board meeting held on November 18, 2020, members of Sempra’s senior management reviewed the timing, credit, process and financial information related to the potential exchange offer.

At a board meeting held on November 30, 2020, after a presentation made by members of Sempra’s senior management, including with respect to the consideration to be offered in and the timeline for the potential exchange offer, Sempra’s board approved submitting a non-binding offer to IEnova’s board of directors to acquire all the issued and outstanding IEnova ordinary shares, other than any IEnova ordinary shares owned directly or indirectly by Sempra, and delegated to certain officers of Sempra the power and authority to determine when to publicly announce its intentions with respect to the exchange offer, its submission of such non-binding offer to IEnova’s board of directors, its plans to unify its ownership interest in IEnova and Sempra’s LNG business under a combined platform, and its desire to sell a non-controlling interest in such combined platform to a partner.

On December 1, 2020, Sempra submitted the non-binding offer to IEnova’s board of directors.

Following the November 30, 2020 Sempra board meeting and the December 1, 2020 submission of the non-binding offer to IEnova’s board of directors, an officer of Sempra, together with Goldman Sachs and White & Case, S.C., communicated to officers of the CNBV the expected announcement of the exchange offer by Sempra.

On December 1, 2020, Sempra filed an application with the CNBV in connection with the exchange offer.

On December 2, 2020, Sempra publicly announced its intention to launch the exchange offer, its submission of such non-binding offer to IEnova’s board of directors, its plans to unify its ownership interest in IEnova and Sempra’s LNG business under a combined platform, and its desire to sell a non-controlling interest in such combined platform to a partner.

On December 18, 2020, representatives of IEnova, including the independent members of the IEnova board of directors and representatives from its legal and financial advisors, held an introductory meeting to discuss the proposed exchange offer with representatives of Sempra and its legal and financial advisors.

By resolutions adopted on January 9, 2021, Sempra’s board of directors approved launching an exchange offer to acquire all of IEnova’s ordinary shares, other than any IEnova ordinary shares owned directly or indirectly by Sempra. In addition, Sempra’s board of directors delegated to a committee of the board, the members of which are J. Walker Martin, William D. Jones and Cynthia L. Walker (the “Transaction Committee”), the power and authority to review and oversee all negotiations in connection with or related to the exchange offer and authorize specific terms of the exchange offer, including, without limitation, the final Exchange Ratio and the date upon which to formally launch the exchange offer.

On January 11, 2021, Sempra filed the registration statement of which this prospectus forms a part with the SEC to conduct the exchange offer.

Reasons for the Exchange Offer

Sempra’s board of directors reviewed, evaluated and discussed the exchange offer at various meetings, including the meetings described under “—Background of the Exchange Offer” above, and it approved the exchange offer, subject to the approval of the Transaction Committee of certain key terms of the exchange offer (including the final Exchange Ratio), by resolutions adopted on January 9, 2021. In reaching its decision to approve these matters, Sempra’s board of directors consulted with Sempra’s management and its financial and legal advisors and considered a variety of factors, including the material factors described below.

Key Benefits of the Exchange Offer

We believe that the exchange offer should deliver compelling value to IEnova shareholders in the form of an upfront premium, exposure to potential material upside over time through the Sempra platform, and ownership in a company with scale and liquidity to pursue potential value-accretive growth opportunities. It is anticipated that IEnova shareholders will retain exposure to the existing growth opportunities within the IEnova platform. We believe that IEnova shareholders should have a further improved value proposition by supplementing these existing growth opportunities with a more diversified portfolio of infrastructure-driven growth across high-quality markets.

Strong Valuation

The Exchange Ratio represents an attractive premium to IEnova’s closing stock price prior to Sempra announcing its intention to make the exchange offer. The exchange offer implies an 11.6% premium over the 30-day volume-weighted average price, a 22.6% premium over the 90-day volume-weighted average price and a 51.4% premium over the 52-week low price of IEnova ordinary shares as quoted on the Mexican Stock Exchange, in each case based on the closing price of Sempra shares of common stock on the NYSE on November 27, 2020, the last full Trading Day of the week prior to the public announcement of the exchange offer, and Ps./U.S.$ exchange rate of $20.0777 published by the Mexican Central Bank as of that date.

For each of the Selected Transactions, publicly available data was reviewed to determine the premium paid for the target company’s shares, based on of the announced price at which such shares would be acquired relative to the volume-weighted average price of such shares over the 30 days and 90 days prior to the public announcement of the transaction and the 52-week low price of such shares. For additional information on the selection and analysis of the Selected Transactions, please see “Summary—Key Benefits of the Exchange Offer—Strong Valuation.”

	Premium to 30-Day Volume- Weighted Average Price	Premium to 90-Day Volume- Weighted Average Price	Premium to 52-week Low- Price
Median Premium in Selected Transactions	9.4%	10.2%	29.8%

Premium Over IEnova’s Ordinary Shares as of November 27, 2020 and Relative to Selected Transactions(1)

(1)

Based on Trading Days and volume-weighted average prices quoted on the Mexican Stock Exchange. The 52-week low price of IEnova ordinary shares, which occurred on May 20, 2020, refers to the intra-day low price.

Infrastructure Platform with Growth Opportunity

The exchange offer will provide holders of IEnova ordinary shares the opportunity to invest in a company with a historically high-growth infrastructure platform. In addition to the growth prospects being pursued by IEnova, holders of IEnova ordinary shares will additionally benefit from growth potential across the rest of Sempra’s diversified investment portfolio.

Sempra’s diversified investment portfolio of regulated utilities and long-term contracted energy infrastructure is expected to provide an attractive combination of stable cash flows and growth opportunity. Current holders of IEnova ordinary shares will become owners in a company that:

•	has the goal to become North America’s premier energy infrastructure company, serving over 35 million consumers across regulated U.S. utility, LNG export and Mexican infrastructure platforms

•	announced in March 2020 the largest 5-year capital plan in the company’s history, comprised of a planned investment of $32 billion in North American infrastructure over 2020 – 2024

•	is providing new options to meet global energy demand with North American infrastructure projects supporting energy diversification and accessibility

•	holds a leading position in what Sempra believes are the most attractive North American markets

Sempra Infrastructure Platform

Well-diversified Strategic Market Participant

The exchange offer will provide holders of IEnova ordinary shares the opportunity to become shareholders of a company with business and geographic diversification.

Sempra intends to bring IEnova and Sempra’s LNG business under a single platform focused on owning, operating and growing its energy infrastructure businesses. It is our belief that this consolidation will help create value-enhancing strength, scale, operating efficiencies and an improved infrastructure growth platform to help strengthen energy infrastructure investments in Mexico and help facilitate the global clean-energy transition. We firmly believe that consolidating full ownership of IEnova under Sempra and combining it with our LNG business will help create the scale and financial flexibility to support IEnova’s ability to accomplish these important objectives.

In addition, we are excited to deepen our long-standing commitment to expanding energy infrastructure across Mexico, a goal that IEnova has championed for decades, and believe energy security and affordability in Mexico are critical to improving the standard of living across the country. Moreover, we remain dedicated to Mexico’s capital markets and believe that listing Sempra’s common stock on the Mexican Stock Exchange is demonstrative of this commitment.

Sempra is contemplating different strategies for this combined platform in an effort to fund its growth opportunities and improve overall value by obtaining additional investments at improved multiples, including, subject to, among other things, obtaining any applicable governmental approvals, seeking additional non-controlling third-party equity capital to invest in this combined platform. Sempra believes that such additional funding is expected to enhance the overall value of the combined platform by tapping into new and competitive sources of lower cost, private infrastructure capital while Sempra retains majority ownership and governance control.

Diversification Across Geographies and Business Mix

IEnova Status Quo(1)	Sempra U.S. GAAP Earnings(1)	Sempra Pro Forma Adjusted Earnings(1)

(1)

The IEnova Status Quo charts reflect the earnings (losses) attributable to common shares of Sempra’s Sempra Mexico segment for the nine months ended September 30, 2020. The Sempra U.S. GAAP Earnings charts reflect earnings (losses) as a percentage of Sempra’s earnings (losses) attributable to common shares for the nine months ended September 30, 2020. The Sempra Pro Forma Adjusted Earnings charts reflect earnings (losses) as a percentage of Sempra’s earnings (losses) attributable to common shares for the nine months ended September 30, 2020, excluding Parent & Other and Discontinued Operations and assuming 100% ownership of IEnova. Pro Forma Adjusted Earnings is a non-U.S. GAAP financial measure. See “Financial and Market Price Data—Summary Condensed Consolidated Financial Data of Sempra—Non-U.S. GAAP Financial Measure” for further details on Pro Forma Adjusted Earnings and a reconciliation to the most comparable U.S. GAAP financial measure.

(2)	Represents IEnova’s Gas, Power and Storage segments.

(3)	Represents Sempra’s SDG&E, SoCalGas and Sempra Texas Utilities segments.

(4)	Represents Sempra’s Sempra Mexico segment, which is primarily comprised of IEnova, as well as certain holding companies and risk management activities.

(5)	Represents Sempra’s Sempra LNG segment.

(6)	Represents Sempra’s Discontinued Operations comprised of Sempra’s former South American businesses and certain activities associated with those businesses, as well as Parent & Other.

(7)	Represents Sempra’s SDG&E, SoCalGas, Sempra Texas Utilities and Sempra LNG segments, as well as Parent & Other.

(8)	Represents Sempra’s Discontinued Operations comprised of Sempra’s former South American business and certain activities associated with those businesses.

(9)	Represents Sempra’s SDG&E, SoCalGas, Sempra Texas Utilities and Sempra LNG segments.

Favorable Growth Profile

The exchange offer will provide holders of IEnova ordinary shares the opportunity to become shareholders of a company with a favorable historic growth profile supported by a strong capital commitment.

Holders of IEnova ordinary shares are expected to benefit from Sempra’s prospects of enhanced dividend growth. Sempra has a long history of increasing its dividend; in each of the last three years, its board of directors has approved increases in dividends per share, on an annualized basis, from $3.29 in 2017 to $3.58 in 2018 to $3.87 in 2019 to $4.18 in 2020, and Sempra has increased its dividend by more than 10% on a compounded annualized basis over the last decade.

IEnova and Sempra Annual Dividends per Share (U.S.$)(1)

(1)

IEnova dividends are reported in U.S. dollars. Dividends of U.S.$200.00 million paid August 15, 2017 were converted to U.S. dollars using that day’s exchange rate of Ps.17.8483 per U.S.$1.00 as reported by the Mexican Central Bank; dividends of U.S.$210.00 million paid August 21, 2018 were converted to U.S. dollars using that day’s exchange rate of Ps.18.8991 per U.S.$1.00 as reported by the Mexican Central Bank; dividends of U.S.$220.00 million paid November 14, 2019 were converted to U.S. dollars using that day’s exchange rate of Ps.19.4228 per U.S.$1.00 as reported by the Mexican Central Bank.

Opportunity for Greater Returns

The exchange offer will provide holders of IEnova ordinary shares the opportunity to become holders of Sempra common shares, which historically have had a superior return relative to IEnova’s shares.

Over the five-year period ended November 27, 2020, Sempra has delivered a 53.2% total shareholder return, far exceeding IEnova’s return of 11.5% over the same time period.

Sempra’s Total Shareholder Return Relative to IEnova(1)

(1)

Total shareholder return is the growth in value of a shareholding over a specified period, assuming dividends are reinvested to purchase additional units of stock, and is calculated as (i) the change in the stock price over the specified period plus the dividends paid during such period, divided by (ii) the stock price at the beginning of the specified period.

Enhanced Scale and Liquidity

The exchange offer will provide holders of IEnova ordinary shares the opportunity to transfer their ownership to a more liquid security of a company with larger scale.

Sempra has a diversified shareholder base including strong institutional investors, resulting in greater trading volumes and trading liquidity relative to IEnova’s public float. The Sempra shares of common stock would be listed on the Mexican Stock Exchange, permitting IEnova’s local investors to own a Mexican Stock Exchange-listed stake in a strong North American energy infrastructure company, while also retaining the opportunity to be invested in Mexican infrastructure. Furthermore, with approximately $67 billion in total assets as of September 30, 2020 and a market capitalization of $37.6 billion as of November 27, 2020, holders of IEnova ordinary shares are expected to benefit from Sempra’s significantly larger scale relative to IEnova.

Average Daily Trading Volume (three months ended on November 27, 2020, $ in millions)(1)	Market Capitalization of Public Float (as of November 27, 2020 $ in billions)(2)

(1)

Bloomberg market data as of November 27, 2020, all of which was provided by Bloomberg in U.S. dollars. Daily trading volume calculated as the sum of all trade prices multiplied by the number of shares relating to each price for each day.

(2)

For Sempra, represents total market capitalization as of the date referenced. For IEnova, represents market capitalization of outstanding shares that were not owned indirectly by Sempra as of the date referenced. Assumes Ps./U.S.$ rate of $20.0777 published by the Mexican Central Bank as of November 27, 2020.

High-performance Culture Focused on Safety, Sustainability and Diversity

The exchange offer will provide holders of IEnova ordinary shares the opportunity to become shareholders of a company with a robust business model driven by a strong alignment with ESG goals and a focus on high-performance culture, diversity and sustainable business practices.

It is important to note that both IEnova and Sempra LNG would continue managing their respective day-to-day operations, while benefiting from being part of a larger and more robust holding company that historically has had access to lower cost of capital. We have a high regard for IEnova’s management team and believe they will be critical to IEnova’s ongoing success. As such, IEnova’s business would continue to be managed by the existing management team following completion of the exchange offer, with continued attractive career opportunities for employees of IEnova throughout the Sempra family of companies.

In addition to the above-listed factors, Sempra’s board of directors also identified and carefully considered a variety of countervailing factors and risks in its evaluation of the exchange offer, including, among others: (i) the regulatory environment in which IEnova operates, which may limit operating flexibility and may require expensive, difficult or otherwise unfeasible compliance with authorizations, permits, concessions, regulations and license terms and conditions; (ii) the highly competitive landscape for private energy companies in Mexico; (iii) IEnova’s disparate mix of assets; (iv) IEnova’s relatively high exposure to Mexican state-owned entities, which may subject Sempra to increased political uncertainties; and (v) the possibility that the exchange offer may not be consummated and that, if not consummated, Sempra will have incurred significant transaction costs and Sempra’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the exchange offer.

The foregoing discussion of the information and factors considered by Sempra’s board of directors is not intended to be exhaustive and includes only the material factors considered by Sempra’s board of directors and the Transaction Committee. In view of the variety of factors considered in connection with their evaluation of the proposed transaction, neither Sempra’s board of directors nor the Transaction Committee found it practicable to, nor did they, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual directors may have given different weights to different factors. Neither Sempra’s board of directors nor the Transaction Committee undertook any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support their ultimate determination. Sempra’s board of directors and the Transaction Committee based their determinations on the totality of the information presented to and considered by them.

Opinion of IEnova’s Board of Directors

As required under Mexican law, IEnova’s board of directors is expected to issue an opinion on the fairness of the final Exchange Ratio, exclusively from a financial perspective, no later than the tenth Mexican business day following the initial date of the Offer Period. For these purposes, IEnova’s board of directors must consider the opinion of IEnova’s Corporate Practices Committee and will also consider the opinion issued by the financial advisor retained by IEnova’s board of directors. Sempra will properly amend the registration statement of which this prospectus forms a part to reflect a discussion of IEnova’s board of directors’ opinion after it has been issued.

Certain current board members of IEnova constitute Related Persons of Sempra and its affiliates. In this respect, in order to avoid potential conflicts of interest, such board members have informed the board of their relationship with Sempra in anticipation of the meeting to be held to issue the opinion referred to above. Such board members that disclose the existence of a potential conflict of interest, as a result of being Related Persons of Sempra and its affiliates, are expected to abstain from attending and voting at such board meeting. Additionally, as required under applicable law, board members of IEnova will disclose their decision as to whether or not to participate in the exchange offer with respect to any IEnova ordinary shares they may hold. For this purpose, a “Related Person” means the following persons, with respect to an issuer: (a) persons that control or have significant influence on an entity that belongs to the same corporate group or consortium as the issuer, as well as the officers or directors, and relevant executives of the entities that belong to such group or consortium; (b) the persons that have the authority to conduct the affairs of an entity that belongs to the same corporate group or consortium as the issuer; (c) the spouse, concubine, and any related family members by blood or marriage to the fourth degree or by law (afinidad) to the third degree, of the persons to which scenarios (a) and (b) above apply, as well as the partners and co-owners of the persons mentioned in such sections with whom they engage in business relationships; (d) the entities that belong to the same corporate group or consortium as the issuer; and (e) the entities controlled by, or of over whom significant influence is exercised by, the persons referred to in sections (a) and (c); where “control” means the capacity of a person to (i) impose, directly or indirectly, the decisions at the shareholders’, partners’ or equivalent bodies’ meetings, or to appoint or replace the majority of the board members, directors or managers or their equivalent officers, of any person; (ii) maintain ownership, directly or indirectly, of voting rights over more than 50% of the capital stock of any person; and/or (iii) manage, directly or indirectly, the administration, strategy or principal policies of any person, whether through the ownership of voting securities, by agreement or otherwise; and “person” means, without limitation, an individual, legal entity, association, limited liability partnership, JV, limited liability company, trust, irregular partnership, and any governmental entity with legal capacity.

The chart below includes the names of the current members of IEnova’s board of directors that informed the board of a potential conflict of interest as a result of their capacity as Related Persons of Sempra and its affiliates or otherwise, and that abstained from attending and voting at IEnova’s board meeting as explained above:

Board Member	Capacity
Randall L. Clark	Chief Administrative Officer and Chief Human Resources Officer of Sempra LNG
Lisa Glatch	President and Chief Operating Officer of Sempra LNG
Jennifer F. Jett	Vice President – Corporate Governance and Corporate Secretary of Sempra
Faisel H. Khan	Senior Vice President – Finance of Sempra and Chief Financial Officer of Sempra LNG
Trevor I. Mihalik	Executive Vice President and Chief Financial Officer of Sempra
Tania Ortiz Mena López Negrete	Chairman of the Board and Chief Executive Officer of a Sempra subsidiary that owns Sempra’s interest in IEnova
E. Allen Nye, Jr.	Chief Executive Officer of Oncor Holdings and Oncor
Carlos Ruiz Sacristán	Former Chief Executive Officer, Manager and/or Director of various Sempra entities related to its LNG business
Peter R. Wall	Senior Vice President, Controller and Chief Accounting Officer of Sempra

The following IEnova board members have informed the board of directors of their intention to participate in the exchange offer:                .

Terms of the Exchange Offer

Overview

Relationship between Sempra and IEnova

Sempra is the indirect controlling shareholder of IEnova. As of January 7, 2021, Sempra beneficially owned 70.2% of the total outstanding shares of IEnova, with the remaining shares held by NCI and traded on the Mexican Stock Exchange under the ticker.

Initial Trading Price of Sempra Common Stock on the Mexican Stock Exchange

Ps.                for each Sempra share of common stock.

Total Number of Shares of IEnova’s Capital Stock

As of                , 2021,                ordinary, nominative shares, of a single series, with no par value.

Number of IEnova’s Ordinary Shares Subject to the Exchange Offer

As of                , 2021, up to                ordinary, nominative shares, of a single series, with no par value, that, as of the date of this prospectus, are not owned directly or indirectly by Sempra. Holders of record during the Offer Period and until                    , 2021, which is the last date of the Offer Period, are eligible to tender their IEnova ordinary shares in the exchange offer.

Number of shares of IEnova’s Capital Stock After the Exchange Offer ordinary, nominative shares, of a single series, with no par value.

Percentage of IEnova’s Capital Stock Subject to the Exchange Offer

As of                , 2021,                % of the total outstanding IEnova ordinary shares, which represents 100% of IEnova’s outstanding ordinary shares not owned directly or indirectly by Sempra as of the date of this prospectus.

Number of IEnova’s Ordinary Shares to be Acquired through the Exchange Offer

If all IEnova ordinary shares outstanding as of                , 2021, other than those owned directly or indirectly by Sempra at the date of this prospectus, are validly tendered into, and not withdrawn from, the exchange offer,                ordinary, nominative shares, of a single series, with no par value.

Percentage of IEnova’s Capital Stock represented by Shares to be Acquired through the Exchange Offer

If all IEnova ordinary shares, other than those owned directly or indirectly by Sempra at the date of this prospectus, are validly tendered into, and not withdrawn from, the exchange offer,                % of the total outstanding IEnova ordinary shares, which represent 100% of the outstanding IEnova ordinary shares that are owned by public investors as of the date of this prospectus.

Exchange Ratio and Basis for Determination

shares of Sempra common stock for each one IEnova ordinary share; provided that no fractional shares of Sempra common stock will be delivered.

On December 1, 2020, Sempra submitted a non-binding offer to IEnova’s board of directors to acquire each outstanding publicly held IEnova ordinary share for 0.0313 shares of Sempra common stock. This Exchange

Ratio is a non-binding offer and remains subject to approval by Sempra’s board of directors or a duly authorized committee thereof. As such, the Exchange Ratio is subject to change as negotiations in connection with or related to the exchange offer advance, and there is no assurance that the Exchange Ratio will not be adjusted prior to its approval by Sempra’s board of directors or a duly authorized committee thereof.

The Exchange Ratio implies a price of Ps.82.00 per IEnova ordinary share based on the closing price of Sempra shares of common stock on the NYSE on November 27, 2020 and Ps./U.S.$ exchange rate of $20.0777 published by the Mexican Central Bank as of that date, which represents an 11.6% premium over the 30-day volume-weighted average price, a 22.6% premium over the 90-day volume-weighted average price and a 51.4% premium over the 52-week low price of IEnova ordinary shares as quoted on the Mexican Stock Exchange, in each case based on the closing price of Sempra shares of common stock on the NYSE on November 27, 2020, the last full Trading Day of the week prior to the public announcement of the exchange offer, and Ps./U.S.$ exchange rate of $20.0777 published by the Mexican Central Bank as of that date.

Total Amount of the Exchange Offer

If all IEnova ordinary shares, other than those owned directly or indirectly by Sempra at the date of this prospectus, are validly tendered into, and not withdrawn from, the exchange offer, Ps.                 or, exclusively for informational purposes, approximately U.S.$                 based on an exchange rate of Ps.                  per U.S.$1.00, at the exchange rate reported by the Mexican Central Bank on             , 2021, which amount is equal to multiplying the total number of outstanding IEnova ordinary shares not owned directly or indirectly by Sempra at the date of this prospectus, by the closing price of such shares on the date of this prospectus.

Number of Sempra’s Shares of Common Stock to be Issued

If all IEnova ordinary shares, other than those owned directly or indirectly by Sempra at the date of this prospectus, are validly tendered into, and not withdrawn from, the exchange offer and no IEnova ordinary shares are issued after the date of this prospectus,                shares of Sempra common stock will be issued to holders of IEnova ordinary shares that accept the exchange offer.

Type of Security to be Issued in the Exchange Offer

Sempra’s share capital is represented by common and preferred stock. The shares that will be issued in the exchange offer consist exclusively of shares of common stock.

Maximum Number of Shares of Sempra Common Stock Subject to the Exchange Offer

If all IEnova ordinary shares, other than those owned directly or indirectly by Sempra at the date of this prospectus, are validly tendered into, and not withdrawn from, the exchange offer,                shares of Sempra common stock will be issued to holders of IEnova ordinary shares in connection with the exchange offer.

Outstanding Share Capital of Sempra prior to the Exchange Offer

As of September 30, 2020, Sempra’s share capital was $7,034 million, which, exclusively for informational purposes, is equal to approximately Ps.155,760 million, based on an exchange rate of Ps.22.1438 per U.S.$1.00, at the exchange rate reported by the Mexican Central Bank on September 30, 2020.

Maximum Number of Shares representing 100% of Sempra Common Stock after the Exchange Offer

If all IEnova ordinary shares, other than those owned directly or indirectly by Sempra at the date of this prospectus, are validly tendered into, and not withdrawn from, the exchange offer and no IEnova ordinary shares or Sempra shares of common stock are issued after the date of this prospectus, other than the Sempra shares of common stock to be issued pursuant to the exchange offer, up to                shares of Sempra common stock will be outstanding after the exchange offer.

Share Capital of Sempra after the Exchange Offer

If all IEnova ordinary shares, other than those owned directly or indirectly by Sempra at the date of this prospectus, are validly tendered into, and not withdrawn from, the exchange offer and no IEnova ordinary shares or Sempra shares of common stock are issued after the date of this prospectus, other than the Sempra shares of common stock to be issued pursuant to the exchange offer, Sempra’s share capital after the exchange offer will be $                which, exclusively for informational purposes, is equal to Ps.                , based on an exchange rate of Ps.                per U.S.$1.00, at the exchange rate reported by the Mexican Central Bank on                , 2021.

Percentage of Sempra Common Stock represented by Shares to be Issued in the Exchange Offer

If all IEnova ordinary shares, other than those owned directly or indirectly by Sempra at the date of this prospectus, are validly tendered into, and not withdrawn from, the exchange offer, and no IEnova ordinary shares or Sempra shares of common stock are issued after the date of this prospectus, other than the Sempra shares of common stock to be issued pursuant to the exchange offer, the Sempra shares of common stock to be issued to holders of IEnova ordinary shares in connection with the exchange offer will represent approximately                % of the outstanding Sempra shares of common stock immediately after the completion of the exchange offer.

Multiples of IEnova and Sempra before and after the Exchange Offer

	Before the Exchange Offer(1)	After the Exchange Offer(2)
Multiples of IEnova
Price / Book value	0.87	1.07
Price / Earnings	9.71	11.95

Multiples of Sempra
Price / Book value	1.70	1.65
Price / Earnings	18.24	17.82

(1)	As of September 30, 2020.

(2)

Assumes that (a) the exchange offer was completed on September 30, 2020 at the Exchange Ratio set forth herein, which is subject to approval by the Sempra board of directors or a duly authorized committee thereof, (b) all IEnova ordinary shares outstanding as of such date, other than those owned indirectly by Sempra, are validly tendered into, and not withdrawn from, the exchange offer and (c) no IEnova ordinary shares or Sempra shares of common stock are issued after September 30, 2020 other than the shares of Sempra common stock to be issued pursuant to the exchange offer. IEnova multiples are based on the price implied by the Exchange Ratio, the closing price per share of Sempra common stock on September 30, 2020 of U.S.$118.36 and Ps./U.S.$ exchange rate of $22.1438 published by the Mexican Central Bank as of September 30, 2020. Sempra multiples are based on the closing share per share of Sempra common stock on September 30, 2020 and (i) Sempra’s book value as of September 30, 2020 adjusted to include the assumed number of shares of Sempra common stock to be issued in the exchange offer multiplied by the closing price per share of Sempra common stock on September 30, 2020 and (ii) Sempra’s earnings as of September 30, 2020 adjusted to include IEnova’s earnings not currently attributed to Sempra.

Offer Period

The exchange offer will remain open for 20 business days; provided that we may extend the exchange offer (1) if, at the then-current expiration date, any of the Offer Conditions have not been satisfied or waived, until such conditions are satisfied or waived or (2) for any period required by applicable law or by any rule, regulation, interpretation or position of the CNBV, the SEC or their respective staffs that is applicable to the exchange offer.

Date of Listing of Sempra’s Common Stock on the Mexican Stock Exchange

, 2021.

Registration Date

, 2021, provided that if the Offer Period is extended as described under “The Exchange Offer—Conditions, Extension, Amendment and Termination of the Exchange Offer,” the registration date will be extended accordingly by the same number of days resulting from such extension.

Expiration Date

The exchange offer will expire at                , New York City time (                Mexico City time), on                , 2021; provided that we may extend the exchange offer (1) if, at the then-current expiration date, any of the Offer Conditions have not been satisfied or waived, until such conditions are satisfied or waived or (2) for any period required by applicable law or by any rule, regulation, interpretation or position of the CNBV, the SEC or their respective staffs that is applicable to the exchange offer. If the exchange offer is extended, the expiration date will be the last date of the extension of the Offer Period.

Closing Date of the Exchange Offer

, 2021, provided that if the Offer Period is extended as described under “The Exchange Offer—Conditions, Extension, Amendment and Termination of the Exchange Offer,” the closing date of the exchange offer shall occur on the third business day following the registration date.

Date of Publication of the Exchange Offer Results

, 2021, unless the exchange offer is extended as described herein.

Tender Participation Procedure

IEnova shareholders who wish to participate in the exchange offer and maintain custody of their shares through different Custodians with accounts at Indeval shall, during the Offer Period, inform their respective Custodian in writing of the acceptance of the exchange offer and instruct them to transfer their IEnova ordinary shares to Sempra by subscribing and delivering the corresponding tender instructions.

IEnova shareholders will retain their economic and voting rights associated with the IEnova ordinary shares tendered in the exchange offer until the closing of the exchange offer. At that time, Sempra will become the owner of the tendered IEnova ordinary shares.

To conduct the exchange, Custodians shall: (i) collect the tender instructions they receive; (ii) maintain in custody the IEnova ordinary shares for which they have received tender instructions (including instructions from customers who physically hold IEnova ordinary shares), until they are transferred to the exchange agent; and (iii) complete, based on the information submitted by the respective shareholders and delivered to the exchange agent, the acceptance letters that a Custodian should fill out, execute and deliver to the exchange agent, which constitutes the express intention of each Custodian to accept the exchange offer, in the name and on behalf of its clients, in the form filed as an exhibit to the registration statement of which this prospectus forms a part (the “Acceptance Letters”), that must be duly completed by the respective Custodian, in order to participate in the exchange offer, noting the information of the IEnova ordinary shares to be tendered pursuant to the following subparagraphs. The Acceptance Letters shall be completed, signed and delivered in original by courier with acknowledgment of receipt at the exchange agent’s offices, located at Paseo de la Reforma No. 510, Piso 16, Col. Juárez, Del. Cuauhtémoc, C.P. 06600, Mexico City, Mexico, at the attention of Mary Carmen Espinoza Osorio and/or Francisco Márquez Granillo (telephone numbers +52 (55) 5621-9662 and/or +52 (55) 5621-0870 and e-mail addresses: rfi_equity.group@bbva.com, mary.espinosa@bbva.com and franciscojavier.marquez.grani@bbva.com). Reception hours will be from 8:00 a.m. to 2:00 p.m. (Mexico City time), during all Mexican business days of the Offer Period.

Neither Sempra nor the exchange agent will charge any brokerage fee in connection with the exchange offer to the tendering IEnova shareholders. However, IEnova shareholders should check with their broker-dealer, custodian or other securities intermediary through which they hold their IEnova ordinary shares as to whether or not they will charge any transaction fee in connection with their tender. Sempra will not pay any such fees.

IEnova shareholders who physically hold their shares and wish to participate in the exchange offer should contact the Custodian of their choice. The respective Custodian shall request and submit an Acceptance Letter for that purpose. In such event, the IEnova shareholders who physically hold their shares must deliver their IEnova ordinary shares to the Custodian duly endorsed in property in favor of Sempra, and the respective Custodian will in turn deliver them to the exchange agent at its offices located at Paseo de la Reforma No. 510, Piso 16, Col. Juárez, Del. Cuauhtémoc, C.P. 06600, Mexico City, Mexico, not later than                (Mexico City time) on                , 2021, addressed to                .

In order for the exchange offer to be considered accepted by the IEnova shareholders, the Custodians, including Custodians of shareholders who physically hold IEnova ordinary shares, in addition to delivering the Acceptance Letter, must: (i) transfer the corresponding IEnova ordinary shares free of payment to the account maintained by the exchange agent with Indeval (the “Concentrator Account”), no later than                p.m. (Mexico City time), on the expiration date, or deliver the physical share certificates of the IEnova ordinary shares duly endorsed in property in favor of Sempra at the exchange agent’s offices, directly or through their Custodian, no later than                p.m. (Mexico City time) on                , 2021; and (ii) deliver to the exchange agent, or confirm that the exchange agent has received, written confirmation regarding the transfer of the IEnova ordinary shares to the Concentrator Account and/or confirm receipt of IEnova’s duly endorsed physical share certificates in its offices. The IEnova ordinary shares transferred to the Concentrator Account after                p.m. (Mexico City time) on the expiration date will not be accepted and shall not participate in the exchange offer. The transfer of the IEnova ordinary shares through Indeval shall be considered effected precisely on the registration date, after the corresponding registration in the Mexican Stock Exchange, which shall occur on the fourth business day following the expiration date.

If the respective Acceptance Letter is not duly completed, or is received outside the days and hours referred to above, or the transfers of the IEnova ordinary shares are not carried out in accordance with the provisions of this prospectus, such Acceptance Letter shall not be valid and, therefore, such IEnova ordinary shares shall not be deemed tendered and shall not participate in the exchange offer. In accordance with the foregoing, Sempra has the right to reject any Acceptance Letter, instruction or delivery, which has not been made in due form or which for any reason is invalid, or to refuse to accept, through the exchange agent, the Acceptance Letter or the tender of IEnova ordinary shares which, in its opinion or that of its counsel, is unlawful or in breach of the requirements set forth by Sempra.

Subject to the satisfaction or waiver of the Offer Conditions, not later than                a.m. (Mexico City time) on the closing date of the exchange offer, which is three business days following the registration date, Sempra shall deliver to the exchange agent the total shares of Sempra common stock based on the final Exchange Ratio in exchange of all IEnova ordinary shares that have been validly tendered to the exchange agent in accordance with the procedure described in the preceding subparagraphs, at the exchange agent Indeval account. The exchange agent will transfer to the different accounts with the Custodians, through Indeval, including the Custodians of the IEnova shareholders who have held their IEnova shares physically, the number of shares of Sempra common stock that correspond to the IEnova ordinary shares received or transferred from the various Custodians as per each Custodian’s Acceptance Letter and the final Exchange Ratio, rounding any fraction downwards to the next-lowest whole number, and cash in lieu of any fractional shares, all as provided in this prospectus. See “The Exchange Offer—Exchange Offer Closing Procedure.” Neither Sempra, nor the exchange agent, nor any of their respective subsidiaries or affiliates or any person related thereto, shall be liable for subsequent payments or deliveries (or lack thereof) that the Custodians must make in favor of the IEnova shareholders.

The acceptance of the exchange offer by an IEnova shareholder, by means of the transfer of the IEnova ordinary shares to the exchange agent’s Concentrator Account at Indeval in accordance with the terms described above, and the transfer to the exchange agent of the duly completed and signed Acceptance Letter, shall be

deemed irrevocable on the expiration date (as extended in accordance with the terms of this prospectus), after                p.m. (Mexico City time), for all purposes. Consequently, once the transfer of the shares has been made, they cannot be withdrawn from the corresponding Concentrator Account, except in the limited circumstances whereby holders of IEnova ordinary shares may withdraw their acceptance, as described in more detail in this prospectus.

Sempra reserves full discretion to determine all questions as to tenders, including whether the documentation is complete, the date and time of receipt, the propriety of execution and delivery of any document or instruction, and any other questions as to validity, form, eligibility or acceptability of any tender. Sempra reserves the right to reject any tender not in proper form or otherwise not valid or the acceptance for exchange which may, in the opinion of our counsel, be unlawful, or to waive any irregularities or conditions. Sempra’s interpretation of the terms of the exchange offer and Offer Conditions will be final and binding.

Sempra will not be required to give any notice of any defects or irregularities in tenders and will not incur any liability for failure to give such notice. The exchange agent may, but will not be required to, give notice of any irregularities or defects in tenders, and will not incur any liability for any failure to give such notice.

IEnova ordinary shares will not be deemed to have been duly or validly tendered unless and until all defects and irregularities have been cured or waived. All improperly tendered shares will be returned without cost to the tendering holder by means of book-entry delivery through Indeval to the account of the applicable Indeval participant promptly after the expiration date.

By tendering their IEnova ordinary shares to Sempra as part of the exchange contemplated in this prospectus, each holder of IEnova ordinary shares hereby represents and warrants, and shall be required to represent and warrant in its respective Acceptance Letter, that (i) it is acquiring the Sempra shares of common stock solely for the purpose of investment, has not taken any action inconsistent with the intent of being a passive investor, and has no intention of participating in or influencing the formulation, determination, or direction of the basic business decisions of IEnova or Sempra; (ii) its acquisition of the Sempra shares of common stock resulting from the exchange of its IEnova ordinary shares as contemplated in this prospectus (a) will not increase its total beneficial ownership (directly or indirectly through any of its affiliates) of IEnova ordinary shares immediately prior to the exchange; and (b) is not subject to prior authorization under the Mexican Federal Economic Competition Law (Ley Federal de Competencia Económica); and (iii) upon the acquisition of the Sempra shares of common stock by such holder of IEnova ordinary shares, such holder anticipates that the acquisition will not be reportable pursuant to the Hart-Scott-Rodino Act of 1976, as amended.

Conditions, Extension, Amendment and Termination of the Exchange Offer

The exchange offer and its terms may be modified at any time prior to its conclusion, as long as it involves more favorable terms, or if so decided by Sempra pursuant to the terms of Article 97 of the Mexican Securities Law, as long as it is so disclosed by means of the channels by which the exchange offer was made. Any holder of IEnova ordinary shares who had agreed to participate in the exchange offer may decline its acceptance, without any penalty, in the event that, in the opinion of the CNBV, the exchange offer has been materially modified or if other competitive tender offers present better conditions.

Sempra will not accept for exchange or exchange any IEnova ordinary shares validly tendered into, and not withdrawn from, the exchange offer unless each of the Offer Conditions described below is satisfied or waived by Sempra prior to the expiration time.

•

there being validly tendered in the exchange offer and not validly withdrawn prior to any then scheduled expiration time that number of IEnova ordinary shares which, together with all of the IEnova ordinary shares directly or indirectly owned by Sempra, represents no less than 95% of the IEnova ordinary shares, determined on the basis of all outstanding ordinary shares and on a fully diluted basis (which assumes conversion or exercise of all derivative securities regardless of the conversion or exercise price, the vesting schedule, or other terms and conditions thereof). At its discretion, it is possible that Sempra may decide, at any time during the Offer Period, to waive this condition, in which case, it shall give public notice of this circumstance;

•

the registration statement of which this prospectus forms a part shall have been declared effective by the SEC, the CNBV and the Mexican Stock Exchange shall have approved the registration and listing of Sempra’s common stock and authorized the exchange offer and the disclosure in the related documents filed with the CNBV, the NYSE shall have approved the supplemental listing of the Sempra common stock to be issued in the exchange offer, and all other governmental approvals and authorizations required in connection with the exchange offer shall have been obtained and shall have not been revoked or amended, modified or supplemented in any way that, in Sempra’s sole judgment, could reasonably be expected to materially impede or interfere with, delay, postpone or materially and adversely affect the completion of the exchange offer;

•

during the Offer Period, no stop order suspending the effectiveness of the registration statement of which this prospectus forms a part shall have been issued by the SEC, and no proceeding for that purpose shall have been initiated or threatened by the SEC, and the CNBV shall not have issued any order suspending the exchange offer;

•

during the Offer Period, no governmental entity, court, or agency having jurisdiction over any party to the exchange offer shall have enacted, issued, promulgated, enforced, or entered any laws, regulations or orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of or, in Sempra’s sole judgment, adversely impact the ability to consummate the exchange offer; and

•

during the Offer Period, no (i) event, change, fact, condition, occurrence, circumstance or happening that, individually or in the aggregate, had, has or is reasonably expected to have, an adverse and material effect on the condition (financial or otherwise), business, properties, assets, liabilities, capitalization, shareholders’ equity, operations, licenses, franchises, permits, permit applications, results of operations, cash flows, or prospects, of Sempra or IEnova or any of their respective affiliates, including but not limited to, events, changes, occurrences, circumstances or happenings arising or resulting from, or that are attributable to, general changes in the conditions of the economy or in the capital or financial markets (including significant declines in international or domestic stock indexes), general changes in legal, tax, regulatory, political, economic or business conditions, changes in laws or regulations, changes in accounting standards, or any other event, change, occurrence, circumstance or happening that, in each case, affects Sempra or IEnova or their affiliates, or generally the industries in which Sempra or IEnova or their affiliates conduct business; (ii) statement of default or default of banking institutions made by federal or local authorities in Mexico, whether mandatory or voluntary, that, by discretional decision of Sempra, may affect the granting of credit or access to financing for Sempra or IEnova; (iii) commencement or escalation of a war, armed hostilities, terrorist event or other national or international crisis that, direct or indirectly, affects Mexico; (iv) significant change in the exchange rate of the Mexican peso; or (v) governmental, judicial, legislative or regulatory competent authority or public entity, issues, orders, executes, or promotes any law, rule, provision, decree, resolution or order that (a) limits or prohibits carrying out and/or finalizing the exchange offer or Sempra’s ability to cancel the registration of IEnova ordinary shares in the RNV and to conduct the delisting of such IEnova ordinary shares in the Mexican Stock Exchange after the completion of the exchange offer as described herein, (b) adversely affects the terms and/or conditions of the exchange offer, (c) imposes limitations to the capacity of Sempra (or of its Subsidiaries or affiliates) to effectively acquire or maintain or exercise the rights and title of the IEnova ordinary shares acquired by means of the exchange offer, including without limitation, the right to vote the IEnova ordinary shares, (d) prohibits, limits, converts or illegally intends to deem the payment or the acquisition of the IEnova ordinary shares as illegal, in terms of the exchange offer or establishes penalties in connection with the above, (e) limits business operations of Sempra or IEnova or any of their respective affiliates, (f) imposes or intends to impose any conditions to the exchange offer in addition to the conditions contained in this prospectus or that any action, procedure, claim or complaint has occurred or been initiated which could affect any of the acts mentioned above, or (g) imposes any limitation to the participation of any holders of IEnova ordinary shares in the exchange offer (provided that, in any case, determinations regarding whether an event, change, fact, condition, occurrence, circumstance or happening constitutes a Material Adverse Effect pursuant to this definition shall be made by Sempra in its sole discretion and may be waived in the sole discretion of Sempra) (“Material Adverse Effect”) shall have occurred, nor any event, condition, change, occurrence, development, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

If Sempra, in its sole discretion, determines that any of the Offer Conditions has not been satisfied, Sempra, at any time without any liability and until the expiration date, may:

1)

withdraw or terminate the exchange offer and promptly return to IEnova’s shareholders their IEnova ordinary shares submitted for tender, in which case Sempra shall not be required to pay any consideration;

2)	modify the terms of the exchange offer, including extending the Offer Period; or

3)	modify or waive any Offer Condition.

The discretionary decision of Sempra regarding the waiver, or the satisfaction or not, of the Offer Conditions shall be unilateral, binding and final.

The Offer Conditions are for the sole benefit of Sempra and may be invoked, used, exercised, and determined by Sempra regardless of the circumstances that originated them. In addition, these conditions may be waived by Sempra totally or partially, at any time and from time to time, in its sole discretion. Failure on the part of Sempra to exercise any of these rights shall not be considered a waiver thereof; the waiver of any of these rights in respect of particular and specific facts and circumstances does not mean or shall not be considered as a waiver in respect of other particular and specific facts and circumstances; and each of these rights shall be considered a continuing right that may be exercised or invoked at any time. Any determination by Sempra involving the events described in “The Exchange Offer—Conditions, Extension, Amendment and Termination of the Exchange Offer” shall be unilateral, final and binding.

Sempra reserves the right to withdraw or terminate the exchange offer if, in its sole discretion, Sempra determines that any of the Offer Conditions has not been satisfied, or Sempra may otherwise waive such conditions, in which case, it shall give public notice of these circumstances. Upon withdrawal or termination of the exchange offer, holders of IEnova ordinary shares who have tendered their shares shall not be entitled to claim any interest or other consideration against Sempra on the occasion of such withdrawal or termination. This right may be exercised by Sempra at any time in its sole discretion until the expiration date. In the event that Sempra withdraws or terminates the exchange offer in accordance with the foregoing, the exchange agent shall return the IEnova ordinary shares that have been submitted for tender through the Custodians and/or endorsers in property.

Once the Offer Period begins, the exchange offer will not be subject to any conditions other than those described herein. The receipt by the exchange agent of IEnova ordinary shares that have been validly tendered must not be construed as a waiver by Sempra of any of these Offer Conditions.

The waiver by Sempra, at any given time, of its right to withdraw or terminate the exchange offer when any of the Offer Conditions are not satisfied, shall not imply in any way nor shall it be interpreted as a waiver by Sempra of the application of such condition at a later time.

Sempra, through the exchange agent, and IEnova, respectively, shall publicly announce, by publishing a relevant event through the Emisnet, on the business day following the expiration date, or on the date on which Sempra determines that any of the Offer Conditions were not satisfied, as appropriate, whether the Offer Conditions were satisfied or waived. Such communication shall constitute, if applicable, recognition by Sempra and IEnova that the exchange offer has been withdrawn or terminated, in accordance with the terms described herein.

The exchange offer will expire at                , New York City time (                , Mexico City time), on                , 2021, unless extended. The term “expiration date” means                , New York City time (                , Mexico City time), on                , 2021, unless extended by Sempra, in which case the expiration date will be the last date of the extension of the Offer Period, and the term “expiration time” means                , New York City time (                , Mexico City time), on the expiration date. The exchange offer will remain open for 20 business days; provided that we may extend the exchange offer (1) if, at the then-current expiration date, any of the Offer Conditions have not been satisfied or waived, until such conditions are satisfied or waived or (2) for any period required by applicable law or by any rule, regulation, interpretation or position of the CNBV, the SEC or their respective staff, that is applicable to the exchange offer. During any extension of the exchange offer, all IEnova ordinary shares previously validly tendered will remain validly tendered and subject to the exchange offer unless, prior to the extended expiration time, the holders of such previously tendered shares exercise their withdrawal rights in accordance with the conditions described under “—Withdrawal Rights.” The exchange offer may be extended by notice from Sempra to the exchange agent, at any time or from time to time, on or prior to                a.m., New York City time (                a.m., Mexico City time) on the business day immediately preceding the date then fixed for the expiration of the exchange offer.

Public announcement of any extension of the exchange offer will be timely made by Sempra by making a release to Dow Jones News Service. In addition, Sempra will post a notice of any extension on its website at www.sempra.com, and through the Emisnet, through the website www.bmv.com.mx, as well as through the CNBV’s Securities Information Transfer System (Sistema de Transferencia de Información de Valores) (“STIV”), through the website www.gob.mx/cnbv. This reference to Sempra’s website is not an active hyperlink and the information on, or that can be accessed through, Sempra’s website is not, and shall not be deemed to be, a part of this prospectus.

There is no assurance that Sempra will exercise its right to extend the exchange offer. If Sempra extends the period of time during which the exchange offer is open, the exchange offer will expire at the latest time and date to which Sempra extends the exchange offer.

Sempra will follow any extension, termination, amendment or delay of the exchange offer, as promptly as practicable, with a public announcement. In the case of an extension of the exchange offer, the related announcement will be issued no later than                a.m., New York City time (                 a.m., Mexico City time) on the business day immediately preceding the date then fixed for the expiration of the exchange offer. Subject to applicable law (including Mexican exchange offer regulations and Rule 14d-4(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that any material change in the information published, sent or given to shareholders in connection with the exchange offer be promptly disseminated to security holders in a manner reasonably designed to inform security holders of that change) and without limiting the manner in which Sempra may choose to make any public announcement, Sempra does not assume any obligation to publish, advertise or otherwise communicate any public announcement of this type, as explained below, other than by issuing a press release on the Dow Jones News Service and through the Emisnet, through the website www.bmv.com.mx, as well as through the CNBV’s STIV, through the website www.gob.mx/cnbv. In addition, Sempra will post notice of any such extension on Sempra’s website at www.sempra.com. This reference to Sempra’s website is not an active hyperlink and the information on, or that can be accessed through, such website is not, and shall not be deemed to be, a part of this prospectus.

Sempra will extend the exchange offer, to the extent required by the U.S. federal securities laws (including Rules 14d-4 and 14e-1 under the Exchange Act) and permitted under applicable Mexican law and regulations, if Sempra:

•	makes a material change to the terms of the exchange offer, in which case, the exchange offer must remain open for an additional five U.S. business days;

•	makes a change to the final exchange ratio or the amount of shares sought in the exchange offer, in which case, the exchange offer must remain open for an additional ten U.S. business days;

•	makes a material change in the information concerning the exchange offer; or

•	waives any of the Offer Conditions in the exchange offer.

Withdrawal Rights

Holders of IEnova ordinary shares who have accepted the exchange offer will have the right to withdraw from their acceptance of the exchange offer without penalty, which right must be exercised before the expiration time, only in the event that (i) any material modifications to the exchange offer are made by Sempra and as a result of such modifications the CNBV requires that holders be given the right to withdraw from their acceptance, or (ii) any other competitive offers are launched under better conditions. Holders of IEnova ordinary shares may not withdraw from their acceptance of the exchange offer under any other circumstances.

In the event that any holder of IEnova ordinary shares exercises its right of withdrawal, the Custodian must notify the exchange agent in writing by                p.m. (Mexico City time) on the expiration date, attaching a new Acceptance Letter with respect to the shareholders who will participate in the exchange offer and excluding those who have exercised their right of withdrawal, provided that in the event that the Custodian does not deliver such notification and new Acceptance Letter in time, it shall be deemed to be unfulfilled, and the exchange agent shall proceed in accordance with the Acceptance Letter in force, without any liability.

Notwithstanding the foregoing, the IEnova ordinary shares withdrawn may be tendered again as part of the exchange offer prior to the expiration date; provided that all the conditions set out in “The Exchange Offer–—Conditions, Extension, Amendment and Termination of the Exchange Offer” must be satisfied or waived for any tendered shares to be accepted for exchange.

Any question about the form and validity (including the time of receipt) of any withdrawal shall be determined by Sempra, through the exchange agent, and such determination shall be unilateral, final and binding. Similarly, Sempra shall have the right to waive any right, defect or irregularity in any withdrawal of any IEnova shareholder.

There shall be no penalty for any IEnova shareholders who sell their IEnova ordinary shares under a competitive tender offer in the terms described above, as a result of the IEnova shareholders exercising their right of withdrawal. All of the holders of IEnova ordinary shares may exercise their right of withdrawal in accordance with the provisions of this prospectus.

Exchange Offer Closing Procedure

Subject to the satisfaction or waiver of the Offer Conditions, not later than                a.m. (Mexico City time) on the closing date of the exchange offer, which is three business days following the registration date, Sempra shall deliver to the exchange agent the total shares of Sempra common stock based on the final Exchange Ratio in exchange of all IEnova ordinary shares that have been validly tendered to the exchange agent in accordance with the procedure described herein, at the exchange agent Indeval account. The exchange agent will transfer to the different accounts with the Custodians, through Indeval, including the Custodians of the IEnova shareholders who have held their IEnova shares physically, the number of shares of Sempra common stock that correspond to the IEnova ordinary shares received or transferred from the various Custodians as per each Custodian’s Acceptance Letter and the final Exchange Ratio, rounding any fraction downwards to the next-lowest whole number, and cash in lieu of any fractional shares as described below, all as provided in this prospectus. Neither Sempra, nor the exchange agent, nor any of their respective subsidiaries or affiliates or any person related thereto, shall be liable for subsequent payments or deliveries (or lack thereof) that the Custodians must make in favor of the IEnova shareholders.

The exchange of IEnova ordinary shares for shares of Sempra common stock will be carried out based on the final Exchange Ratio, on the closing date of the exchange offer, to the holders of IEnova ordinary shares that have validly tendered in the exchange offer on the terms described in this prospectus.

Sempra, through the exchange agent, and IEnova, respectively, shall publicly announce, by publishing a relevant event through the Emisnet, on the business day following the expiration date, or on the date on which Sempra determines that any of the Offer Conditions were not satisfied, as appropriate, whether the Offer Conditions were satisfied or waived. Such communication shall constitute, if applicable, recognition by Sempra and IEnova that the exchange offer has been withdrawn or terminated, in accordance with the terms described herein.

The closing of the exchange offer shall be made exclusively through the subscription of shares of Sempra common stock, and the payment of cash in lieu of fractional shares, as described in this prospectus. Only whole numbers of shares of Sempra common stock will be delivered at the closing of the exchange offer, including with respect to investors who participate in the exchange offer and who would be entitled to fractional shares of Sempra’s common stock after the application of the final Exchange Ratio. Because each Custodian may apply different methods with respect to the treatment of fractional share interests that would otherwise be owed to beneficial owners of IEnova ordinary shares for whom such Custodian is the record holder, each such beneficial owner should contact its Custodian to understand the mechanism to be executed in lieu of delivering such fractional shares.

For purposes of the above, the exchange agent (according to the IEnova ordinary shares for which it received Acceptance Letters) will receive from Sempra the number of whole shares of Sempra common stock for each Custodian calculated according to the final Exchange Ratio and, if applicable, rounded to the immediate whole lower number, as well as any cash to be paid in lieu of fractional shares, which will be distributed to each Custodian in the terms of the exchange offer pursuant to the following.

The exchange agent shall have no liability if it does not receive the shares of Sempra common stock or cash in lieu of fractional shares or any portion of the same from Sempra. The number of Sempra shares of common stock to be distributed by the exchange agent to each Custodian will be determined according to the total number of IEnova ordinary shares contained in the Acceptance Letters presented by each Custodian. In case the number of Sempra shares of common stock to be distributed to a Custodian does not correspond to a whole number, the exchange agent will deliver to each Custodian the next-lowest whole number of Sempra shares of common stock, rounding any fraction downwards, and will pay each Custodian cash in lieu of any fractional shares in an amount equal to the product obtained by multiplying (i) the fractional share of Sempra common stock that otherwise would have been distributed to such Custodian and (ii) the average of the closing prices per share of Sempra common stock on the NYSE (as reported by Bloomberg L.P.) on each of the ten Trading Days ending with the Trading Day immediately preceding the date the funds are deposited with the exchange agent by Sempra. Such cash payment will be made in                 . For this purpose, a “Trading Day” is a day on which Sempra’s common stock (i) is not suspended from trading, and on which trading in the common stock is not limited, on the NYSE (or, if the common stock is not then listed on the NYSE, on the principal U.S. national or regional securities exchange on which the common stock is then listed or, if the common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the common stock is then traded), during any period or periods aggregating one hour or longer, and (ii) has traded at least once on the NYSE or, if applicable, such other exchange or market.

Neither the exchange agent nor Sempra shall be liable for any benefits or losses resulting from such rounding for the IEnova shareholders, and by reason of participating in the exchange offer, holders of IEnova ordinary shares acknowledge and agree that they may be benefited or suffer losses as a result of such rounding, and by reason of participating in the exchange offer, waive any claim to which they may be entitled or that it may be deemed that they may be entitled, against Sempra, IEnova or the exchange agent. Under no circumstances will interest be paid on the cash to be received in lieu of any fractional share of Sempra common stock, regardless of any delay in making the payment.

Purpose and Plans of the Exchange Offer

The main purpose of the exchange offer is for Sempra to acquire 100% of IEnova’s outstanding capital stock owned by public investors, currently consisting of                % of the total outstanding IEnova ordinary

shares, in exchange for up to                shares of Sempra common stock, using an Exchange Ratio of 0.0313 shares of Sempra common stock for each one IEnova ordinary share. This Exchange Ratio is a non- binding offer and remains subject to approval by Sempra’s board of directors or a duly authorized committee thereof.

After consummation of the exchange offer, so long as it meets the requirements under applicable law and regulations, Sempra intends to submit an application to the CNBV to cancel the registration of the IEnova ordinary shares in the RNV, and to request to delist the IEnova ordinary shares from the Mexican Stock Exchange, in which case IEnova will no longer be a publicly-held company subject to the Mexican Securities Law. For such purposes, IEnova will have to hold an extraordinary shareholders’ meeting, which will require the affirmative vote of no less than 95% of the IEnova ordinary shares to approve such cancellation and delisting.

Sempra may elect, and subject to certain conditions, may be required, to (i) launch a subsequent tender offer in respect of any IEnova ordinary shares that were not acquired in the exchange offer, which will be carried out at an acquisition price in U.S. dollars of at least the greater of: (A) the Trading Price of the IEnova ordinary shares or (B) the Book Value of the IEnova ordinary shares; and (ii) constitute a delisting trust, as required under the applicable regulations, which shall be maintained for no less than six months, and which shall maintain the funds required to acquire, if any, at the price mentioned in clause (i) above, any IEnova ordinary shares that were not tendered in either the exchange offer or any subsequent tender offer. Sempra may be able to offer a different price in any such additional offer, subject to prior approval from the CNBV, based upon, among other factors, IEnova’s financial condition and prospects at the time and after approval of such price by IEnova’s board of directors, taking into consideration the opinion of its Corporate Practices Committee in accordance with Mexican law. Any such consideration may be different, and could be materially less, than that offered in the exchange offer. In such scenario, the Mexican Securities Law provides that the CNBV may determine the deregistration and delisting of IEnova, if the interests of minority shareholders and the market in general have been adequately protected. THERE IS NO CERTAINTY ABOUT THIS PROCESS OR ITS DATES.

Sempra believes in the long-term potential of IEnova and the Mexican market as a whole and thus Sempra considers the current market price of IEnova’s ordinary shares to not reflect its full potential. Sempra also believes the exchange offer provides a financially attractive proposal to holders of IEnova ordinary shares given the current market price of IEnova’s ordinary shares.

We believe that the exchange offer will enhance IEnova’s ability to achieve long-term growth, while further improving the value proposition for IEnova’s customers and the communities it serves.

Sempra intends to bring IEnova and Sempra’s LNG business under a single platform focused on owning, operating and growing its energy infrastructure businesses. It is our belief that this consolidation will help create value-enhancing strength, scale, operating efficiencies and an improved infrastructure growth platform to help strengthen energy infrastructure investments in Mexico and help facilitate the global clean-energy transition.

It is important to note that both IEnova and Sempra LNG would continue managing their respective day-to-day operations, while benefiting from being part of a larger and more robust holding company that historically has had access to lower cost of capital. We have a high regard for IEnova’s management team and believe they will be critical to IEnova’s ongoing success. As such, IEnova’s business would continue to be managed by the existing management team following completion of the exchange offer, with continued attractive career opportunities for employees of IEnova throughout the Sempra family of companies.

Sempra is contemplating different strategies for this combined platform in an effort to fund its growth opportunities and improve overall value by obtaining additional investments at improved multiples, including, subject to, among other things, obtaining any applicable governmental approvals, seeking additional non-controlling third-party equity capital to invest in this combined platform. Sempra believes that such additional funding is expected to enhance the overall value of the combined platform by tapping into new and competitive sources of lower cost, private infrastructure capital while Sempra retains majority ownership and governance control.

Net Proceeds to be Obtained by Sempra

Neither Sempra nor IEnova will obtain any cash proceeds from the exchange offer, as the exchange offer consists of an exchange of shares.

Delisting of Sempra’s Common Shares from the SIC

Upon completion of the exchange offer, and once Sempra’s shares of common stock are registered with the RNV and listed on the Mexican Stock Exchange, Sempra’s common shares will be delisted from the International Quotation System (Internacional de Cotizaciones) (“SIC”) maintained by the Mexican Stock Exchange. Holders of Sempra’s shares of common stock through the SIC will continue to hold such shares upon completion of the exchange offer, without needing to take any further action.

Delisting Trust

After consummation of the exchange offer, so long as it meets the requirements under applicable law and regulations, Sempra intends to submit an application to the CNBV to cancel the registration of the IEnova ordinary shares in the RNV, and to request to delist the IEnova ordinary shares from the Mexican Stock Exchange, in which case IEnova will no longer be a publicly-held company subject to the Mexican Securities Law. For such purposes, IEnova will have to hold an extraordinary shareholders’ meeting, which will require the affirmative vote of no less than 95% of the IEnova ordinary shares to approve such cancellation and delisting.

Sempra may elect, and subject to certain conditions, may be required, to (i) launch a subsequent tender offer in respect of any IEnova ordinary shares that were not acquired in the exchange offer, which will be carried out at an acquisition price in U.S. dollars of at least the greater of: (A) the Trading Price of the IEnova ordinary shares; or (B) the Book Value of the IEnova ordinary shares; and (ii) constitute a delisting trust, as required under the applicable regulations, which shall be maintained for no less than six months, and which shall maintain the funds required to acquire, if any, at the price mentioned in clause (i) above, any IEnova ordinary shares that were not tendered in either the exchange offer or any subsequent tender offer. Sempra may be able to offer a different price in any such additional offer, subject to prior approval from the CNBV, based upon, among other factors, IEnova’s financial condition and prospects at the time and after approval of such price by IEnova’s board of directors, taking into consideration the opinion of its Corporate Practices Committee in accordance with Mexican law. Any such consideration may be different, and could be materially less, than that offered in the exchange offer. In such scenario, the Mexican Securities Law provides that the CNBV may determine the deregistration and delisting of IEnova, if the interests of minority shareholders and the market in general have been adequately protected. THERE IS NO CERTAINTY ABOUT THIS PROCESS OR ITS DATES.

In the event the CNBV approves the cancellation of the IEnova ordinary shares with the RNV and the Mexican Stock Exchange gives its favorable opinion for their delisting from the Mexican Stock Exchange, IEnova, Sempra or any of their respective affiliates, as applicable, may carry out a subsequent delisting tender offer and afterwards create the delisting trust, to which Sempra will contribute and maintain, during a minimum term of six months starting on the date of the cancellation of the registration of the shares representing the capital stock of IEnova before with the RNV, sufficient funds to acquire the rest of the IEnova ordinary shares held by public investors, in accordance with the terms of subsection (c), section I, of Article 108 of the Mexican Securities Law. In the event that any public shareholder of IEnova does not participate and does not tender its IEnova ordinary shares in the exchange offer, in any subsequent tender offer, or does not subsequently deliver its IEnova ordinary shares to the aforementioned delisting trust, such shareholder will become a shareholder of a private company, and its IEnova ordinary shares will lose their liquidity, thus possibly affecting their price in a significant manner. For more information, see “Risk Factors.”

Potential Participants

The exchange offer is targeted to all existing IEnova shareholders, other than Sempra and its affiliates, that are owners of IEnova ordinary shares as of                , 2021, the last date of the Offer Period.

Securities Depository

S.D. Indeval, Institución para el Depósito de Valores, S.A. de C.V.

Prior Agreements to the Exchange Offer

Sempra represents that, as of the date of this prospectus, there are no agreements under which Sempra has, or may have, the obligation or commitment to pay any consideration to any shareholder of IEnova in its capacity as such other than under the terms of this prospectus. There are no other relevant agreements directly related to the execution of the exchange offer which have not been disclosed in this prospectus.

Source of Funds

Other than the amount of cash to be paid in lieu of fractional shares in the exchange offer, the exchange offer does not require the use of funds by Sempra, as the exchange offer consists of an exchange of up to                shares of Sempra common stock in exchange for up to                IEnova ordinary shares, representing                % of the total outstanding IEnova ordinary shares, which represent 100% of the outstanding IEnova ordinary shares that are owned by public investors as of the date of this prospectus.

We estimate that the total amount of cash required for the payment of cash in lieu of fractional shares will be approximately $                . We expect to have sufficient funds to complete the exchange offer from our cash on hand.

Accounting Treatment

The exchange offer will involve the acquisition of the noncontrolling interest of a consolidated subsidiary, and as such, it will be accounted for as an equity transaction with no recognition of gain or loss in accordance with U.S. GAAP.

Equity Participation

Sempra is the indirect controlling shareholder of IEnova. As of January 7, 2021, Sempra beneficially owned 70.2% of the total outstanding shares of IEnova, with the remaining shares held by NCI and traded on the Mexican Stock Exchange under the ticker “IENOVA.”

Consequences of the Exchange Offer

There will be no effect on IEnova’s shareholders’ equity, assuming the exchange offer is consummated, as IEnova’s capital stock will remain the same, but will all be held directly or indirectly by Sempra (instead of the IEnova ordinary shares being held by their current shareholders), except for any IEnova ordinary shares that are not tendered as part of the exchange offer, which shall remain with their current shareholders.

As long as the registration of the IEnova ordinary shares is not cancelled in the RNV and such shares are not delisted from the Mexican Stock Exchange, IEnova will continue to be subject to the provisions of the Mexican Securities Law, the Mexican General Provisions Applicable to Issuers of Securities and other Participants of the Securities Market (Disposiciones de Carácter General Aplicables a las Emisoras de Valores y a otros Participantes del Mercado de Valores), as amended from time to time, and other applicable regulations, including those relating to the periodic disclosure of information, as well as the supervision and surveillance of the CNBV. If and when the above cancellation and delisting is completed, IEnova will no longer be subject to the Mexican Securities Law, and will be regulated from that moment on primarily by the General Law for Commercial Corporations of Mexico (Ley General de Sociedades Mercantiles), as amended or substituted from time to time (the “Mexican Corporate Law”).

As a non-publicly listed entity, IEnova would not be required by applicable Mexican law to grant the same minority rights as those currently afforded as a sociedad anónima bursátil, which could limit the remaining minority shareholders’ ability to influence the result of any issues subject to approval at the general shareholders’

meetings of IEnova, including the appointment of the members of the board of directors, the acquisition or transfer of relevant assets, the issuance of shares and other securities, and payment of dividends consisting in shares representing the capital stock of IEnova, among others. Under Mexican law, minority shareholders of non-publicly traded companies have limited minority rights.

Cancellation of Registry of IEnova Ordinary Shares from the RNV and Delisting from the Mexican Stock Exchange

After consummation of the exchange offer, so long as it meets the requirements under applicable law and regulations, Sempra intends to submit an application to the CNBV to cancel the registration of the IEnova ordinary shares in the RNV, and to request to delist the IEnova ordinary shares from the Mexican Stock Exchange, in which case, IEnova will no longer be a publicly-held company subject to the Mexican Securities Law. For such purposes, IEnova will have to hold an extraordinary shareholders’ meeting, which will require the affirmative vote of no less than 95% of the IEnova ordinary shares to approve such cancellation and delisting.

Sempra may elect, and subject to certain conditions, may be required, to (i) launch a subsequent tender offer in respect of any IEnova ordinary shares that were not acquired in the exchange offer, which will be carried out at an acquisition price in U.S. dollars of at least the greater of: (A) the Trading Price of the IEnova ordinary shares; or (B) the Book Value of the IEnova ordinary shares; and (ii) constitute a delisting trust, as required under the applicable regulations, which shall be maintained for no less than six months, and which shall maintain the funds required to acquire, if any, at the price mentioned in clause (i) above, any IEnova ordinary shares that were not tendered in either the exchange offer or any subsequent tender offer. Sempra may be able to offer a different price in any such additional offer, subject to prior approval from the CNBV, based upon, among other factors, IEnova’s financial condition and prospects at the time and after approval of such price by IEnova’s board of directors, taking into consideration the opinion of its Corporate Practices Committee in accordance with Mexican law. Any such consideration may be different, and could be materially less, than that offered in the exchange offer. In such scenario, the Mexican Securities Law provides that the CNBV may determine the deregistration and delisting of IEnova, if the interests of minority shareholders and the market in general have been adequately protected. THERE IS NO CERTAINTY ABOUT THIS PROCESS OR ITS DATES.

The Exchange Agent and the Information Agent

Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer will act as exchange agent in connection with the exchange offer. No fee will be charged to the IEnova shareholders for the exchange agent’s services. We will indemnify the exchange agent against certain liabilities in connection with its engagement, including certain liabilities under the U.S. federal securities laws.

Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer will act as the information agent for the exchange offer. The information agent may contact holders of IEnova ordinary shares by mail, telephone, facsimile, email, in person or by other similar means and may request brokers, dealers, banks, trust companies, custodians and other securities intermediaries to forward materials relating to the exchange offer to beneficial owners. We will pay the information agent reasonable and customary compensation for its services as information agent and will indemnify the information agent against certain liabilities in connection with its engagement, including certain liabilities under the U.S. federal securities laws.

Regulatory Approvals

The required regulatory approvals for the exchange offer include approvals of various domestic and foreign regulatory authorities, as described below. All material applications for such approvals have been filed.

Mexican Regulatory Approvals. The transaction requires approvals from the CNBV to effect the exchange offer and make a public announcement of the exchange offer; authorization from each of the CNBV and the

Mexican Stock Exchange of the registration of the Sempra common stock with the RNV and the listing of Sempra’s common stock on the Mexican Stock Exchange, respectively; and the absence of any order suspending the exchange offer issued by the CNBV.

U.S. Regulatory Approvals. The transaction requires that the registration statement of which this prospectus forms a part shall have been declared effective by the SEC; the absence of any stop order issued by the SEC suspending the effectiveness of such registration statement; the absence of any proceeding for that purpose initiated or threatened by the SEC; and approval by the NYSE of the supplemental listing of the Sempra common stock to be issued in the exchange offer.

Material Tax Consequences

Material U.S. Federal Income Tax Consequences

This summary describes the U.S. federal income tax consequences to a taxpayer relevant to the exchange of IEnova ordinary shares for Sempra common stock and the ownership of Sempra common stock received pursuant to the exchange offer. It applies to a taxpayer that holds Sempra common stock as capital assets for tax purposes. This section does not apply to taxpayers that are subject to special rules, including (but not limited to) taxpayers that are:

•	Dealers in securities

•	Traders in securities that elect to use a mark-to-market method of accounting for securities holdings

•	Tax-exempt organizations

•	Insurance companies

•	Banks and other financial institutions

•	U.S. expatriates

•	Persons liable for alternative minimum tax

•	Persons that actually, indirectly or constructively own 10% or more of the voting stock of IEnova

•	Persons that will, after the exchange, own (or be deemed to own for U.S. federal income tax purposes) 5% or more of the stock of Sempra

•

Persons that hold Sempra common stock as part of a straddle, hedging transaction, conversion transaction, constructive sale, appreciated financial position or other risk reduction strategy or arrangement involving more than one position

•	Persons that purchase or sell Sempra common stock as part of a wash sale

•	Regulated investment companies

•	Real estate investment trusts

•	Partnerships (or any entity treated as a partnership for U.S. federal income tax purposes) and other pass-through entities

•	Qualified retirement plans, individual retirement accounts or other tax-deferred accounts

•

U.S. Holders (as defined below) who acquired IEnova ordinary shares (or after completion of the exchange offer, Sempra common stock) in connection with the exercise of employee stock options or otherwise as compensation for services

•	U.S. Holders whose functional currency is not the U.S. dollar

This section is based on the IRC, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis and possibly in a manner that is materially adverse to a U.S. Holder.

If a partnership exchanges IEnova ordinary shares for Sempra common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership should consult its tax advisor with regard to the U.S. federal income tax treatment of exchanging IEnova ordinary shares for Sempra common stock.

The discussion is a general summary only; it is not a substitute for tax advice. This summary does not purport to be a comprehensive description of all tax considerations that may be relevant to particular holders in light of their particular circumstances and does not address U.S. federal estate and gift tax, U.S. state and local, or non-U.S. tax considerations. Except as discussed below, this summary does not discuss reporting requirements. Each prospective holder should seek advice from an independent tax advisor about the tax consequences under its own particular circumstances of the exchange of IEnova ordinary shares for Sempra common stock and the ownership of Sempra common stock under the laws of Mexico, as well as the United States and its constituent jurisdictions and any other jurisdiction where the prospective holder may be subject to taxation.

U.S. Holders should note that the discussions below under “Material Mexican Tax Consequences” are also relevant.

Material U.S. Federal Income Tax Consequences to U.S. Holders

For the purposes of this summary, a “U.S. Holder” is a beneficial owner of IEnova ordinary shares exchanged for Sempra common stock that is for U.S. federal income tax purposes (i) a citizen or an individual resident of the United States, (ii) a corporation (or other business entity treated as a corporation) that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income taxation without regard to its source, or (iv) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A U.S. Holder that exchanges IEnova ordinary shares for Sempra common stock pursuant to the exchange offer will generally recognize gain or loss equal to the difference between (a) the sum of the fair market value of the Sempra common stock received and (b) the holder’s aggregate adjusted tax basis of the IEnova ordinary shares exchanged therefor in a fully taxable transaction. Subject to the rules for a passive foreign investment company (“PFIC”) described below, any gain or loss recognized by a U.S. Holder who does not have a tax home (as defined in Section 911(d)(3) of the Code) in a foreign country will generally be treated as U.S. source gain or loss. The recognized gain or loss will constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the IEnova ordinary shares exchanged is greater than one year as of the date of the exchange offer. The Sempra common stock received by a U.S. Holder pursuant to the exchange offer will have a tax basis equal to the fair market value of the Sempra common stock on the exchange offer date and a new holding period beginning on the day following the exchange offer date.

A U.S. Holder that receives a cash payment instead of a fractional share of Sempra common stock will recognize capital gain or loss to the extent such cash payment is treated as made in exchange for the fractional share. Such gain or loss will be equal to the difference between (i) the cash amount received and (ii) the amount of the holder’s adjusted tax basis in the IEnova ordinary shares allocable to the fractional share and will be long-term capital gain or loss if, on the date of the completion of the exchange offer, such IEnova ordinary shares were held for more than one year. Net capital losses may be subject to limits on deductibility. Any gain or loss generally will be treated as arising from U.S. sources.

Determination of PFIC Status

A corporation will generally be a PFIC for any taxable year in which, after taking into account the income and assets of any subsidiaries which are at least 25% owned, either (i) at least 75% of its gross income consists of certain types of passive income (such as dividends, interest, rents, royalties and the excess of gains over losses from the disposition of assets which produce passive income) or (ii) at least 50% of the average quarterly value of its assets consists of assets that produce, or are held to produce, passive income. For this purpose, passive income generally includes, among other things, dividends, interest, rents, royalties and gains from the disposition of investment assets, subject to various exceptions.

Although IEnova is not currently and has not previously been a PFIC, if IEnova is or ever was treated as a PFIC during a U.S. Holder’s holding period, the U.S. Holder would generally be required (i) to pay a special U.S. addition to tax on any gain resulting from the exchange (plus an interest charge) and (ii) to pay tax on any gain resulting from the exchange at ordinary income (rather than capital gains) rates, unless the U.S. Holder had made a “mark-to-market” election or “qualified electing fund” election with respect to its IEnova ordinary shares. U.S. Holders of IEnova ordinary shares should consult their tax advisors regarding the potential application of the PFIC regime to the exchange offer and any elections that may be available to them.

Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders, such distributions, including the amount of any taxes withheld, generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Sempra common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of such U.S. Holder’s Sempra common stock and will be treated as described under “—Sale, Exchange or Other Taxable Disposition of Sempra Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Dividends on the Sempra common stock received by a U.S. Holder generally will be treated as U.S. source income for U.S. foreign tax credit purposes.

Sale, Exchange or Other Taxable Disposition of Sempra Common Stock

A U.S. Holder will generally recognize capital gain or loss on any sale, exchange, redemption, or other taxable disposition of its Sempra common stock in an amount equal to the difference between the amount realized for the Sempra common stock and such U.S. Holder’s tax basis in the Sempra common stock, each determined in U.S. dollars. Any such capital gain or loss will be long-term if the U.S. Holder’s holding period in the Sempra common stock exceeds one year. Long-term capital gains of non-corporate taxpayers are generally eligible for reduced rates of taxation. Any gain or loss generally will be treated as U.S. source gain or loss. The deductibility of capital losses is subject to limitations under the Code.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of the Sempra common stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Material U.S. Federal Income Tax Consequences to Non-U.S. Holders

The following is a general discussion of the material U.S. federal income tax consequences of the ownership and disposition of Sempra common stock by a beneficial owner that is a “non-U.S. holder.” A “non-U.S. holder” is a person or entity that, for U.S. federal income tax purposes, is (1) a non-resident alien individual (other than certain former citizens of the United States subject to tax as expatriates), (2) a foreign corporation or (3) a foreign estate or trust.

This discussion does not address all aspects of U.S. federal income that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective holders should consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of Sempra common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

If we pay distributions of cash or property on the Sempra common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will first constitute a return of capital and be applied against and reduce a non-U.S. Holder’s adjusted tax basis in its Sempra common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Gain on Disposition of Sempra common stock.”

Except as described below with respect to effectively connected dividends and subject to the discussions below of backup withholding and Sections 1471 to 1474 of the Code (such Sections and related Treasury Regulations commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”), dividends paid to a non-U.S. holder of Sempra common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. For non-U.S. holders who are eligible for benefits under the Convention between Mexico and the United States for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (the “Treaty”), dividends paid by Sempra will be subject to U.S. withholding tax at the reduced rate of 10%, unless the non-U.S. Holder owns at least 10% of the voting stock of Sempra, in which case the withholding tax is reduced further to a 5% rate. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide an IRS Form W-8BEN or W-8BEN-E certifying its entitlement to benefits under a treaty. In addition, where dividends are paid to a non-U.S. holder that is a partnership or other pass-through entity, persons holding an interest in the entity may need to provide the certification. Non-U.S. holders entitled to a lower treaty rate may file a claim for refund with the IRS for the amount of tax withheld in excess of their treaty rate.

The withholding tax does not apply to dividends paid to a non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. resident. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on an earnings amount that is net of the regular tax.

Gain on Disposition of Sempra Common Stock

Subject to the discussions below regarding FATCA and backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of Sempra common stock unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, the non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable),

•

in the case of certain non-U.S. holders who are non-resident alien individuals, do not qualify as residents of an applicable foreign jurisdiction for purposes of an applicable income tax treaty, and hold the Sempra common stock as a capital asset, the individuals are present in the United States for 183 or more days in the taxable year of the disposition,

•

Sempra common stock constitutes a U.S. real property interest by reason of being or having been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter. Gain described in the first bullet point above generally will be subject to U.S. federal income tax in the same manner as if the non-U.S. holder were a U.S. person and be taxed on the net gain derived from the sale or other taxable disposition under regular graduated U.S. federal income tax rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there is no assurance that we currently are not a USRPHC or that will not become a USRPHC in the future. Even if we are or were to become a USRPHC, the Sempra common stock will not be treated as a U.S. real property interest if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually or constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition of, or the non-U.S. Holder’s holding period for, the Sempra common stock.

Information Reporting Requirements and Backup Withholding

Payments of dividends on the Sempra common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person and the non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on the Sempra common stock paid to the non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of Sempra common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person, or the holder otherwise establishes an exemption. Proceeds of a disposition of Sempra common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides or is established or organized.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

FATCA generally imposes a 30% withholding tax on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities, including dividends on the Sempra common stock paid to a “foreign financial institution” (as defined by the Code to include, in addition to banks and traditional financial institutions, entities such as investment funds and certain holding companies) or a “non-financial foreign entity” (as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, reporting and withholding obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which shares of Sempra common stock are held will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on the Sempra common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the Sempra common stock.

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A DESCRIPTION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER AND DOES

NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER. THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. IN ADDITION IT DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OF THE EXCHANGE OFFER. ACCORDINGLY, IENOVA SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL, MEXICAN AND OTHER NON-U.S. TAX CONSEQUENCES OF THE EXCHANGE OFFER TO HIM OR HER.

Material Mexican Tax Consequences

The discussion set out below summarizes certain material Mexican income tax considerations for the exchange offer with respect to the exchange of IEnova ordinary shares and the receipt, ownership and disposition of Sempra shares of common stock, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to participate in the exchange offer, and does not purport to be an analysis of all potential scenarios that may be relevant to make a decision with respect to the exchange offer. Any potential investors should consult with their own Mexican tax advisors regarding their particular tax regime under the laws applicable to them, and with respect to the tax consequences they could have as a result of participating in the exchange offer under the applicable tax laws of Mexico or of any other jurisdiction. This summary is based on the current tax laws and regulations applicable in Mexico as of the date hereof, which are subject to amendments and, therefore, there is no assurance that future tax regulations, resolutions of administrative authorities or jurisdictional decisions will not change the summarized analysis contained herein below.

Mexico has entered into several income tax treaties with different jurisdictions and it is currently negotiating several other income tax treaties with other jurisdictions. This may ultimately affect the discussions set forth below on the exchange offer with respect to the exchange of IEnova ordinary shares and the receipt, ownership and disposition of Sempra shares of common stock. Each potential investor should consult with its Mexican tax advisors regarding the effect that a particular treaty may have on the discussion set out below.

Although Mexican tax exempt pension funds (sociedades de inversión especializadas en fondos para el retiro or SIEFORES per its acronym in Spanish) are generally not income taxpayers, our analysis does not include such investors and thus, any Mexican tax exempt pension fund should consult with its own tax advisors on the tax consequences that the exchange offer with respect to the exchange of IEnova ordinary shares and the receipt, ownership and disposition of Sempra shares of common stock may have.

The tax consequences applicable to potential investors that consider whether to participate in the exchange offer may vary, among others, due to their tax residence. As per Mexican tax law, the concept of residence is highly technical; additionally, resident status may be acquired through many circumstances. Therefore, any determination as to the residence of a legal entity or individual shall be made based on such person’s particular situation.

In general, an individual or legal entity that does not satisfy the requirements to be considered a Mexican-tax resident, as described below, shall be considered a foreign tax resident.

A legal entity is deemed to be a Mexican-tax resident if its effective management or primary administration are located in Mexico.

An individual shall be deemed a Mexican-tax resident if he or she has established his or her home in Mexico or, if maintaining a home in Mexico and abroad, his or her center of vital interest is located in Mexico, which is considered to occur if (i) more than 50% of the total income of such individual in the calendar year are sourced from Mexico, or (ii) when the primary center of professional activities of such natural person is located in Mexico.

Mexican nationals that are government officers and employees are deemed resident in Mexico, even if their center of vital interest is located outside of Mexico. Unless there is evidence to the contrary, Mexican individuals shall be considered as Mexican-tax residents.

If an individual or legal entity that is a non-Mexican-tax resident has a permanent establishment in Mexico for tax purposes, all income attributable to such permanent establishment shall be subject to income tax in Mexico.

Consequences of the Exchange Offer in Connection with IEnova Ordinary Shares

The transfer of IEnova ordinary shares in connection with the exchange offer will be treated as a disposition for Mexican tax purposes for each of the holders that participate, which may be required to recognize gain or loss on such disposition. Under the Income Tax Law of Mexico (Ley del Impuesto Sobre la Renta), as amended or substituted from time to time (the “Mexican Income Tax Law”), the Mexican income tax consequences would vary depending on the particular characteristics of each holder, which is considered to dispose its IEnova ordinary shares. The following is a summary of the applicable tax considerations to the holders of the IEnova ordinary shares participating in the exchange offer, provided the analysis does not consider any particular fact patterns that are not expressly stated below (including, among others, holders who acquired IEnova ordinary shares outside of any of the recognized stock exchanges under Article 16-C, subsection I and II of the Mexican Federal Fiscal Code, holders who own 10% or more of IEnova or persons or groups of persons that maintain control of IEnova within the meaning of Article 2 of the Mexican Securities Law).

i)	Tax consequences to Mexican-tax resident legal entities:

A holder of IEnova ordinary shares that is treated as a Mexican-tax resident legal entity will be obligated to determine any realized gain or loss and recognize as taxable income any gain triggered from the transfer. Any income obtained by Mexican-tax resident legal entities from a transfer in the exchange offer will be subject to a 30% corporate income tax applied on any gain derived by the holder.

ii)	Tax consequences to Mexican-tax resident individuals:

A holder of IEnova ordinary shares that is treated as a Mexican-tax resident individual will be obligated to recognize any gain or loss triggered with the exchange offer. Generally, to the extent the sale takes place through a concessioned stock exchange under terms of the Mexican Securities Law, the holder will be subject to a 10% income tax rate on any gain triggered. Any gain or loss will be determined pursuant to the mechanics contemplated in Article 129 of the Mexican Income Tax Law.

If the abovementioned conditions are not met, Mexican-tax resident individuals that transfer their IEnova ordinary shares outside of a securities exchange will recognize any gain or loss triggered in the transaction as per the rules set forth in Chapter IV of Title IV of the Mexican Income Tax Law and, if applicable, any gain will be subject to income tax at the applicable progressive tax rate based on the amount of income received during the year, which may be up to 35%. Such holders may be required to make an estimated income tax payment (pago provisional) at a 20% rate on the total amount of the transaction, which must be paid directly by the transferor, unless the acquirer is a Mexican resident, in which case the latter will make the corresponding withholding. The transferor will be able to credit such estimated payment against her or his final income tax liability. Notwithstanding the above, Mexican-tax resident individuals may elect to make a lesser estimated payment, if they so inform in writing to the acquirer, so long as they obtain an opinion by a registered public accountant in connection with the transaction that complies with the requirements contemplated in the regulations to the Mexican Income Tax Law.

iii)	Tax consequences to non-Mexican holders:

A holder of IEnova ordinary shares that is treated as a non-Mexican-tax resident will be obligated to recognize any gain or loss triggered with the exchange offer. Generally, to the extent the sale takes place through a licensed stock exchange in terms of the Mexican Securities Law, the holder will be subject to a 10% final capital gains tax on any gain triggered. To the extent the non-resident holder is a resident in a jurisdiction that has an income tax treaty with Mexico and is able to furnish an affidavit under oath to the financial intermediary claiming such circumstance and providing a taxpayer ID number, the holder generally will be exempted from the Mexican capital gains tax.

If the abovementioned conditions are not met by the holder that transfers its IEnova ordinary shares outside of a licensed stock exchange, it will be subject to a 25% capital gains tax on gross proceeds or 35% tax on net gain (subject to certain requirements). Treaties to avoid double taxation entered into by Mexico could except or reduce the applicable income tax rate in Mexico on gains obtained by the non-Mexican-tax residents that benefit from the protections of such treaties.

Consequences of the Exchange Offer in Connection with Sempra Shares of Common Stock

The following are the main Mexican tax considerations applicable to the holders of the Sempra shares of common stock in connection with the receipt, ownership and disposition of such securities; however, the analysis is not comprehensive of particular situations which are not expressly stated below. To the extent Sempra remains a non-Mexican-tax resident, the tax regime described below would only be applicable to holders subject to tax in Mexico on account of being considered Mexican-tax residents. The analysis does not include specific fact patterns that are not expressly stated below (including, among others, holders that own 10% or more in Sempra, holders that are considered to maintain a permanent establishment in Mexico to which the Sempra shares of common stock are attributable to or, holders that are deemed to control Sempra in terms of Article 176 of the Mexican Income Tax Law).

i)	Tax consequences to Mexican-tax resident legal entities:

Dividends distributed by Sempra to holders of its common shares that are Mexican-tax resident legal entities are deemed taxable income for such holders, and will be subject to income tax at the general rate of 30% applicable to such legal entities. Such dividends may also be subject to income tax in the jurisdiction of tax residence of Sempra.

Mexican-tax resident legal entities that transfer their Sempra common shares will be obligated to determine any gain or loss from such transfer and, if applicable, consider such gain as taxable income. The gain or loss is calculated by deducting from the consideration or income obtained per share the average cost per share deducted from any paid reimbursements, updating such amounts pursuant to Article 22 of the Mexican Income Tax Law. Such gains may also be subject to income tax in the jurisdiction of tax residence of Sempra.

Subject to certain limitations, and to the extent several requirements are met under the Mexican Income Tax Law, any foreign taxes that are considered an “income tax” under Mexican tax principles and are paid or withheld in connection with dividends distributed by Sempra on shares of common stock, or from the transfer of Sempra shares of common stock, may be credited by such Mexican-tax residents against their Mexican income tax liability, so long as, among other requirements, they consider as part of their taxable income any amount of tax paid or withheld outside of Mexico that is intended to be credited.

ii)	Tax consequences to Mexican-tax resident individuals:

Holders of Sempra’s common stock that are Mexican-tax resident individuals that receive dividends from Sempra will be obligated to consider such dividends as taxable income in the year they receive them. Such holders will pay income tax on dividends received at the applicable progressive tax rate based on the amount of income received during the tax year, which may be up to 35%. Additionally, individuals that receive dividends from Sempra must pay an additional income tax of 10% on the amount of the dividend effectively received (i.e., without including the amount of tax withheld outside of Mexico, if any).

Mexican-tax resident individuals that transfer their Sempra common shares must pay income tax for income obtained from such transfer. Any gain obtained from such transfer will be deemed taxable income. The gain or loss is calculated by deducting from the consideration or income received per share, the average cost per share deducted from paid reimbursements, updating such amounts as provided under Article 22 of the Mexican Income Tax Law.

Subject to certain limitations, and to the extent several requirements are met under the Mexican Income Tax Law, any foreign taxes that are considered an “income tax” under Mexican tax principles and are paid or withheld by the foreign-tax resident in connection with dividend distributions by Sempra on shares of common stock, or from the transfer of Sempra shares of common stock, may be creditable by such Mexican-tax residents against their Mexican income tax liability, so long as, among other requirements, they consider as part of their taxable income any amount of tax paid or withheld outside of Mexico that is intended to be credited.

INFORMATION ABOUT SEMPRA

Sempra is a California-based energy-services holding company whose businesses invest in, develop and operate energy infrastructure, and provide electric and gas services to their customers in North America. Additional information about Sempra is included in documents incorporated by reference in this prospectus. See “Additional Information for Shareholders” in this prospectus.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is +1 (619) 696-2000.

INFORMATION ABOUT IENOVA

The information in this section relating to IEnova is derived from IEnova’s filings with the CNBV.

Overview

IEnova develops, builds and operates essential energy infrastructure across several business lines, with a portfolio that includes a critical portion of the Mexican energy infrastructure value chain.

IEnova’s business consists of three business segments:

•

Gas Segment. The gas segment includes IEnova’s natural gas and ethane transportation systems and associated or stand-alone compression assets, its natural gas marketing business and its natural gas distribution business.

•	Power Segment. The power segment includes wind and solar power generation facilities and a gas-fired combined-cycle power plant.

•	Storage Segment. The storage segment includes refined products storage, IEnova’s LPG storage and pipeline systems, and its existing LNG storage and regasification business.

IEnova’s assets generate revenues primarily under firm, long-term, take-or-pay, U.S. dollar-denominated contracts.

Gas Segment

Pipelines Business

IEnova’s pipelines business develops, builds and operates systems for the receipt, transportation, compression and delivery of natural gas and ethane. As of June 30, 2020, these systems (including assets operated through its JVs) feature more than 2,900 kilometers (“km”) of natural gas pipelines with an aggregate design capacity of over 16,500 million cubic feet per day (“MMcfd”), and 16 natural gas compression stations (two of which are under construction), with more than 650,000 horsepower in the aggregate. IEnova also has more than 200 km of ethane pipeline, with a transportation capacity of more than 50 MMcfd in the first segment (as ethane gas), more than 150 MMcfd in the second segment (as ethane gas), and more than 100,000 barrels per day (“Bbld”) in the third segment (as liquid ethane).

IEnova’s pipeline assets as of June 30, 2020 include the Gasoducto Rosarito pipeline system, the Transportadora de Gas Natural de Baja California pipeline, the Aguaprieta pipeline, the Naco compression station, the Sonora pipeline, the Ojinaga–El Encino pipeline, the San Isidro–Samalayuca pipeline, the Empalme lateral pipeline, the San Fernando pipeline, the Samalayuca pipeline, the Los Ramones I pipeline, the Gloria a Dios compression station, its ethane pipeline and, through JVs, the Los Ramones Norte and the Sur de Texas–Tuxpan pipelines.

Natural Gas Distribution Business

IEnova owns and operates the Ecogas natural gas distribution utility, which covers three distribution areas: Mexicali (serving the city of Mexicali), Chihuahua (serving the cities of Chihuahua, Delicias, Meoqui, Cuauhtémoc and Anáhuac) and La Laguna–Durango (serving the cities of Torreón, Gómez Palacio, Lerdo and Durango). With pipelines of more than 4,250 km in length as of June 30, 2020, this system serves approximately 136,000 industrial, commercial and residential customers.

Natural Gas Marketing Business

IEnova’s natural gas marketing business, IEnova Marketing, purchases LNG for storage and regasification at the ECA LNG Regasification terminal and sells natural gas to affiliates and third-party customers. This business also purchases natural gas from Sempra affiliates in order to sell it to IEnova customers in Baja California, including the CFE, which purchases such natural gas to power its plants in Rosarito, Baja California, and IEnova’s Termoeléctrica de Mexicali combined-cycle power plant (“TdM”). IEnova Marketing also supplies natural gas purchased from Sempra affiliates to third-party industrial customers in Mexicali, Chihuahua, Torreón and Durango. As of June 30, 2020, IEnova Marketing serves over 160 clients.

Power Segment

Wind Power Generation Business

As of June 30, 2020, IEnova owns three operational wind power generation facilities, with another in development, in the states of Baja California and Nuevo León. These facilities include:

•

Energía Sierra Juárez, S. de R.L. de C.V. (“ESJ”), a JV with Saavi Energía, S. de R.L. de C.V., an affiliate of Actis LLP (“Actis”), in which IEnova has a 50% interest. The initial phase of this project consists of more than 45 wind turbines with a total capacity of more than 150 MW located in Tecate, Baja California. All of the electricity generated from the first phase is purchased by SDG&E under a 20-year PPA denominated in U.S. dollars. In 2017, IEnova executed a 20-year PPA denominated in U.S. dollars with SDG&E in connection with the development of a new wind power generation facility near the first phase of ESJ, with a projected capacity of more than 100 MW. IEnova estimates this facility will require an investment of approximately U.S.$150 million, and expects to start commercial operations in 2021.

•

Ventika, S.A.P.I. de C.V. and Ventika II, S.A.P.I. de C.V. (collectively, “Ventika”) includes two adjacent wind power generation facilities located in Nuevo León, consisting of more than 80 wind turbines with a capacity of more than 250 MW. All of Ventika’s capacity is contracted with private companies through long-term supply contracts denominated in U.S. dollars.

Solar Power Generation Business

As of June 30, 2020, IEnova owns five solar power plants, three of which are in operation: Pima, located in Sonora with a capacity of 110 MW; Tepezalá, located in Aguascalientes with a capacity of 100 MW; and Rumorosa, located in Baja California with a capacity of 41 MW. One plant, Border Solar, located in Chihuahua with a projected capacity of 150 MW, is under construction, and another plant, Don Diego Solar, located in Sonora with a capacity of 125 MW, is in a test period prior to beginning operations.

Natural Gas-Fired Power Generation Business

IEnova owns and operates TdM, a natural gas-fired, combined-cycle power plant located near Mexicali, Baja California with a capacity of more than 600 MW. The power plant receives natural gas supplied by IEnova’s natural gas marketing business, IEnova Marketing, through a connection with IEnova’s Gasoducto Rosarito pipeline system that allows it to receive regasified LNG from the ECA LNG Regasification terminal as well as gas supplied from the United States through the North Baja pipeline system. This facility is combined-cycle plant that employs advanced environmental technologies that meet or exceed the environmental standards of both Mexico and the State of California in the United States. Through a double-circuit dedicated transmission line, the plant is directly connected to the California Independent System Operator power grid at the Imperial Valley substation, and is capable of providing energy to a wide range of customers in California.

Storage Segment

Liquefied Natural Gas Business

The ECA LNG Regasification terminal was the first west coast LNG-receiving facility in the Americas and provides receiving and storage facilities for IEnova’s LNG customers, regasifies their LNG and delivers the resulting natural gas to IEnova’s Gasoducto Rosarito pipeline system with the ability to deliver to Baja California, Mexico and the United States. The ECA LNG Regasification terminal has a storage capacity of approximately 320,000 cubic meters (“m3”) between two tanks, each with a capacity of approximately 160,000 m3. It is designed to operate at a maximum send-out capacity of approximately 1,300 MMcfd, or a nominal capacity of approximately 1,000 MMcfd.

LPG Storage and Associated Systems

IEnova owns and operates the TDF, S. de R. L. de C. V. (“TDF”) pipeline system and the Guadalajara LPG terminal. The TDF pipeline system was the first privately owned LPG pipeline in Mexico and consists of approximately 190 km of 12-inch diameter LPG pipeline with a design capacity of more than 30,000 Bbld and associated storage and dispatch facilities. The TDF system runs from Petroleos Mexicanos’ Burgos facility in the state of Tamaulipas to IEnova’s delivery facility near the city of Monterrey, Nuevo León. IEnova’s Guadalajara LPG terminal is an 80,000 barrels (“Bbl”) LPG storage facility near Guadalajara, Jalisco, with associated loading and dispatch facilities, and serves the LPG needs of Guadalajara, Mexico’s second largest city.

Refined Products Storage Business

IEnova’s refined products storage business develops systems for the receipt, storage and delivery of refined products, principally gasoline, diesel and jet fuel, throughout the states of Baja California, Colima, Puebla, Sinaloa, Veracruz, Valle de México and Jalisco for private clients. As of June 30, 2020, IEnova has four marine and three inland terminals under development and construction, with a projected storage capacity of approximately eight million Bbl, which may be expanded.

MARKET PRICE AND DIVIDEND INFORMATION

Market Price Data

The following table presents the closing prices for Sempra common stock on the NYSE and IEnova ordinary shares on the Mexican Stock Exchange on November 27, 2020 and January 7, 2021, as well as the exchange offer consideration per IEnova ordinary share implied by those Sempra common stock closing prices, based on the Exchange Ratio described herein. November 27, 2020 was the last full Trading Day of the week prior to the public announcement of the exchange offer. January 7, 2021 was the most recent practicable Trading Day for which information was available prior to the date of this prospectus.

	Historical Data			Implied Total Net Consideration (on a per IEnova ordinary share basis)
	Sempra Common Stock	IEnova Ordinary Shares		Sempra Common Stock
	U.S.$	Mexican Pesos	U.S.$(1)	U.S.$(2)
November 27, 2020	$130.46	Ps.72.00	$3.59	$4.08
January 7, 2021	$119.90	Ps.76.76	$3.86	$3.75

(1)

IEnova ordinary shares trade on the Mexican Stock Exchange in Mexican pesos. Sempra common stock trades on the NYSE in U.S. dollars. The November 27, 2020 and January 7, 2021 closing prices in Mexican pesos have been converted to U.S. dollars based on an exchange rate of Ps.20.0777 and Ps.19.9100, respectively, per U.S.$1.00, at the exchange rate reported by the Mexican Central Bank on November 27, 2020 and January 7, 2021, respectively. See “Currency Presentation and Exchange Rates.”

(2)

Reflects the closing price of Sempra common stock on the indicated date, multiplied by 0.0313, the fractional share of Sempra common stock offered per IEnova ordinary share, subject to approval of the Exchange Ratio by Sempra’s board of directors or a duly authorized committee thereof.

On                , 2021, there were approximately                holders of record of IEnova ordinary shares.

The implied total net consideration as of November 27, 2020, the last full Trading Day of the week prior to the public announcement of the exchange offer, reflects an approximately 13.9% premium for holders of IEnova ordinary shares (calculated using the closing price for IEnova ordinary shares as quoted on the Mexican Stock Exchange, the closing price for Sempra common stock as quoted on the NYSE and the Ps./U.S.$ exchange rate published by the Mexican Central Bank, in each case as of that date). We urge you to obtain current market information regarding Sempra common stock and IEnova ordinary shares. We cannot assure you that the market prices for these securities or the U.S. dollar to Mexican peso exchange rate will not be significantly different in the future, including on the closing date of the exchange offer. Any such change could affect the premium for the holders of IEnova ordinary shares.

Historical Market Prices and Dividends

The principal trading market for Sempra common stock is the NYSE. Application has been made to list Sempra’s common stock on the Mexican Stock Exchange, and upon completion of the exchange offer, Sempra’s common stock will start trading on the Mexican Stock Exchange. We expect that you will be able to sell your Sempra Energy common stock on each stock exchange on which our shares are listed, so long as your broker or other securities intermediary has the ability to execute transactions on that exchange. The principal trading market for IEnova ordinary shares is the Mexican Stock Exchange. The following tables set forth with respect to the Sempra common stock and the IEnova ordinary shares, respectively, the high and low intra-day price per share on the NYSE and the Mexican Stock Exchange, as applicable, based on published financial sources, and dividends declared for the periods indicated.

Calendar Period	Sempra Common Stock
	High	Low	Dividend
Fiscal 2018 (ended December 31, 2018)	(U.S.$ per share)
First Quarter	$113.54	$100.63	$0.895
Second Quarter	$119.78	$100.49	$0.895
Third Quarter	$127.22	$110.99	$0.895
Fourth Quarter	$119.11	$104.88	$0.895
Fiscal 2019 (ended December 31, 2019)
First Quarter	$126.86	$106.09	$0.9675
Second Quarter	$140.44	$124.67	$0.9675
Third Quarter	$148.14	$131.32	$0.9675
Fourth Quarter	$154.47	$140.34	$0.9675
Fiscal 2020 (ending December 31, 2020)
First Quarter	$161.87	$88.00	$1.045
Second Quarter	$136.08	$101.18	$1.045
Third Quarter	$135.12	$112.33	$1.045
Fourth Quarter	$137.47	$117.70	$1.045

Calendar Period	IEnova Ordinary Shares
	High		Low			Dividend
	Mexican Pesos	U.S.$(1)	Mexican Pesos	U.S.$(1)	Mexican Pesos	U.S.$(1)(2)
Fiscal 2018 (ended December 31, 2018)
First Quarter	Ps. 99.10	$4.98	Ps. 88.74	$4.36	Ps. 0.00	$0.00
Second Quarter	Ps. 93.91	$4.72	Ps. 77.71	$3.90	Ps. 0.00	$0.00
Third Quarter	Ps. 95.33	$4.79	Ps. 83.31	$4.18	Ps. 2.65	$0.14
Fourth Quarter	Ps. 93.99	$4.72	Ps. 64.61	$3.25	Ps. 0.00	$0.00
Fiscal 2019 (ended December 31, 2019)
First Quarter	Ps. 82.00	$4.12	Ps. 67.00	$3.37	Ps. 0.00	$0.00
Second Quarter	Ps. 85.12	$4.28	Ps. 70.57	$3.54	Ps. 0.00	$0.00
Third Quarter	Ps. 85.88	$4.31	Ps. 67.67	$3.40	Ps. 0.00	$0.00
Fourth Quarter	Ps.89.66	$4.55	Ps. 78.09	$3.92	Ps. 2.72	$0.14
Fiscal 2020 (ending December 31, 2020)
First Quarter	Ps. 93.29	$4.69	Ps. 62.73	$3.15	Ps. 0.00	$0.00
Second Quarter	Ps. 80.04	$4.02	Ps. 54.17	$2.72	Ps. 0.00	$0.00
Third Quarter	Ps. 69.86	$3.51	Ps. 58.66	$2.95	Ps. 0.00	$0.00
Fourth Quarter	Ps. 81.70	$4.10	Ps. 65.50	$3.29	Ps. 0.00	$0.00

(1)

IEnova ordinary shares trade on the Mexican Stock Exchange in Mexican pesos. All amounts in Mexican pesos have been converted to U.S. dollars based on an exchange rate of Ps.19.909 per U.S.$1.00, at the exchange rate reported by the Mexican Central Bank on December 31, 2020. See “Currency Presentation and Exchange Rates.”

(2)

IEnova dividends are reported in U.S. dollars. Dividends of U.S.$210.00 million paid August 21, 2018 were converted to U.S. dollars using that day’s exchange rate of Ps.18.8991 per U.S.$1.00 as reported by the Mexican Central Bank; dividends of U.S.$220.00 million paid November 14, 2019 were converted to U.S. dollars using that day’s exchange rate of Ps.19.4228 per U.S.$1.00 as reported by the Mexican Central Bank.

Post-Offer Dividend Policies

The declaration of dividends by Sempra is and, following the consummation of the exchange offer, will be at the discretion of the Sempra board of directors and will be determined after the consideration of various factors, including, without limitation, the earnings, cash flows, and financial condition, financial and legal requirements, and other relevant factors of Sempra and its subsidiaries at the time.

Following the consummation of the exchange offer, IEnova will be a majority-owned subsidiary of Sempra and may or may not pay dividends as determined by the shareholders of IEnova. See “The Exchange Offer—Material Tax Consequences” for a description of certain withholding tax issues regarding dividends.

IENOVA SHARE OWNERSHIP

The table below provides information regarding the ownership of IEnova’s ordinary shares as of January 7, 2021.

	Shares Owned
Shareholder	Number	%
Semco Holdco, S. de R.L. de C.V.(1)	1,019,038,312	70.2%
Investing Public.	433,242,721	29.8%
Total	1,452,281,033	100.0%

(1)	Semco Holdco, S. de R.L. de C.V. is controlled by Sempra. No person or entity “controls” or has “significant influence” on Sempra, as such terms are defined in the Mexican Securities Law.

LEGAL INFORMATION

Comparison of Shareholder Rights

Sempra is a U.S. corporation incorporated in the State of California with several classes of securities traded on the NYSE and with headquarters located at 488 8th Avenue, San Diego, California 92101.

IEnova is a publicly traded company (sociedad anónima bursátil de capital variable) incorporated under the laws of Mexico, with headquarters located at Paseo de la Reforma 342, Piso 24, Col. Juárez, Ciudad de Mexico, 06600.

Your rights as a holder of Sempra common stock will differ materially from your rights as a holder of IEnova ordinary shares as a result of differences between the corporate laws of California and U.S. federal securities laws, and the Mexican Corporate Law and the Mexican Securities Law.

In addition, assuming successful completion of the exchange offer, Sempra will own substantially all of the IEnova ordinary shares and thus, subject to applicable legal requirements, will be able to take actions that could affect your rights as a holder of IEnova ordinary shares if you do not participate in the exchange offer, including amending IEnova’s bylaws, without the consent of any other holder of IEnova ordinary shares. Sempra is currently examining whether any additional changes to IEnova’s bylaws would be appropriate and there is no assurance that Sempra will not cause IEnova’s bylaws to be amended in a manner that would adversely affect the rights of holders of IEnova ordinary shares that do not participate in the exchange offer described below.

For information on whom to contact to obtain copies of Sempra’s amended and restated articles of incorporation and bylaws, see “Additional Information for Shareholders.” The chart below summarizes material differences between the rights of Sempra’s shareholders and IEnova’s shareholders. Because this is a summary, it does not contain all the information that may be important to you. You should read Sempra’s amended and restated articles of incorporation and bylaws and IEnova’s bylaws for more information.

Summary of Your Rights as a Holder of IEnova Ordinary Shares and Your Rights as a Potential Holder of Sempra Common Stock

	IEnova Shareholder Rights	Sempra Shareholder Rights
Corporate Governance:	For everything not provided in IEnova’s bylaws, the provisions contained in the Mexican Securities Law and the Mexican Corporate Law will govern the rights of the holders of IEnova ordinary shares.	All the affairs of Sempra are governed by its articles of incorporation and bylaws. If either the articles of incorporation or bylaws are silent, the California Corporation Code applies.
Capital Stock:	As of December 31, 2020, IEnova had a share capital of Ps. represented by ordinary, nominative shares, of a single series, with no par value. At its November 30, 2020 shareholders’ meeting, IEnova approved the cancellation of all of the 77,122,780 ordinary shares maintained in its treasury as a result of share repurchases or for other reasons.

Sempra is authorized to issue up to a total number of 800,000,000 shares, of which 750,000,000 shall be shares of common stock with no par value and 50,000,000 shall be shares of preferred stock, which may be issued in different series.

As of September 30, 2020, Sempra had 288,468,279 shares of common stock outstanding and 23,900,000 shares of preferred stock outstanding in the following three series:

	IEnova Shareholder Rights	Sempra Shareholder Rights
• 17,250,000 series A preferred stock; • 5,750,000 series B preferred stock; and • 900,000 series C preferred stock.
Inherent Shareholders Rights

The shareholders of IEnova have, under the Mexican Corporate Law, the following rights:

•  the right to participate in the distribution of profits and capital stock in proportion to the amount of shares owned; and

•  a preemptive right to subscribe a pro rata portion of shares issued in the event of an increase in the share capital.

According to the Mexican Securities Law, IEnova’s shareholders have primarily the following rights:

•  (i) to have at their disposal, in the offices of IEnova, the information and documents related to each of the points contained in the agenda of a shareholders’ meeting of IEnova; (ii) to prevent matters from being discussed at an ordinary shareholders’ meeting under the heading of “sundry matters” or equivalent wordings; (iii) to be represented in shareholders’ meetings by individuals who accredit their capacity through proxy letters drafted by IEnova and made available to them; (iv) shareholders owning shares with voting rights, even limited or restricted, for each 10% stake in IEnova’s capital stock held by them, individually or jointly, shall be entitled to: (a) appoint and revoke a member of the board of directors at an ordinary shareholders’ meeting (such appointment may only be revoked by other shareholders when the appointment of all other directors is revoked, in which case, the individuals substituted may not be so appointed during a period of 12 months immediately following the relevant revocation date); (b) require the chairman of the board of directors or of the Audit Committee (comité de

The shareholders of Sempra have, under the articles of incorporation, the following rights:

•  the right to elect the board of directors by voting their shares; and

•  the right to take action at a duly called annual or special shareholders’ meeting or by unanimous written consent of all shareholders.

The shareholders of Sempra have, under the bylaws, the following rights:

•  the right to nominate directors for election at the annual meeting, provided proper and timely written notice is given and the other relevant conditions and requirements under the bylaws are satisfied;

•  an “eligible shareholder”* has the right to make director nominations through Sempra’s proxy materials, provided proper and timely written notice is given and the other relevant conditions and requirements under the bylaws are satisfied;

•  the common shareholders have the right to raise any business for discussion at the annual meeting, provided proper and timely written notice is given and the other relevant conditions and requirements under the bylaws are satisfied; and

•  one or more shareholders owning not less than one-tenth of the voting power of the company shall be entitled to call a special meeting of shareholders, provided proper and timely written notice is given and the other relevant conditions and requirements under the bylaws are satisfied.

* To qualify as an “eligible shareholder,” a shareholder or a group must: (i) own and have owned, continuously for at least three years as of

	IEnova Shareholder Rights	Sempra Shareholder Rights

auditoria y prácticas societarias) to call an ordinary shareholders’ meeting at any time; (c) request a one-time postponement, for three calendar days and without the need for a new call, of the vote on any matter in respect of which they are not sufficiently informed; and (v) the holders of shares with voting rights, who individually or jointly hold 20% or more of the share capital, may judicially oppose the resolutions of the ordinary shareholders’ meetings in respect of which they have the right to vote.

the date of the shareholder notice, a number of shares that represents at least 3% of the outstanding shares of the company that are entitled to vote in the election of directors as of the date of the shareholder notice; and (ii) thereafter continue to own the same shares through such annual meeting of shareholders. A group of no more than 20 shareholders and/or beneficial owners may aggregate the number of shares of the company that each group member has owned continuously for at least three years as of the date of the shareholder notice.
Board of Directors:

IEnova’s bylaws establish that the board will be comprised of a maximum number of 21 directors, of which at least 25% of the members of the board of directors must be “independent,” as such term is defined in the Mexican Securities Law.

Each shareholder owning at least 10% of the capital stock in IEnova has the right to appoint one director. The appointments are made at an ordinary shareholders’ meeting, for a one-year term and may be re-elected.

Currently, the board of directors of IEnova has 11 directors.

The quorum for board meetings is a majority of the board members.

Board meetings must be held quarterly or as otherwise called by the chairman or 25% of the members of the board of directors.

Sempra’s bylaws establish that the board shall consist of not less than nine nor more than 17 directors, and Sempra’s articles of incorporation establish that each director on the board of directors shall be elected to hold office until the next annual shareholders’ meeting. Any vacancies created may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.

Currently, Sempra’s board of directors has 13 directors.

The quorum for board meetings is a majority of the board members.

Regular meetings of the board shall be held on such dates and at such times and places as may be designated by resolution of the board.

Committees of the Board of Directors:

IEnova has established an Audit Committee and a Corporate Practices Committee to provide oversight.

In accordance with the provisions of the Mexican Securities Law, (i) all of the members of the Audit Committee are independent, and (ii) the majority of the members of the Corporate Practices Committee are independent.

The board may appoint one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may delegate to such committees any or all of the authority of the board except with respect to:

a) The approval of any action which also requires the approval of the shareholders or approval of the outstanding shares;

b) The filling of vacancies on the board or on any committee;

	IEnova Shareholder Rights	Sempra Shareholder Rights

c) The fixing of compensation of the directors for serving on the board or on any committee;

d) The amendment or repeal of bylaws or the adoption of new bylaws;

e) The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;

f) A distribution to the shareholders, except at a rate, in a periodic amount or within a price range set forth in the articles of incorporation or determined by the board; and

g) The appointment of other committees of the board or the members thereof.

Any such committee, or any member thereof, must be appointed by resolution adopted by a majority of the authorized number of directors.

Newly created Directorships:

There is no specific provision in IEnova’s bylaws regarding newly created directorships.

The board of directors is authorized to appoint directors provisionally, without the intervention of the shareholders’ meeting in accordance with the Mexican Securities Law, in the cases provided in the bylaws, and pursuant to article 155 of the Mexican Corporate Law. The ordinary shareholders’ meeting must ratify such appointments or, as the case may be, appoint substitute directors, without any prejudice to the shareholders’ rights to appoint and remove directors at the ordinary shareholders’ meeting.

Sempra’s bylaws establish that the exact number of directors comprising the board may be fixed from time to time, within the limits specified above, by approval of the board or the shareholders.
Removal of Directors:

Any shareholder having the right to appoint a director also has the right to remove or replace that director at any time, but only through a shareholders’ meeting.

The appointment of a director nominated by a shareholder who represents at least 10% of the capital stock may only be revoked when the appointment of all other directors is revoked.

The articles of incorporation state that vacancies created by removal of a director may be filled by a majority of the directors then in office, whether or not less than quorum, or by a sole remaining director.

Sempra’s articles of incorporation and bylaws are generally silent as to removal of directors other than the elimination of cumulative voting pursuant to Article V of the articles of incorporation. Thus, by

	IEnova Shareholder Rights	Sempra Shareholder Rights

default, the California Corporation Code applies with respect to the removal of directors.

California Corporation Code § 303 states that any or all of the directors may be removed without cause if the removal is approved by the outstanding shares, subject to the following:

•  No director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.

•  When by the provisions of the articles the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

California Corporation Code § 302 states that any director may be removed for cause if such director is declared of unsound mind by any order of court or convicted of a felony.

Officers:

IEnova’s bylaws provide that the board of directors shall appoint among its members one chairman, who is entitled to a tie-breaking vote in the board meetings.

The bylaws also provide for the appointment of a secretary of the board of directors, who will also act as secretary at the shareholders’ meetings. Such secretary shall be appointed by the board of directors and may not be a board member.

Sempra’s bylaws provide that the board shall appoint officers of Sempra which (i) shall consist of a Chief Executive Officer, President, Chief Financial Officer and Secretary and (ii) may consist of a Chairman of the board, a Chief Operating Officer, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers with such titles and duties as the board may from time to time elect.

	IEnova Shareholder Rights	Sempra Shareholder Rights

In addition to any such appointments that may be made by the board, the Chairman, if an executive officer, shall also have the authority to appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and other assistant officer positions as the Chairman, if an executive officer, determines to be advisable. Any two or more offices may be held by the same person.

Fiduciary Duties of Directors:

IEnova’s directors are subject to diligence and loyalty fiduciary duties provided under the Mexican Securities Law, consisting, in general terms, of the duty to always act on an informed basis, in the best interest of the company, subject to confidentiality duties and preventing any action whenever they involve any conflict of interest.

Any director whose interests conflict with those of the company in any business transaction, must disclose it to the other directors and refrain from participating in the corresponding deliberation and decision. Any director who violates this provision may be liable for any damages incurred by IEnova.

Sempra’s articles incorporation and bylaws are silent as to fiduciary duties which by default makes the California Corporation Code applicable.

Pursuant to California Corporation Code § 309(a), a director stands in fiduciary relation to the company and must perform his or her duties as a director: (i) in good faith, (ii) in a manner the director believes to be in the best interests of the company and its shareholders and (iii) with such care, including reasonable inquiry, as an ordinarily prudent person would use under similar circumstances.

Liability of Directors and Officers:	Directors are jointly and severally liable for (i) the due payment of contributions made by the shareholders; (ii) compliance with the legal and statutory requirements established with respect to dividends paid to the shareholders; (iii) the existence and maintenance of the accounting, control, registration, filing or information systems required by law; (iv) the exact compliance with the resolutions of the shareholders’ meetings; and (v) any irregularities committed by those who have preceded them if, knowing them, they do not report such irregularities.

Sempra’s articles of incorporation (i) eliminate monetary damages for director liability to the fullest extent permissible under California law, (ii) grant the company the power to provide indemnification of any agent (as defined in California Corporation Code § 317) to the fullest extent permissible under California law subject to the limits on excess indemnification in California Corporation Code § 204 and (iii) grant the company the power to purchase and maintain insurance on behalf of any agent (as defined in California Corporation Code § 317) against any liability asserted against of incurred by the agent in that capacity or arising out of the agent’s status to the fullest extent permissible under California law.

Sempra’s bylaws provide for indemnification of the directors and officers against both third-party and

	IEnova Shareholder Rights	Sempra Shareholder Rights

derivative actions if such director or officer acted in good faith and in a manner such person believed to be in the best interests of the company and its shareholders, which shall be determined by (i) a majority vote of a quorum consisting of directors who are not parties to such proceeding; (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion; (iii) approval by the affirmative vote of a majority of the shares of the company represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of holders of a majority of the outstanding shares which would be entitled to vote at such meeting and, for such purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote; or (iv) the court in which such proceeding is or was pending, upon application made by the company, such director or officer, or the attorney or other person rendering services in connection with the defense, whether or not such application by said director or officer, attorney or other person is opposed by the company.

Expenses incurred by a director or officer of the company in defending any proceeding shall be advanced by the company but must be repaid to the company if it is ultimately determined that such director or officer was not entitled to indemnification.

Voting Rights:	At shareholders’ meetings, each outstanding share shall be entitled to one vote.	At shareholders’ meetings, each outstanding common share shall be entitled to one vote. Sempra’s articles of incorporation provide that no shareholder may cumulate votes in the election of directors.
Meetings of Shareholders:	IEnova’s bylaws provide that a shareholders’ meeting is either ordinary, extraordinary or special. All meetings must be held at the corporate domicile.	Sempra’s bylaws provide that a shareholders meeting is either an annual meeting or a special meeting. All meetings must be held at the principal

	IEnova Shareholder Rights	Sempra Shareholder Rights

Special meetings shall meet to discuss any matters that may affect the rights of a special class of shareholders.

An ordinary shareholders’ meeting must be held at least once a year, within four months following the end of the fiscal year and must address the following matters as provided by the Mexican Corporate Law and the Mexican Securities Law: (i) discuss, approve or modify the report of the board of directors, and the financial statements, and take the steps that they deem necessary with respect thereto; (ii) appoint the board of directors; and (iii) determine the remuneration payable to the board of directors if such remuneration is not determined in the bylaws.

An ordinary shareholders’ meeting will also be required to approve any transaction with a value equal to 20% or more of IEnova’s consolidated assets.

An extraordinary shareholders’ meeting may be held at any time to deal with the matters set forth in articles 182 of the Mexican Corporate Law, 48, 53 and 108 of the Mexican Securities Law, as well as other applicable provisions, and IEnova’s bylaws, including: (i) approve, any clause intended to prevent the acquisition of shares with the purpose of obtaining a control position over IEnova; (ii) approve the maximum amounts for capital increases of the fixed part of the capital stock, and the conditions under which the respective issued shares must be subscribed; and (iii) approve the cancellation of the registry of IEnova’s ordinary shares in the RNV.

office of the company in San Diego, California, or such other place as may be determined by the board (including by electronic transmission, by electronic video screen communication or by any other means permitted by applicable law).

Sempra’s bylaws provide that an annual meeting of the shareholders must take place each year on such date and at such time as designated by the board.

Special meetings of the shareholders for any purpose may be called at any time by (i) the Chairman, the Chief Executive Officer, the President or the board, or (ii) one or more shareholders holding not less than one-tenth of the voting power of the company.

Call to Shareholders’ Meetings:

In accordance with IEnova’s bylaws, the ordinary shareholders’ meeting will meet at least once a year, within four months following the end of the fiscal year, and in all other cases in which it is called by the board of directors.

Likewise, shareholders representing at least 10% of the capital stock may request the chairman of the board of

In accordance with Sempra’s bylaws, an annual meeting of the shareholders must take place each year on such date and at such time as designated by the board.

Special meetings of the shareholders for any purposes may be called at any time (i) by the Chairman, the Chief Executive Officer, the President or the board, or (ii) by one or more shareholders holding

	IEnova Shareholder Rights	Sempra Shareholder Rights
	directors or of the Audit Committee (comité de auditoria y prácticas societarias) to call an ordinary shareholders’ meeting at any time.	not less than one-tenth of the voting power of the company.
Quorum at Shareholder Meetings:

IEnova’s bylaws provide that the quorum required to hold an ordinary shareholders’ meeting upon first call should be at least 50% of the ordinary shares. On the second or subsequent calls, the meeting may be held with any number of ordinary shares represented at such meeting.

To approve any matter at an ordinary shareholders’ meeting, either in first or subsequent calls, the affirmative vote of the majority of the ordinary shares represented at the meeting is required.

In the case of special and extraordinary shareholders’ meetings, upon first call at least 75% of the ordinary shares must be represented to constitute a quorum. At a second or subsequent call, at least 50% of the ordinary shares should be represented.

To approve any matter at a special or extraordinary shareholders’ meeting either in first or subsequent calls, the affirmative vote of 50% of the shares outstanding is required.

Sempra’s bylaws provide that a majority of the shares entitled to vote must be represented in order to constitute a quorum for the transaction of business.
Shareholder Action by Written Consent:	Written resolutions in lieu of a shareholders’ meeting are permitted under Mexican law and IEnova’s bylaws, if adopted unanimously and confirmed in writing to the secretary of the board of directors.	Written resolutions in lieu of a shareholders’ meeting are permitted under the Sempra articles of incorporation, if adopted unanimously.
Advance Notice of Shareholder Proposed Business at Annual Meetings:

Notice of a shareholders’ meeting must be published at least 15 days before the date of the meeting in the public electronic system of the Mexican Ministry of Economy (Secretaría de Economía).

During this period, information related to the agenda for the shareholders’ meeting must be kept in the offices of IEnova and be available for shareholder inspection.

Pursuant to applicable U.S. securities laws, a shareholder may submit a proposal to be voted on at an annual meeting of shareholders and included in the company’s proxy materials for such meeting if (i) the proposal is received at the company’s principal executive offices not less than 120 calendar days before the anniversary of the date the company’s proxy statement was released to shareholders in connection with its previous year’s annual meeting, and (ii) all other relevant conditions and requirements under applicable U.S. securities laws are satisfied.

IEnova Shareholder Rights	Sempra Shareholder Rights

Pursuant to Sempra’s bylaws, to be properly brought before an annual shareholders’ meeting, business must be (i) specified in the notice of the annual meeting (or in any supplement or amendment to such notice), (ii) brought before the annual meeting by or at the direction of the board or by the Chairman, Chief Executive Officer or Lead Director, (iii) other than a shareholder proposal submitted in accordance with U.S. securities laws as described above, properly brought before the annual meeting by a shareholder who is entitled to vote at the meeting and who complies with the notice procedures and other requirements set forth in the bylaws, or (iv) properly brought before the annual meeting by an “eligible shareholder” whose nominee for election to the board submitted pursuant to the bylaws is properly included in the company’s proxy materials for the relevant annual meeting.

To qualify as an “eligible shareholder,” a shareholder or a group must: (i) own and have owned, continuously for at least three years as of the date of the shareholder notice, a number of shares that represents at least 3% of the outstanding shares of the company that are entitled to vote in the election of directors as of the date of the shareholder notice; and (ii) thereafter continue to own the same shares through such annual meeting of shareholders. A group of no more than 20 shareholders and/or beneficial owners may aggregate the number of shares of the company that each group member has owned continuously for at least three years as of the date of the shareholder notice.

To be timely brought, the shareholder’s written notice must be received by the close of business at the principal executive offices of the company not less than 90 nor more than 120 days in advance of the date corresponding to the date of the last annual meeting of shareholders.

IEnova Shareholder Rights	Sempra Shareholder Rights

To be proper, the shareholder’s written notice must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought and the reasons for conducting such business at the annual meeting, (ii) the text of the proposal, (iii) the name and address of the shareholder, (iv) the class and number of shares of the company beneficially owned or held of record by the shareholder or any of its shareholder associated persons and a description of derivative positions and the like held by the shareholder or any of its shareholder associated persons with respect to such shares, (v) a description of all agreements, arrangements or understandings between the shareholder and other shareholders or any other person (naming such person), in each case relating to the business to be brought, (vi) any material interest of the shareholder or any of its shareholder associated persons in such business and (vii) such other information concerning the shareholder, any of its shareholder associated persons and the business to be brought as would be required under the rules of the SEC in a proxy statement soliciting proxies in support of the such business.

In addition, if the shareholder’s written notice relates to the nomination at the annual meeting of any person for election to the board, such notice to be proper must also set forth (i) the name, age, business address and residence address of each person to be so nominated, (ii) the principal occupation or employment of each such person, (iii) the number of shares of the company beneficially owned or held of record by each such person and a description of derivative positions and the like held by such person with respect to such shares, (iv) a description of all agreements, arrangements or understandings between the shareholder and each nominee or any other person

	IEnova Shareholder Rights	Sempra Shareholder Rights
(naming such person), in each case relating to the nomination and (v) such other information concerning each such person as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such person as a director, including a consent signed by each such person to serve as a director of the company if elected, and (vi) if any such nominee or the shareholder nominating the nominee or any of its shareholder associated persons expresses an intention or recommendation that the company enter into a strategic transaction, any material interest in such transaction of each such proposed nominee, shareholder or shareholder associated person.
Delisting:	IEnova may only request the delisting of its shares from the Mexican Stock Exchange with the prior approval of its shareholders at an extraordinary meeting with the affirmative vote of no less than 95% of its shares.	Such matters are not addressed by Sempra’s articles of incorporation or bylaws or the California Corporations Code.
Shareholder Pre-emptive Rights:

In the event of an increase in the paid-in portion of the capital stock through the subscription of treasury shares or an increase in the capital stock through the issuance of new shares, the holders of outstanding shares shall have preference, on a pro rata basis, for the subscription of the new shares corresponding to the corresponding series of shares.

This right shall be exercised by means of payment in cash and in accordance with the rules set forth for such purposes by the respective shareholders’ meeting, and, if applicable, by the board of directors, but, in any case, shareholders must be granted a period of no less than 15 days counted as of the date of publication of the relative resolutions in the electronic system of the Mexican Ministry of Economy (Secretaría de Economía).

This pre-emptive right does not apply in respect of a public offering of newly issued or repurchased IEnova ordinary shares.

Such matters are not addressed by Sempra’s articles of incorporation or bylaws. There is no statutory provision in the California Corporations Code that automatically provides for preemptive rights.

	IEnova Shareholder Rights	Sempra Shareholder Rights
Shareholder Actions:

Other than in respect of actions to enforce the fiduciary duties of members of the board of directors, the Mexican Corporate Law, the Mexican Securities Law and IEnova’s bylaws are silent as to derivative actions.

The company, by resolution of the shareholders at a shareholders’ meeting, may designate a person to take necessary steps to enforce the liability of any director. Those directors who are shareholders will not be able to vote in a meeting that deals with their own potential liability.

If the shareholders in an ordinary shareholders’ meeting resolve not to take action in respect of an alleged breach of fiduciary duty, shareholders representing at least 15% of the capital stock of the company may directly institute proceedings for civil damages against any directors, provided that such action is only to the benefit of the company and such shareholders did not agree to the previous shareholders resolution not to commence action against such directors.

Shareholders with voting rights who individually or jointly hold 20% or more of the capital stock may judicially oppose to resolutions of the shareholders’ meetings in respect to those resolutions over which they have voting rights, on the grounds of violation of the Mexican Corporate Law or the bylaws.

Such matters are not addressed by Sempra’s articles of incorporation or bylaws.

The California Corporations Code provides that a shareholder must allege (i) the shareholder’s efforts to secure from the board such action as plaintiff desires, or the reasons for not making such effort, and (ii) that it has either informed the company or the board in writing of the ultimate facts of each cause of action against each defendant or delivered to the company or the board a true copy of the complaint which the shareholder proposes to file.

Shareholders who do not follow these requirements have no standing to bring a derivative action on behalf of the company.

Stock Purchases:	Pursuant to the Mexican Securities Law and IEnova’s bylaws, IEnova may repurchase its own shares through the Mexican Stock Exchange.	Such matters are not addressed by Sempra’s articles of incorporation or bylaws or the California Corporations Code.
Mandatory Tender Offer:	Pursuant to the Mexican Securities Law, any individual(s) who intends to acquire the ownership of 30% or more of the ordinary shares of a public company, whether through a stock exchange or not, is bound to carry out such acquisition by means of a public tender offer for all series of shares outstanding of the corresponding company. The tender offer shall be made: (i) for the	Such matters are not addressed by Sempra’s articles of incorporation or bylaws or the California Corporations Code.

	IEnova Shareholder Rights	Sempra Shareholder Rights
percentage of the company’s capital stock equivalent to the proportion of ordinary shares that it is intended to acquire in relation to the total of such shares, or by 10% of such capital, whichever is greater, provided that the bidder limits its holding to a percentage that does not imply obtaining control of IEnova; or (ii) by 100% of the capital stock when the bidder intends to obtain control of IEnova.
Anti-Takeover Provisions:

Pursuant to IEnova’s bylaws, any person seeking to acquire 10% or more of IEnova’s outstanding shares will need to obtain prior written approval from IEnova’s board of directors; if any such acquisition is made without such approval, then the voting rights of such shares may be deemed void, and the person that made the unauthorized purchase will be required to sell the shares within a 90 day period and will face penalties.

Furthermore, if IEnova’s board approves a purchase of:

•  more than 20%, but less than 40%, of IEnova’s ordinary shares, then the purchaser will have to make a public cash tender offer to acquire the greater of (i) the percentage of share capital that said acquirer requested to purchase; or (ii) 10% of IEnova’s total shares; provided that, such acquisition does not exceed 50% of IEnova’s ordinary shares, or result in a change of control; or

•  40% of IEnova’s ordinary shares or a percentage that results in a change of control, then the purchaser will have an obligation to undertake a public cash tender offer for a 100% IEnova’s ordinary shares.

The above restrictions will not apply to, among others, any person that has control over IEnova.

The articles of incorporation and bylaws include anti-takeover provisions that:

•  authorize the board of directors, without a vote or other action by the shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may dilute or otherwise adversely affect the voting or other rights and the economic interests of holders of Sempra’s common stock or one or more other series of Sempra’s preferred stock, if any, then outstanding;

•  establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to the board of directors and to propose other business to be brought before a shareholders’ meeting;

•  provide that vacancies in the board of directors, including vacancies created by the removal of any director, may be filled by a majority of the directors then in office or by a sole remaining director;

•  provide that no shareholder may cumulate votes in the election of

IEnova Shareholder Rights	Sempra Shareholder Rights

directors, which means that the holders of a majority of the outstanding shares of Sempra’s common stock can elect all directors standing for election by the company’s common shareholders;

•  require that any action to be taken by our shareholders must be taken either (i) at a duly called annual or special meeting of shareholders, or (ii) by the unanimous written consent of all of our shareholders, unless the board of directors, by resolution adopted by two-thirds of the authorized number of directors, waives the foregoing provision in any particular circumstance; and

•  require action by shareholders holding not less than one-tenth of the voting power of the company’s capital stock in order for shareholders to call a special meeting of shareholders.

Certain Relationships between Sempra and IEnova

Intercompany Loans

Sempra and its affiliates are lenders to IEnova and its affiliates, as borrowers, in connection with various credit facilities under which an aggregate principal amount of approximately U.S.$38.5 million was outstanding as of September 30, 2020.

Guarantees and Letters of Credit

Sempra provides credit support in the form of direct guarantees for certain obligations of IEnova to its affiliates, under which an aggregate principal amount of approximately U.S.$482.8 million could be drawn as of September 30, 2020. Sempra also provides certain guarantees with respect to storage services agreements between Shell Mexico and Gazprom and IEnova’s ECA LNG Regasification facility in Baja California, Mexico, which are uncapped.

Power Purchase and Resource Adequacy Agreement

Sempra is party to an electric power management agreement with IEnova pursuant to which Sempra markets and serves as scheduling coordinator for IEnova’s electric power sales and IEnova reimburses Sempra’s expenses in connection with these services and pays Sempra an annual energy services fee. For the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, IEnova paid Sempra approximately U.S.$4.4 million, U.S.$5.6 million, U.S.$6.8 million and U.S.$5.1 million, respectively, and for the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, Sempra paid IEnova approximately U.S.$125.8 million, U.S.$197.6 million, U.S.$200.0 million and U.S.$128.9 million, respectively, under this agreement.

LNG and Natural Gas Purchase and Sale Agreements

Sempra is party to an LNG purchase and sale agreement with IEnova pursuant to which Sempra has agreed to sell certain amounts of LNG annually to IEnova and to reimburse IEnova for cover terminal and pipeline capacity fixed costs associated with undelivered LNG cargoes. In November 2020, the parties amended the agreement to reduce the payments from Sempra to IEnova in connection with the assignment of pipeline capacity to Phase 1 of the proposed ECA LNG JV liquefaction export project. In addition, Sempra is party to multiple natural gas purchase and sale agreements with IEnova pursuant to which Sempra has agreed to sell natural gas to IEnova to satisfy its obligations under supply agreements with certain large industrial customers in Mexico. For the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, IEnova paid Sempra approximately U.S.$141.5 million, U.S.$321.4 million, U.S.$310.7 million and U.S.$256.8 million, respectively, and Sempra paid IEnova approximately U.S.$77.8 million, U.S.$101.6 million, U.S.$100.3 million and U.S.$100.3 million, respectively, under these agreements.

Tangguh Partners LNG Purchase and Sale Agreement

Sempra is party to a sale and purchase agreement with a consortium of companies that produce LNG through the Tangguh LNG Project in Indonesia (the “Tangguh Partners”) pursuant to which the Tangguh Partners have agreed to sell certain amounts of LNG annually to Sempra. IEnova is party to the agreement with respect to the scheduling of deliveries of LNG cargoes and other matters relating to the use of IEnova’s marine terminal.

Services Agreements

Sempra and its affiliates provide corporate overhead services to IEnova’s corporate segment. For the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, IEnova paid Sempra approximately U.S.$5.6 million, U.S.$10.6 million, U.S.$12.9 million and U.S.$13.1 million, respectively, for these services.

Arrangements Related to ECA Liquefaction

Phase 1 of the proposed ECA LNG JV natural gas liquefaction export project is a JV between Sempra LNG, IEnova and an unaffiliated third party, in which each of Sempra LNG and IEnova each own 41.7% and the unaffiliated third party owns the remaining 16.6%. For purposes of this discussion, we refer to this JV as “ECA Liquefaction.” Phase 1 of the proposed project is in development and contemplates the construction of a single-train liquefaction facility with a nameplate capacity of 3.25 million tonnes per annum (“Mtpa”) and initial offtake capacity of approximately 2.5 Mtpa of LNG and estimated capital expenditures of approximately $2 billion. ECA Liquefaction reached a final investment decision for Phase 1 of the proposed project in November 2020, with first LNG production expected in late 2024. The successful development and ultimate construction of Phase 1 of the proposed project is subject to a number of risks and uncertainties and there is no assurance that this project will be completed. See “Risk Factors” for more information. A variety of arrangements among Sempra’s and IEnova’s affiliates have been established in connection with Phase 1 of the proposed project, including those described below.

•

ECA Liquefaction is party to a natural gas purchase and sale agreement pursuant to which an affiliate of Sempra will, beginning upon commercial operation of Phase 1 of the proposed project and continuing for 20 years thereafter, purchase natural gas and deliver it at the Mexico-U.S. border for transportation to the liquefaction facility in exchange for ECA Liquefaction’s payment of certain fixed fees and commodity costs and a management fee of $5.0 million annually.

•

ECA Liquefaction is party to transportation services agreements with affiliates of IEnova, pursuant to which ECA Liquefaction will, beginning near commercial operation of Phase 1 of the proposed project and continuing through 2043, reserve transportation capacity on certain existing and proposed expansions of IEnova’s Gasoducto Rosarito pipeline system in exchange for ECA Liquefaction’s payment of an average of approximately $59.6 million annually.

•

ECA Liquefaction is party to a storage and other services agreements with an affiliate of IEnova, pursuant to which ECA Liquefaction will, beginning as Phase 1 of the proposed project commences commissioning activities and continuing through 2043 (with extensions permitted), obtain storage capacity at the ECA LNG Regasification terminal in exchange for ECA Liquefaction’s payment of $46.0 million annually until 2028 and increased amounts thereafter.

•

Sempra, IEnova and certain of their respective affiliates have entered into guarantees of ECA Liquefaction’s obligations to various parties, including other affiliates and unaffiliated third parties, in connection with construction and operation of Phase 1 of the proposed project. The aggregate amount of these guarantees that have been made in favor of unaffiliated third parties is approximately $1.7 billion, and the aggregate amount of these guarantees that have been made in favor of affiliates of either Sempra or IEnova is approximately $1.2 billion. In some cases, ECA Liquefaction has paid the guarantors certain fees in exchange for providing these guarantees.

•

ECA Liquefaction is party to various arrangements with the ECA LNG Regasification terminal, including power and other utility supply agreements, lease agreements for the land within the terminal on which the liquefaction facility will be constructed, and agreements to jointly hold certain permits and insurances in connection with construction and operation of the facilities. These arrangements generally continue through 2043 (with extensions permitted).

•

An affiliate of Sempra is party to an agreement with IEnova’s ECA LNG Regasification terminal and another affiliate of IEnova pursuant to which, in connection with the development of Phase 1 of the proposed project, the Sempra affiliate will receive payments of $53.0 million for its efforts to procure new long-term customers for the ECA LNG Regasification terminal and IEnova’s Gasoducto Rosarito pipeline system.

•	ECA Liquefaction is party to various other arrangements with affiliates of Sempra and IEnova for marketing, operations and maintenance, and administration and management services.

Legal and Tax Matters

Certain legal matters with respect to the validity of the Sempra common stock to be issued pursuant to the exchange offer will be passed upon for Sempra by White & Case LLP. White  & Case, S.C., will pass upon certain legal matters relating to the exchange offer.

Experts

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Sempra’s Annual Report and the effectiveness of Sempra’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Oncor Holdings and its subsidiaries, incorporated by reference in this prospectus from Exhibit 99.1 in Sempra’s Annual Report, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which are incorporated by reference herein, and are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION FOR SHAREHOLDERS

Where You Can Find More Information

Sempra files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is www.sec.gov.

Sempra’s common stock is listed on the NYSE under the symbol “SRE,” Sempra’s series A preferred stock is listed on the NYSE under the symbol “SREPRA,” Sempra’s series B preferred stock is listed on the NYSE under the symbol “SREPRB,” Sempra’s series C preferred stock is not listed on any securities exchange or trading facility or included in any automated dealer quotation system, and Sempra’s junior subordinated notes are listed on the NYSE under the symbol “SREA.” Reports, proxy statements and other information concerning Sempra can also be inspected at the offices of the NYSE at 11 Wall Street, New York, New York 10005.

Sempra’s website address is www.sempra.com. This reference to Sempra’s website is not an active hyperlink and the information on, or that can be accessed through, this website is not, and shall not be deemed to be, a part of this prospectus.

Sempra has filed a registration statement on Form S-4 to register with the SEC the shares of Sempra common stock to be issued to IEnova shareholders in the exchange offer. This prospectus is a part of that registration statement.

Incorporation by Reference

As allowed by SEC rules, this prospectus does not contain all the information that shareholders can find in the registration statement or the exhibits to the registration statement.

In addition, the SEC allows Sempra to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC that is also incorporated by reference in this prospectus will automatically update and supersede the prior information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document that is incorporated by reference in this prospectus modifies or replaces that statement.

Sempra incorporates by reference the documents listed below and all documents that it files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date IEnova ordinary shares are accepted for payment in the exchange offer and the offering is terminated. In addition, documents filed by Sempra pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement shall be deemed to be incorporated by reference into this prospectus. Notwithstanding anything herein to the contrary, Sempra is not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including, without limitation, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

•

Sempra’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February  27, 2020 (including the information incorporated by reference therein from Sempra’s Definitive Proxy Statement on Schedule 14A for its 2020 Annual Shareholders Meeting, filed with the SEC on March 19, 2020).

•

Sempra’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June  30, 2020 and September 30, 2020, filed with the SEC on May 4, 2020, August 5, 2020 and November 5, 2020, respectively.

•

Sempra’s Current Reports on Form 8-K with SEC filing dates of January 9, 2020, March  3, 2020, March  31, 2020, April  3, 2020, April  7, 2020, April  14, 2020, April  29, 2020, May  7, 2020, June  15, 2020 (two reports), June 19, 2020, June  25, 2020, September  17, 2020, September  21, 2020, September  24, 2020 and September 28, 2020.

•

The description of Sempra common stock contained in its Registration Statement on Form 8-A, filed with the SEC on June 5, 1998, as updated by Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2019 and any amendment or report filed with the SEC for the purpose of updating such description.

Sempra has supplied all information contained or incorporated by reference in this prospectus relating to Sempra, and IEnova has supplied all information contained in this prospectus relating to IEnova.

You can obtain copies any of any of these documents from us, the SEC or the SEC’s website described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus. You may also obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the information agent at the following address or telephone numbers:

Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer

Attention: Mary Carmen Espinoza Osorio, Francisco Márquez Granillo

Paseo de la Reforma No. 510 Piso 16

Col. Juárez, Del. Cuauhtémoc, C.P. 06600

Mexico City, Mexico

+52 (55) 5621-9662 and/or +52 (55) 5621-0870

If you would like to request documents, please do so by                 , 2021 to receive them in time to be able to tender shares in the exchange offer before the expiration date. If you request any incorporated documents from us, we will mail them to you promptly by first-class mail, or similar means.

You should rely only on the information contained or incorporated by reference in this prospectus in making a decision whether or not to tender your IEnova ordinary shares in the exchange offer. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated                 , 2021. You should not assume that the information contained in the prospectus is accurate as of any date other than that date, and neither the mailing of this prospectus to IEnova’s shareholders nor exchange of Sempra’s common stock for IEnova ordinary shares in the exchange offer will create any implication to the contrary.

The registration of the Sempra’s common shares in the RNV does not imply any certification on the soundness of the securities, the solvency of Sempra or IEnova or the accuracy or veracity of the information contained in this registration statement or in the prospectus filed with the CNBV in Mexico, nor does it confirm any actions executed against the law.

The authorization from the CNBV to conduct the exchange offer is not expected to make any representation as to the suitability or sufficiency of the final Exchange Ratio for the IEnova ordinary shares, is expected to be limited to authorizing the execution of the exchange offer as per the authority granted to the CNBV under applicable law, and shall not be deemed as a recommendation or opinion from such authority as to whether or not to participate in the exchange offer described in this prospectus and in the prospectus filed with the CNBV.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities to any person in any jurisdiction in which an offer or solicitation is unlawful. The exchange offer is not being made to, and tenders will not be accepted from or on behalf of, holders of shares in any jurisdiction in which the making or acceptance of the exchange offer would not be in compliance with the laws of that jurisdiction. However, Sempra may, in its sole discretion, take any action it may deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of IEnova ordinary shares in any jurisdiction. In any jurisdiction where the securities, “blue sky” or other laws require the exchange offer to be made by a licensed broker or dealer, the exchange offer shall be deemed to be made on Sempra’s behalf by one or more registered brokers or dealers licensed under the laws of the relevant jurisdiction.

Neither the delivery of this prospectus nor any exchange in the exchange offer will, under any circumstance, create an implication that the affairs of Sempra or IEnova have not changed since the date as of which information is furnished or since the date of this prospectus.

CURRENCY PRESENTATION AND EXCHANGE RATES

In this prospectus, all references to “U.S. dollars,” “U.S.$,” “$,” or “dollars” are to U.S. currency, and all references to “Mexican pesos” or “Ps.” are to Mexican currency.

The following table sets out, for the periods and dates indicated, certain information concerning the rates of exchange for the Mexican peso expressed in Mexican pesos per U.S. dollar:

Year Ended December 31,	Mexican pesos per U.S. dollar
	Period End	Average	High	Low
2015	17.249	15.881	17.378	14.556
2016	20.619	18.689	21.051	17.177
2017	19.663	18.907	21.908	17.494
2018	19.651	19.237	20.716	17.979
2019	18.864	19.257	20.125	18.772
2020	19.909	21.498	25.119	18.571

Tenders can only be made by a broker, dealer, bank, trust company, custodian or other securities intermediary who holds IEnova ordinary shares in book-entry form. Beneficial owners of IEnova ordinary shares should contact their broker, dealer, bank, trust company, custodian or other securities intermediary through whom they own IEnova ordinary shares for information on how to tender shares in the exchange offer.

Properly completed and manually executed facsimiles or other copies of Acceptance Letters will be accepted. The Acceptance Letter and any other required documents should be delivered only by Indeval participants to the exchange agent at its address set forth below.

The exchange agent for the exchange offer is:

Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer

Attention: Mary Carmen Espinoza Osorio, Francisco Márquez Granillo

Paseo de la Reforma No. 510, Piso 16

Col. Juárez, Del. Cuauhtémoc, C.P. 06600

Mexico City, Mexico

Any questions or requests for assistance or additional copies of this prospectus or any other materials may be directed to the information agent at the telephone numbers and location listed below.

The information agent for the exchange offer is:

Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer

Attention: Mary Carmen Espinoza Osorio, Francisco Márquez Granillo

Paseo de la Reforma No. 510, Piso 16

Col. Juárez, Del. Cuauhtémoc, C.P. 06600

Mexico City, Mexico

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The Sempra bylaws (as amended) provide for mandatory indemnification of directors and officers, subject to the limitations set forth therein. In addition, the Sempra articles of incorporation eliminate the liability of directors for monetary damages to the fullest extent permissible under California law, and provide Sempra with the power to provide for indemnification for liability for monetary damages incurred by directors and officers of Sempra, subject to certain limitations, in excess of the indemnification otherwise expressly permitted by Section 317 of the Corporations Code. In addition, Sempra has indemnification agreements with its directors and certain of its officers that provide for indemnification for monetary damages to the fullest extent permissible under California law. Sempra maintains liability insurance and is also insured against loss for which it may be required or permitted by law to indemnify its directors and officers for their related acts.

The directors and officers of Sempra are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), which might be incurred by them in such capacities and against which they cannot be indemnified by Sempra.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement. Sempra meets the requirements for use of Form S-3 (as set forth in General Instruction B to Form S-4) and is providing the information at the level prescribed by Form S-3, in reliance upon Footnote 1 to the Exhibit Table in Item 601 of Regulation S-K.

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of Sempra Energy effective May 23, 2008 (Exhibit 3.1 of the registrant’s annual report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020, is incorporated herein by reference).

3.2	Certificate of Determination of Preferences of 6% Mandatory Convertible Preferred Stock, Series A, of Sempra Energy (including the form of certificate representing the 6% Mandatory Convertible Preferred Stock, Series A), filed with the Secretary of State of the State of California and effective January 5, 2018 (Exhibit 3.1 of the registrant’s current report on Form 8-K, filed on January 9, 2018, is incorporated herein by reference).

3.3	Certificate of Determination of Preferences of 6.75% Mandatory Convertible Preferred Stock, Series B, of Sempra Energy (including the form of certificate representing the 6.75% Mandatory Convertible Preferred Stock, Series B), filed with the Secretary of State of the State of California and effective July 11, 2018 (Exhibit 3.1 of the registrant’s current report on Form 8-K, filed on July 13, 2018, is incorporated herein by reference).

3.4	Certificate of Determination of Preferences of 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C, of Sempra Energy (including the form of certificate representing the 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C), filed with the Secretary of State of the State of California and effective June 11, 2020 (Exhibit 3.1 of the registrant’s current report on Form 8-K, filed on June 15, 2020, is incorporated herein by reference).

3.5	Bylaws of Sempra Energy, as amended through April 14, 2020 (Exhibit 3.1 of the registrant’s current report on Form 8-K, filed on April 14, 2020, is incorporated herein by reference).

5.1**	Opinion of White & Case LLP as to the validity of the securities being registered.

23.1**	Consent of White & Case LLP (included in Exhibits 5.1 hereto).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3	Consent of Deloitte & Touche LLP, independent auditors.

24.1	Power of Attorney (incorporated by reference to the signature page hereto).

99.1**	Form of Acceptance Letter.

99.2**	Letter to Brokers.

** To be filed by amendment

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one U.S. business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 11th day of January, 2021.

SEMPRA ENERGY

By:	/s/ Peter R. Wall
Name:	Peter R. Wall
Title:	Senior Vice President, Controller and Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each individual who, at the time of acting under this power of attorney, is the Chief Executive Officer, the Principal Financial Officer (however designated), the Principal Accounting Officer (however designated), an Executive Vice President, a Senior Vice President, the Treasurer, the General Counsel or any Deputy General Counsel of Sempra Energy, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments to this registration statement, including post-effective amendments, and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of California and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ J. Walker Martin J. Walker Martin	Chairman, Chief Executive Officer and President (Principal Executive Officer)	January 11, 2021

/s/ Trevor I. Mihalik Trevor I. Mihalik	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 11, 2021

/s/ Peter R. Wall Peter R. Wall	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	January 11, 2021

/s/ Alan L. Boeckmann Alan L. Boeckmann	Director	January 11, 2021

/s/ Kathleen L. Brown Kathleen L. Brown	Director	January 11, 2021

/s/ Andrés Conesa Andrés Conesa	Director	January 11, 2021

/s/ Maria Contreras-Sweet Maria Contreras-Sweet	Director	January 11, 2021

/s/ Pablo A. Ferrero Pablo A. Ferrero	Director	January 11, 2021

/s/ William D. Jones William D. Jones	Director	January 11, 2021

/s/ Bethany J. Mayer Bethany J. Mayer	Director	January 11, 2021

/s/ Michael N. Mears Michael N. Mears	Director	January 11, 2021

/s/ Jack T. Taylor Jack T. Taylor	Director	January 11, 2021

/s/ Cynthia L. Walker Cynthia L. Walker	Director	January 11, 2021

/s/ Cynthia J. Warner Cynthia J. Warner	Director	January 11, 2021

/s/ James C. Yardley James C. Yardley	Director	January 11, 2021